                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




 Date of Report:  November 28, 2000                Commission file number 1-5805




                         THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                                                13-2624428
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)



    270 Park Avenue, New York, NY                                   10017
(Address of principal executive offices)                          (Zip Code)



       (Registrant's telephone number, including area code) (212) 270-6000

Item 5. Other Events

         As previously announced in the Current Report on Form 8-K of The Chase Manhattan Corporation, a Delaware corporation ("Chase"), filed with the Securities and Exchange Commission on September 18, 2000 (the "Prior Form 8-K"), Chase and J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan "), entered into an Agreement and Plan of Merger, dated as of September 12, 2000 (the "Merger Agreement"), whereby J.P. Morgan will merge with and into Chase (the "Merger") with Chase as the surviving entity. A copy of the Merger Agreement is attached as an exhibit to, and described in, the Prior Form 8-K. The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes.

         Certain financial information for J.P. Morgan and pro forma combined financial information for the combined entity giving effect to the Merger is set forth under Item 7 below.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

         (1) Report of Independent Accountants to the Board of Directors and Stockholders of J.P. Morgan dated January 12, 2000.

         (2) The audited consolidated balance sheet of J.P. Morgan and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1999, and the consolidated statement of condition of Morgan Guaranty Trust Company of New York and its subsidiaries as of December 31, 1999 and 1998.

         (3) The unaudited consolidated balance sheet of J.P. Morgan and subsidiaries as of September 30, 2000 and 1999 and the unaudited consolidated statements of income, cash flows and changes in stockholders' equity of J.P. Morgan and subsidiaries for the nine months ended September 30, 2000 and 1999, and the consolidated statement of condition of Morgan Guaranty Trust Company of New York and its subsidiaries as of September 30, 2000 and 1999.


(b) Pro Forma Financial Information

         Chase and J.P. Morgan unaudited pro forma combined statement of income summary, unaudited pro forma combined balance sheet at September 30, 2000, unaudited pro forma combined statements of income for each of the years in the three-year period ended December 31, 1999 and for the nine months ended September 30, 2000 and 1999, and the notes to unaudited pro forma combined financial statements.

      (1) Report of Independent Accountants to the Board of Directors and Stockholders of J.P. Morgan dated January 12, 2000.



REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
To the Board of Directors and Stockholders of J.P. Morgan & Co. Incorporated

We have audited the accompanying consolidated balance sheet of J.P. Morgan & Co. Incorporated ("J.P. Morgan") and its subsidiaries as of December 31, 1999 and 1998, the related consolidated statements of income, of changes in stockholders' equity, and of cash flows for each of the three years in the period ended December 31, 1999, and the consolidated statement of condition of Morgan Guaranty Trust Company of New York and its subsidiaries as of December 31, 1999 and 1998. These financial statements are the responsibility of J.P. Morgan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of J.P. Morgan and its subsidiaries as of December 31, 1999 and 1998, the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, and the financial position of Morgan Guaranty Trust Company of New York and its subsidiaries as of December 31, 1999 and 1998, in conformity with accounting principles generally accepted in the United States.

PriceWaterhouseCoopers LLP
New York, New York
January 12, 2000

         (2) The audited consolidated balance sheet of J.P. Morgan and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1999, and the consolidated statement of condition of Morgan Guaranty Trust Company of New York and its subsidiaries as of December 31, 1999 and 1998.



CONSOLIDATED STATEMENT OF INCOME
------------------------------------------------------------------------------------------------------------------------
J.P. Morgan & Co. Incorporated
========================================================================================================================
In millions, except share data                                                        1999             1998         1997
------------------------------------------------------------------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue ................................................                  $10 970          $12 641      $12 353
Interest expense ................................................                    9 429           11 360       10 481
------------------------------------------------------------------------------------------------------------------------
Net interest revenue ............................................                    1 541            1 281        1 872
Provision for loan losses .......................................                       -               110            -
Reversal of provision for loan losses ...........................                    (175)                -            -
------------------------------------------------------------------------------------------------------------------------
Net interest revenue after loan loss provisions .................                    1 716            1 171        1 872

NONINTEREST REVENUES
Trading revenue .................................................                    3 115            2 362        2 137
Advisory and underwriting fees ..................................                    1 630            1 401        1 123
Investment management fees ......................................                    1 035              881          792
Fees and commissions ............................................                      846              748          647
Investment securities revenue ...................................                      332              205          409
Other revenue (note 12) .........................................                      182              187          240
------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues ......................................                    7 140            5 784        5 348

TOTAL REVENUES, NET .............................................                    8 856            6 955        7 220

OPERATING EXPENSES (note 4)
Employee compensation and benefits ..............................                    3 892            3 233        3 027
Net occupancy ...................................................                      299              437          333
Technology and communications ...................................                      947            1 192        1 025
Other expenses ..................................................                      604              676          681
------------------------------------------------------------------------------------------------------------------------
Total operating expenses ........................................                    5 742            5 538        5 066

Income before income taxes ......................................                    3 114            1 417        2 154
Income taxes ....................................................                    1 059              454          689
------------------------------------------------------------------------------------------------------------------------
Net income ......................................................                    2 055              963        1 465

PER COMMON SHARE
Net income:
   Basic ........................................................                   $11.16            $5.08        $7.71
   Diluted ......................................................                    10.39             4.71         7.17
Dividends declared ..............................................                     3.97             3.84         3.59
------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED BALANCE SHEET
-------------------------------------------------------------------------------
J.P. Morgan & Co. Incorporated

===================================================================================================================================
                                                                                                                        December 31
In millions, except share data                                                                                        1999     1998
-----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks ..........................................................................................  $2 463   $1 203
Interest-earning deposits with banks .............................................................................   2 345    2 371
Debt investment securities available-for-sale ....................................................................  14 286   36 232
Equity investment securities .....................................................................................   1 734    1 169
Trading account assets:
   U.S. and foreign governments ..................................................................................  42 663   44 465
   Corporate debt and equity and other securities ................................................................  31 271   21 307
   Derivatives receivables .......................................................................................  43 658   48 124
------------------------------------------------------------------------------------------------------------------------------------
Total trading account assets ..................................................................................... 117 592  113 896
Securities purchased under agreements to resell ($34 470 at 1999 and $31 056 at 1998) and federal funds sold .....  35 970   31 731
Securities borrowed ..............................................................................................  34 716   30 790
Loans, net of allowance for loan losses of $281 at 1999 and $470 at 1998 .........................................  26 568   25 025
Accrued interest and accounts receivable .........................................................................  10 119    7 689
Premises and equipment, net ......................................................................................   1 997    1 881
Other assets .....................................................................................................  13 108    9 080
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                                       260 898  261 067
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Deposits .........................................................................................................  45 319   55 028
Trading account liabilities:
   U.S. and foreign governments ..................................................................................  19 378   15 999
   Corporate debt and equity and other securities ................................................................  16 063    9 961
   Derivatives payables ..........................................................................................  44 976   44 683
------------------------------------------------------------------------------------------------------------------------------------
Total trading account liabilities ................................................................................  80 417   70 643
Securities sold under agreements to repurchase ($58 950 at 1999 and $62 784 at 1998) and federal funds purchased .  59 693   63 368
Commercial paper .................................................................................................  11 854    6 637
Other liabilities for borrowed money .............................................................................  10 258   12 515
Accounts payable and accrued expenses ............................................................................  10 621    9 859
Long-term debt not qualifying as risk-based capital ..............................................................  19 048   23 037
Other liabilities, including allowance for credit losses of $125 at 1999 and 1998 ................................   5 897    2 999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   243 107  244 086
Liabilities qualifying as risk-based capital:
Long-term debt ...................................................................................................   5 202    4 570
Company-obligated mandatorily redeemable preferred securities of subsidiaries ....................................   1 150    1 150
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities ................................................................................................ 249 459  249 806
Commitments and contingencies (notes 19, 29, 30, and 32)

STOCKHOLDERS' EQUITY
Preferred stock
   Adjustable-rate cumulative preferred stock, $100 par value (issued and outstanding: 2 444 300) ................     244      244
   Variable cumulative preferred stock, $1 000 par value (issued and outstanding: 250 000) .......................     250      250
   Fixed cumulative preferred stock, $500 par value (issued and outstanding: 400 000) ............................     200      200
Common stock, $2.50 par value (authorized shares: 500 000 000; issued: 200 998 455 at 1999 and 200 873 067 at 1998)    502      502
Capital surplus ..................................................................................................   1 249    1 252
Common stock issuable under stock award plans ....................................................................   2 002    1 460
Retained earnings ................................................................................................  10 908    9 614
Accumulated other comprehensive income:
   Net unrealized gains on investment securities, net of taxes ...................................................      44      147
   Foreign currency translation, net of taxes ....................................................................     (18)     (46)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    15 381   13 623
Less: treasury stock (36 200 897 shares at 1999 and 25 866 786 shares at 1998) at cost ...........................   3 942    2 362
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                                          11 439   11 261
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                                         260 898  261 067
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
J.P. Morgan & Co. Incorporated

===================================================================================================================================

                                                                     1999                         1998                         1997
                                              ---------------------------  ---------------------------  ---------------------------
                                              Stockholders' Comprehensive  Stockholders' Comprehensive  Stockholders' Comprehensive
In millions                                          equity        income         equity        income         equity        income
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK
Adjustable-rate cumulative preferred stock,
 Balance, January 1 and December 31 ..............     $244                       $244                         $244
Variable cumulative preferred stock, Balance,
 January 1 and December 31 .......................      250                        250                          250
Fixed cumulative preferred stock, Balance,
 January 1 and December 31 .......................      200                        200                          200
-----------------------------------------------------------------------------------------------------------------------------------
Total preferred stock, December 31                      694                        694                          694
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK
Balance, January 1 and December 31                      502                        502                          502
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL SURPLUS
Balance, January 1 ...............................    1 252                      1 360                        1 446
Shares issued or distributed under dividend
 reinvestment plan, various employee benefit
 plans, and conversion of debentures and
 income tax benefits associated with
 stock options ...................................       (3)                      (108)                         (86)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                  1 249                      1 252                        1 360
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK ISSUABLE UNDER STOCK AWARD PLANS
Balance, January 1                                    1 460                      1 185                          838
Deferred stock awards, net                              542                        275                          347
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                  2 002                      1 460                        1 185
-----------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance, January 1 ...............................    9 614                      9 398                        8 635
Net income .......................................    2 055         $2 055         963         $963           1 465          $1 465
Dividends declared on preferred stock ............      (35)                       (37)                         (35)
Dividends declared on common stock ...............     (689)                      (677)                        (642)
Dividend equivalents on common stock issuable.....      (37)                       (33)                         (25)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                 10 908                      9 614                        9 398
-----------------------------------------------------------------------------------------------------------------------------------
Comprehensive income, subtotal                                       2 055                      963                           1 465
-----------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                       1999                        1998                         1997
                                               -----------------------------  -------------------------- ---------------------------
                                               Stockholders'  Comprehensive  Stockholders' Comprehensive Stockholders' Comprehensive
In millions                                       equity          income         equity         income       equity         income
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income, subtotal from previous
 page                                                                 2 055                          963                      1 465
------------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Net unrealized gains on investment securities:
Balance, net of taxes, January 1                       147                            432                         464
------------------------------------------------------------------------------------------------------------------------------------
Net unrealized holding gains/(losses) arising
 during the period, before taxes (($354) in
 1999, ($169) in 1998, and $137 in 1997, net
 of taxes) ...................................        (597)                          (285)                        217
Reclassification adjustment for net gains
 included in net income, before taxes (($242)
 in 1999, $112 in 1998, and $164 in 1997, net
 of taxes) ...................................         403                           (169)                       (261)
------------------------------------------------------------------------------------------------------------------------------------
Change in net unrealized gains on investment
 securities, before taxes ....................        (194)                          (454)                        (44)
Income tax benefit ...........................          91                            169                          12
------------------------------------------------------------------------------------------------------------------------------------
Change in net unrealized gains on investment
 securities, net of taxes ....................        (103)            (103)         (285)          (285)         (32)          (32)
Balance, net of taxes, December 31 ...........          44                            147                         432
------------------------------------------------------------------------------------------------------------------------------------
Foreign currency translation:
Balance, net of taxes, January 1                       (46)                           (22)                        (12)
------------------------------------------------------------------------------------------------------------------------------------
Translation adjustment arising during the
 period, before taxes ........................          36                            (38)                        (14)
Income tax benefit/(expense) .................          (8)                            14                           4
------------------------------------------------------------------------------------------------------------------------------------
Translation adjustment arising during the
 period, net of taxes                                   28               28           (24)           (24)         (10)          (10)
------------------------------------------------------------------------------------------------------------------------------------
Balance, net of taxes, December 31                     (18)                           (46)                        (22)
------------------------------------------------------------------------------------------------------------------------------------
Total accumulated other comprehensive
 income, net of taxes, December 31                      26                            101                         410
------------------------------------------------------------------------------------------------------------------------------------
LESS: TREASURY STOCK
Balance, January 1 ...........................       2 362                           2145                       1 135
Purchases (16 349 shares in 1999,
 6 628 shares in 1998, and 14 030 shares
 in 1997) ....................................       2 144                            755                       1 500
Shares issued/distributed, primarily related
 to various employee benefit plans
 (6 014 shares in 1999, 5 166 shares in 1998,
 and 5 421 shares in 1997) ...................        (564)                          (538)                       (490)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                 3 942                           2 362                      2 145
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                          11 439                          11 261                     11 404
------------------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                1 980                      654                      1 423
------------------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
J.P. Morgan & Co. Incorporated

===========================================================================================================================
In millions                                                                                  1999         1998         1997
---------------------------------------------------------------------------------------------------------------------------
NET INCOME ...........................................................................   $  2 055     $    963     $  1 465
Adjustments to reconcile to cash (used in) provided by operating activities:
  Net provision for credit losses ....................................................       (175)          50           --
  Gain on sale of businesses .........................................................         --         (113)          --
  Noncash items: depreciation, amortization, deferred income taxes,
    stock award plans, and write-downs on investment securities ......................      1 508          864          544
  Net (increase) decrease in assets:
    Trading account assets ...........................................................     (3 856)      (1 868)     (20 993)
    Securities purchased under agreements to resell ..................................     (3 439)       7 981       (6 564)
    Securities borrowed ..............................................................     (3 926)       7 585      (10 444)
    Loans held for sale ..............................................................       (430)      (2 645)         144
    Accrued interest and accounts receivable .........................................     (2 438)      (2 724)       1 804
  Net increase (decrease) in liabilities:
    Trading account liabilities ......................................................      9 651         (318)      20 149
    Securities sold under agreements to repurchase ...................................     (3 860)       9 608       (2 929)
    Accounts payable and accrued expenses ............................................        841         (489)       5 205
  Other changes in operating assets and liabilities, net .............................       (637)      (2 035)       1 202
  Net investment securities gains included in cash flows from investing activities ...        (30)        (290)        (437)
---------------------------------------------------------------------------------------------------------------------------
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                                            (4 736)      16 569      (10 854)
---------------------------------------------------------------------------------------------------------------------------
Net decrease (increase) in interest-earning deposits with banks ......................         21         (234)        (225)
Debt investment securities:
  Proceeds from sales ................................................................     33 059       13 874       22 655
  Proceeds from maturities, calls, and mandatory redemptions .........................      7 987        9 247        4 093
  Purchases ..........................................................................    (19 991)     (37 341)     (25 007)
Net (increase) decrease in federal funds sold ........................................       (825)        (675)          50
Net (increase) decrease in loans .....................................................     (1 032)       8 563       (3 670)
Investment in American Century Companies, Inc. .......................................         --         (965)          --
Return of capital/(investment) in Long-Term Capital Management, L.P. .................        300         (300)          --
Payments for premises and equipment ..................................................       (314)        (247)        (138)
Other changes, net ...................................................................     (4 205)        (741)        (627)
---------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                            15 000       (8 819)      (2 869)
---------------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in non-interest-bearing deposits .............................       (410)        (419)          16
Net (decrease) increase in interest-bearing deposits .................................     (9 381)      (3 295)       6 106
Net increase (decrease) in federal funds purchased ...................................        159       (4 018)        (710)
Net increase in commercial paper .....................................................      5 216           16        2 490
Other liabilities for borrowed money proceeds ........................................      5 823       21 977       22 773
Other liabilities for borrowed money payments ........................................     (8 979)     (24 394)     (25 797)
Long-term debt proceeds ..............................................................      5 676       12 906       12 315
Long-term debt payments ..............................................................     (8 600)      (8 594)      (2 075)
Proceeds from issuance of company-obligated mandatorily redeemable
   preferred securities of subsidiaries ..............................................         --           --          400
Capital stock issued or distributed ..................................................        255          179          245
Capital stock purchased ..............................................................     (2 144)        (755)      (1 500)
Dividends paid .......................................................................       (731)        (707)        (673)
Other changes, net ...................................................................      4 069       (1 258)       1 036
---------------------------------------------------------------------------------------------------------------------------
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                            (9 047)      (8 362)      14 626
---------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and due from banks ...........................         43           57          (51)

INCREASE (DECREASE) IN CASH AND DUE FROM BANKS .......................................      1 260         (555)         852
Cash and due from banks, beginning of year ...........................................      1 203        1 758          906
---------------------------------------------------------------------------------------------------------------------------
Cash and due from banks, end of year                                                        2 463        1 203        1 758
---------------------------------------------------------------------------------------------------------------------------
Cash disbursements made for:
  Interest ...........................................................................   $  9 119     $ 11 455     $ 10 030
  Income taxes .......................................................................      1 106          800        1 254
---------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CONDITION
--------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York

============================================================================================================================
                                                                                                                 December 31
In millions, except share data                                                                        1999              1998
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks ........................................................................     $  2 382       $  1 147
Interest-earning deposits with banks ...........................................................        2 266          2 372
Debt investment securities available-for-sale ..................................................        4 992          3 634
Trading account assets .........................................................................       84 786         90 770
Securities purchased under agreements to resell and federal funds sold .........................       19 094         33 316
Securities borrowed ............................................................................        9 700          8 193
Loans, net of allowance for loan losses of $280 at 1999 and $470 at 1998 .......................       26 072         24 876
Accrued interest and accounts receivable .......................................................        4 426          3 898
Premises and equipment, net of accumulated depreciation of $1 113 at 1999 and $1 160 at 1998 ...        1 810          1 703
Other assets ...................................................................................       12 138          5 337
----------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                          167 666        175 246
----------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
  In offices in the U.S. .......................................................................          907          1 232
  In offices outside the U.S. ..................................................................          501            572
Interest-bearing deposits:
  In offices in the U.S. .......................................................................        4 256          7 749
  In offices outside the U.S. ..................................................................       42 052         46 668
----------------------------------------------------------------------------------------------------------------------------
Total deposits .................................................................................       47 716         56 221
Trading account liabilities ....................................................................       72 066         64 776
Securities sold under agreements to repurchase and federal funds purchased .....................       13 610         14 916
Other liabilities for borrowed money ...........................................................        5 482          8 646
Accounts payable and accrued expenses ..........................................................        6 310          6 123
Long-term debt not qualifying as risk-based capital (including $727 at 1999 and
$736 at 1998 of notes payable to J.P. Morgan) ..................................................        6 224         10 358
Other liabilities, including allowance for credit losses of $125 at 1999 and 1998 ..............        2 719            542
----------------------------------------------------------------------------------------------------------------------------
                                                                                                      154 127        161 582
Long-term debt qualifying as risk-based capital (including $2 853 at 1999 and
  $3 053 at 1998 of notes payable to J.P. Morgan) ..............................................        2 944          3 186
----------------------------------------------------------------------------------------------------------------------------
Total liabilities ..............................................................................      157 071        164 768
Commitments and contingencies

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2 500 000) .................................           --             --
Common stock, $25 par value (authorized shares: 11 000 000; issued and
  outstanding: 10 599 027) .....................................................................          265            265
Surplus ........................................................................................        3 305          3 305
Undivided profits ..............................................................................        6 975          6 836
Accumulated other comprehensive income:
  Net unrealized gains on investment securities, net of taxes ..................................           67            118
  Foreign currency translation, net of taxes ...................................................          (17)           (46)
----------------------------------------------------------------------------------------------------------------------------
Total stockholder's equity .....................................................................       10 595         10 478
----------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                            167 666        175 246
----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of this consolidated financial statement.

Member of the Federal Reserve System and Federal Deposit Insurance Corporation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   =============================================================================

   J.P. Morgan & Co. Incorporated (J.P. Morgan) is the holding company for a group of subsidiaries that provide a wide range of financial services.

   We serve a broad client base that includes corporations, governments, institutions, and individuals. We also enter into transactions for our own account.

   J.P. Morgan and its subsidiaries use accounting and reporting policies and practices that conform with U.S. generally accepted accounting principles.


   BASIS OF PRESENTATION

   CONSOLIDATION

   Our consolidated financial statements include the accounts of J.P. Morgan and of subsidiaries in which we have more than 50% ownership. All material intercompany accounts and transactions are eliminated during consolidation.

   For companies in which we have significant influence over operating and financing decisions (generally defined as owning a voting or economic interest of 20% to 50%), we use the equity method of accounting. These investments are included in Other assets, and our share of income or loss is included in Other revenue, with the exception of such investments held in our Equity Investments segment, where our share of income or loss is recorded in Investment securities revenue.

   Assets that we hold in an agency or fiduciary capacity are not assets of J.P. Morgan. They are therefore not included in our "Consolidated balance sheet."

   USE OF ESTIMATES IN THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

   Preparing our consolidated financial statements requires us to make estimates and assumptions that affect our reported assets and liabilities as well as the disclosure of contingent assets and liabilities. Our revenues and expenses are also affected. Actual results could be different from these estimates.

   FAIR VALUE

   We define fair value as the value at which positions could be closed out or sold in a transaction with a willing and knowledgeable counterparty over a period of time consistent with our trading or investment strategy.

   The accounting for an asset or liability may differ based on the type of instrument and/or its use in a trading or investing strategy. Generally, the measurement framework recorded in financial statements is one of the following:

   - Recorded at fair value on the balance sheet with changes in fair value recorded each period in the "Consolidated statement of income;"
   - Recorded at fair value on the balance sheet with changes in fair value recorded each period in a separate component of stockholders' equity and as part of comprehensive income; or
   - Recorded at cost (less other-than-temporary impairments) with changes in fair value not recorded in the financial statements but disclosed in the notes thereto.

   Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on internally developed models that primarily use market-based or independent information as inputs. Valuation adjustments are made, at times, based on defined methodologies that are applied consistently over time to ensure that positions are carried at the best estimate of fair value. Valuation adjustments include amounts to reflect counterparty credit quality, liquidity and concentration concerns, and ongoing servicing costs. Our valuation process is continually subject to a rigorous review which includes valuation model reviews and price testing to independent sources.

   The following sections describe the methods used, by financial instrument, to determine fair value.

   MARKETABLE SECURITIES

   Fair value is based on listed market prices or broker or dealer price quotations. In limited circumstances, we adjust the quoted market price for concentration factors and contractual restrictions.

   NONMARKETABLE SECURITIES

   Fair value is based on valuation models and other financial information as determined by management. Information used to derive fair value includes prices of similar instruments and third-party indicators of fair value, which include recent financing transactions and prospective purchase offers. Valuation adjustments are made for liquidity concerns and other contractual restrictions.

   DERIVATIVES

   Fair value for derivatives is determined based on the following:

   - position valuation substantially based on liquid market pricing as evidenced by exchange traded prices, broker-dealer quotations or related input factors which assume all counterparties have the same credit rating
   - an adjustment of the resulting portfolio value to reflect the credit quality of individual counterparties that is substantially based on market prices for credit risk
   - other pricing adjustments, including liquidity, ongoing servicing costs, and transaction hedging costs.

   LOANS AND LENDING COMMITMENTS

   Fair value for loans that are actively traded is based on market quotes and prices of similar instruments. Valuation adjustments may be made for liquidity and concentration concerns. Fair value for non-traded loans and lending commitments is based on a discounted cash flows approach which uses rates based on credit spreads in various markets including credit derivatives, asset swaps, and bonds. Valuations are also adjusted to reflect collateral and third party guarantees.

   LONG-TERM DEBT AND COMMERCIAL PAPER

   Fair value for long-term debt and commercial paper issued is based on current LIBOR rates and does not consider changes in our own credit quality.

   DEPOSITS AND OTHER INTEREST EARNING-ASSETS

   Fair value for deposits and other interest-earning assets is based on prevailing market yield curves that closely reflect our interest-earning deposit and borrowing rates.

   SHORT-TERM FINANCIAL INSTRUMENTS

   Fair value for short-term financial instruments approximates their carrying value. These financial instruments include cash and due from banks, certain securities purchased under agreements to resell and federal funds sold, securities borrowed, accrued interest and accounts receivable, certain securities sold under agreements to repurchase and federal funds purchased, accounts payable, and accrued expenses. Instruments are generally classified as short-term if they have a maturity or repricing profile of 90 days or less.

   FOREIGN CURRENCY TRANSLATION

   Assets and liabilities denominated in foreign currencies are translated into U.S. dollars with period-end exchange rates. We translate revenues and expenses using exchange rates at the transaction date.

   Gains and losses from translating the financial statements of a foreign operation where the functional currency is not the U.S. dollar are included in Accumulated other comprehensive income.

   For foreign operations where the functional currency is the U.S. dollar, which include operations in highly inflationary environments, translation adjustments are reported in Other revenue.

   PREMIUMS AND DISCOUNTS

   We generally recognize amortization of premiums and accretion of discounts as Interest expense or Interest revenue over the life of the instrument.

   COMPREHENSIVE INCOME

   Comprehensive income is defined as the change in equity of an entity excluding such transactions with stockholders as the issuance of common or preferred stock, payment of dividends, and purchase of treasury shares. Comprehensive income has two major components: net income, as reported in the "Consolidated statement of income," and other comprehensive income as reported in the "Consolidated statement of changes in stockholders' equity." Other comprehensive income includes such items as unrealized gains and losses on available-for-sale securities and foreign currency translation. Comprehensive income does not include changes in the fair value of nonmarketable securities, traditional credit products, and other assets generally carried at cost.

   RECLASSIFICATIONS

   We have reclassified certain amounts from previous years to conform with our 1999 presentation.

   DEBT INVESTMENT SECURITIES

   Debt investment securities are carried at fair value and classified as "available-for-sale." This means they may be sold in response to or in anticipation of changes in interest rates and prepayment risk, liquidity considerations, and other factors. Any unrealized gains and losses, including the effect of any related hedges, are reported net as increases or decreases to accumulated other comprehensive income.

   Realized gains and losses are included in Investment securities revenue. We generally use the specific identification method to determine our gain or loss when a security is sold. Also included in Investment securities revenue are write-downs due to impairments in value that are other-than-temporary.

   EQUITY INVESTMENT SECURITIES

   Marketable equity investment securities are classified as "available-for-sale" and are recorded at fair value on the "Consolidated balance sheet." Unrealized gains and losses, including the effect of any related hedges, are reported net as increases or decreases to accumulated other comprehensive income. Nonmarketable equity investment securities are carried at cost on the "Consolidated balance sheet." Carrying values are reduced for other-than-temporary impairments in value. In accordance with specialized industry accounting principles, securities held in subsidiaries registered as small business investment companies (SBICs) are carried at fair value.

   Investment securities revenue includes realized gains and losses on equity investment securities, generally computed by the average cost method, changes in the fair value of securities held in SBICs, other-than-temporary impairments in value, and related dividend income.

   TRADING ACCOUNT ASSETS AND LIABILITIES, INCLUDING DERIVATIVES

   Trading account assets include securities purchased that we own ("long" positions). Trading account liabilities include securities that we have sold to other parties but do not own ourselves. These securities are "short" positions, and we are obligated to purchase them at a future date. Trading positions are carried at fair value on the "Consolidated balance sheet" and recorded on a trade date basis. We recognize changes in the fair value of trading positions as they occur in Trading revenue. Trading account assets and liabilities include derivatives used for trading purposes, which we carry at fair value on the "Consolidated balance sheet." We recognize changes in the fair value of trading derivatives as they occur in Trading revenue. In certain businesses, brokerage and exchange expenses are included in Trading revenue. Reported unrealized gains and losses include the effect of master netting agreements as permitted under Financial Accounting Standards Board
   (FASB) Interpretation No. 39.

   DERIVATIVES USED FOR NONTRADING PURPOSES

   We use derivatives as an end-user to hedge exposures, modify the interest rate characteristics of related balance sheet instruments, or meet longer-term investment objectives. These derivatives are not included in trading account assets and liabilities.

   Derivatives used as hedges must be effective at reducing the risk associated with the exposure being hedged. Each derivative must be designated as a hedge at the beginning of the contract and must be highly correlated with the underlying hedged item for the life of the contract.

   Swaps used to modify the interest rate characteristics of non-trading-related balance sheet instruments must be linked to the related asset or liability, with the terms of the swap generally equal to those of the related asset or liability, at the beginning and throughout the life of the contract. We generally defer unrealized gains and losses on all these derivative contracts.

   Derivatives used to hedge or modify the interest rate characteristics of debt investment securities are carried at fair value; unrealized gains and losses on these derivatives are recorded in Accumulated other comprehensive income.

   The interest component associated with derivatives used as hedges or to modify the interest rate characteristics of assets and liabilities is recognized over the contract's life in Net interest revenue.

   Cash margin requirements associated with futures contracts and option premiums for contracts used as hedges are recorded in Other assets or Other liabilities.

   When a contract is settled or terminated, the cumulative change in the fair value is recorded as an adjustment to the carrying value of the underlying asset or liability and recognized in Net interest revenue over the asset's or liability's expected remaining life. If the underlying instrument is sold, we immediately recognize the cumulative change in the derivative's value in the component of earnings relating to the underlying instrument.

   Prior to January 1, 1998, we used risk-adjusting swaps - interest rate swaps that replicated the cash flows of nonamortizing cash instruments - in a manner similar to debt investment securities, to achieve a desired overall interest rate profile. They did not contain leveraged or imbedded option features. Interest revenue and expense from these swaps were accrued over the life of the agreement and included in Net interest revenue. We carried risk-adjusting swaps at whichever amount was lower: the aggregate cost or fair value. Aggregate unrealized net valuation adjustments, if any, were recorded in Other revenue.


   SECURITIES FINANCING TRANSACTIONS

   Securities purchased under agreement to resell (resale agreements) and Securities sold under agreements to repurchase (repurchase agreements) are generally treated as collateralized financing transactions and are carried at the amounts the securities will be subsequently sold or repurchased, plus accrued interest. Where appropriate, resale and repurchase agreements with the same counterparty are reported on a net basis. We take possession of securities purchased under resale agreements. On a daily basis, we monitor the market value of the underlying collateral, which consists primarily of U.S. government and agency securities, and request additional collateral from our counterparties when necessary.

   Securities borrowed and securities lent (recorded in Other liabilities for borrowed money) are recorded at the amount of cash collateral advanced or received. Securities borrowed consist primarily of government and equity securities. We monitor the market value of the securities borrowed and lent on a daily basis and call for additional collateral when appropriate. Fees received or paid are recorded in Interest revenue or Interest expense.

   LOANS

   Loans are generally reported at the principal amount outstanding. Purchased loans are reported at the remaining unpaid principal net of any unamortized discount or premium. Loan origination fees are deferred and recognized as an adjustment to yield over the life of the loan. We report loans held-for-sale at either cost or fair value, whichever is lower. Loans held for trading purposes are included in trading account assets and are carried at fair value with gains and losses included in Trading revenue. Interest revenue is accrued on the unpaid principal balance and is included in Interest revenue.

   IMPAIRED LOANS

   A loan is impaired when, after we have considered current information and events, it is probable that we will be unable to collect all amounts, including principal and interest, according to the contractual terms of the agreement. We consider the following in identifying impaired loans:

   -  A default has occurred or is expected to occur,
   - The payment of principal and/or interest or other cash flows is greater than 90 days past due, or
   - Management has serious doubts about the collectibility of future cash flows, even if the loan is currently performing.

   Once we identify a loan as impaired, management regularly measures impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 114, as amended by SFAS No. 118. We measure impairment of a loan based on the present value of expected future cash flows, on an observable market value, or on the fair value of any collateral. If the resulting value is less than the recorded investment (book value) in the impaired loan, an allowance is established for the amount deemed uncollectible; if the impairment is considered highly certain, the exposure is charged off against the allowance.

   Generally, when a loan becomes impaired, interest stops accruing and any previously accrued but unpaid interest on the loan is reversed against the current period's interest revenue. When we doubt that we can collect the remaining recorded investment, any interest received is applied first against the recorded investment until paid in full, second as a recovery to the allowance up to any previously charged off amounts on the impaired loan, and third as interest revenue. When we deem it highly certain that we will collect the remaining recorded investment, interest revenue is recorded on a cash basis as payments are received.

   An impaired loan is restored to performing status when principal and interest are deemed to be fully collectible in accordance with the contractual terms of the loan agreement. Once an impaired loan is returned to performing status, any previous allowance allocated is removed, interest accrues according to the original terms of the contract, and principal payments are applied first to the loan balance until paid in full, then as recoveries of charge-offs, and finally as revenue.

   ALLOWANCES FOR CREDIT LOSSES

   We maintain allowances to absorb credit losses inherent in our traditional extensions of credit that are probable and can be reasonably estimated. They include an allowance for loan losses and an allowance for credit losses on lending commitments that include commitments to extend credit, standby letters of credit, and guarantees.

   Our credit review procedures are designed to identify as early as possible counterparty, country, industry, and product exposures that require special monitoring. These procedures make up our asset quality review (AQR) process - a systematic, bottom-up review of exposures that management uses to estimate probable credit losses and determine the appropriateness of our related allowances.

   The AQR process determines the appropriate allowances based on an estimate of probable losses for specific counterparties and a statistical model estimate of expected losses on our remaining performing portfolio. Accordingly, in determining the appropriate level of our allowances, we focus on the following components at each reporting period, if applicable, for each allowance:

   - Specific counterparty: an estimate of probable losses related to specific counterparties experiencing particular credit issues determined in accordance with SFAS No. 114 for loans and SFAS No. 5 for lending commitments.
   - Expected loss: a statistical estimate of the probable loss inherent in our performing portfolio of traditional credit products, net of recoveries, determined in accordance with SFAS No.5. The estimate takes into account the amount and duration of exposures, counterparty ratings, historical default information, current market trends, and recovery rates. The expected loss component excludes exposures covered by the specific counterparty component discussed above and is intended to recognize probable losses on a portfolio basis that have not yet been specifically identified.

      In 1999 we revised our expected credit loss model for calculating expected credit losses to incorporate factors for estimating loss previously included in our specific country, industry, expected loss, and general components of our allowances. The revised model uses a combination of historical data and current market spreads in deriving the default probabilities used to determine the expected loss. The combination of these two sources of credit information is appropriate because each one on its own has its limitations: Historical experience is often a lagging indicator of loss and market spreads may overestimate loss in volatile times. Historical default data uses a long time series - 15 to 20 years. As a result, current changes in credit conditions often do not significantly affect historical default grids in a timely manner, because the impact of recent events is lessened when combined with data over a long time series. To compensate for this, we use the credit pricing inherent in current market spreads in our model. Taken together, historical default data and market spreads provide a more balanced estimate of expected loss. The model initially determines the amount of expected loss inherent in our portfolio. Management then applies its judgment as to the appropriateness of the final allowance level by reviewing other information at the allowance measurement date. This review is based on a structured process that documents the precise environmental factors used (e.g., industry, geographical, economic, and political) to make the appropriate decision.

   The AQR Committee regularly reviews specific counterparties and determines any credit actions (placement on impaired status, specific allocation, or charge-off) that should be taken. The senior members of the AQR Committee also review the expected loss calculations of the existing performing portfolio and other risk factors. The committee's review results in a quarterly determination of our allowances for credit losses and of whether or not provisions or reversals of provisions are necessary. This review is performed separately for each allowance classification - loans and lending commitments - and on a component-by-component basis within each allowance. Provisions or reversals of provisions related to loans and lending commitments are reflected in Net interest revenue and Other revenue, respectively.

   PREMISES AND EQUIPMENT

   Premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. We generally compute depreciation using the straight-line method over the estimated useful life of an asset. For leasehold improvements, we use the straight-line method over the lesser of the lease term or the estimated economic useful life of the improvement.

   Effective January 1, 1999, in compliance with Statement of Position 98-1, we capitalize certain costs associated with the acquisition or development of internal-use software. Previously, these costs would have been expensed as incurred. Once the software is ready for its intended use, we begin to amortize capitalized costs on a straight-line basis over its expected useful life. This period generally does not exceed three years. The restatement of previous years' financial statements was not allowed.

   COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARIES

   Company-obligated mandatorily redeemable preferred securities of subsidiaries (trust preferred securities) are accounted for as a liability on our "Consolidated balance sheet." Dividends (or distributions) on trust preferred securities are treated as interest and expensed on an accrual basis. Interest related to the trust preferred securities is included in Interest expense.

   FEE REVENUE

   Advisory and underwriting fees include securities underwriting revenues as well as merger and acquisition, private placement, advisory, and loan syndication fees. Underwriting revenues are represented net of syndicate expenses and are recorded on a trade date basis. All other fees are recognized as revenue when the related services are performed. In addition, we recognize credit arrangement and syndication fees as revenue after satisfying certain retention, timing, and yield criteria.

   Investment management fees and revenue from Fees and commissions are recognized when the related service is performed. We recognize commitment fees as revenue in the period in which the unused commitment is available.

   STOCK OPTIONS AND STOCK AWARDS

   We have elected to account for our stock-based compensation plans in accordance with Accounting Principles Board (APB) No. 25 as permitted by SFAS No. 123. Stock-based compensation plans include stock options, restricted stock awards, stock bonus awards, stock unit awards, and deferred stock payable in stock.

   We account for stock option awards in accordance with the intrinsic-value-based method of APB No. 25, rather than the fair-value-based method of SFAS No. 123. In accordance with APB No. 25, we do not record compensation expense for stock options that are granted without any intrinsic value. For disclosure purposes, we include in the "Notes to consolidated financial statements" the pro forma effects on net income and earnings per share, as if we had recorded the compensation cost related to stock options using the fair-value-based method. Refer to note 30 for further information.

   For other stock-based compensation awards, compensation expense is recorded over the period in which employees perform services to which the award relates.

   INCOME TAXES

   J.P. Morgan and its eligible subsidiaries file a consolidated U.S. federal income tax return. We use the asset and liability method required by SFAS No. 109 to provide income taxes on all transactions recorded in the consolidated financial statements. This requires that income taxes reflect the expected future tax consequences of temporary differences between the carrying amounts of assets or liabilities for book purposes and for tax purposes. Accordingly, we determine a deferred tax liability or asset for each temporary difference based on the tax rates that we expect to be in effect when the underlying items of income and expense are to be realized. Our expense for income taxes includes the current and deferred portions of that expense. We establish a valuation allowance to reduce deferred tax assets to the amount we expect to be realized.


   STATEMENT OF CASH FLOWS

   For J.P. Morgan's "Consolidated statement of cash flows," we define our cash and cash equivalents as those amounts included in Cash and due from banks. We classify cash flows from investment securities, including securities available-for-sale, as investing activities. Cash flows from sales of investment securities with remaining lives of more than one year when purchased and less than 90 days when sold, mandatory redemptions, and calls are classified as proceeds from maturities. We classify cash flows from derivative transactions used as hedges in the same manner as the items being hedged.


   ACCOUNTING DEVELOPMENTS

   ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

   In June 1998 the FASB issued SFAS No. 133, which will require us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through earnings. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings or be recognized in Other comprehensive income until the hedged item affects earnings. If the change in fair value or cash flows of a derivative designated as a hedge is not effectively offset, as defined, by the change in value or cash flows of the item it is hedging, this difference will be immediately recognized in earnings.

   Due to the significant uncertainties surrounding the FASB's evolving interpretation of SFAS No. 133 implementation issues, we have not been able to determine the specific impact of SFAS No. 133 on our earnings and financial position. Based on our current hedging strategies, the activities that would be most affected by the new standard would be those of our Proprietary Investing and Trading segment, which uses derivatives to hedge its investment portfolio, deposits, and issuance of debt, as well as those in our Credit Portfolio segment, which uses credit derivatives to hedge credit risk, and to a lesser extent, other derivatives to hedge interest rate risk. Pursuant to SFAS No. 137, we are required to adopt SFAS No. 133 effective January 1, 2001. At the time these financial statements were issued, the FASB was preparing to issue an amendment to SFAS No. 133. A final amendment is not expected to be issued until May 2000. As such, we cannot estimate the impact of SFAS No. 133 on our earnings and financial position until the final rules are available.


   2. ESTIMATING THE FAIR VALUE OF FINANCIAL INSTRUMENTS
   =============================================================================
   The following table presents the carrying value and fair value of J.P. Morgan's financial instruments as of December 31, 1999 and 1998 in accordance with SFAS No. 107. Accordingly, certain amounts which are not considered financial instruments, including premises and equipment as well as investments under the equity method of accounting, are excluded from the table. Refer to note 1 for detailed information on how we estimate the fair value of financial instruments.

========================================================================================================================
                                                                                 1999                               1998
                                                      -------------------------------     ------------------------------
                                                                               Appre-                             Appre-
                                                                             ciation/                           ciation/
                                                      Carrying        Fair    (depre-     Carrying       Fair    (depre-
In billions: December 31                                 value       value   ciation)        value      value   ciation)
------------------------------------------------------------------------------------------------------------------------
FAIR VALUE THROUGH EARNINGS
Financial assets:
Trading account assets:(a)
  Cash securities ...............................      $  73.9     $  73.9     $   --      $  65.8    $  65.8     $   --
  Derivative receivables ........................         43.7        43.7         --         48.1       48.1         --
Equity investments - SBICs ......................          0.6         0.6         --          0.2        0.2         --

Financial liabilities:
Trading account liabilities:(a)
  Cash securities ...............................         35.4        35.4         --         26.0       26.0         --
  Derivative payables ...........................         45.0        45.0         --         44.7       44.7         --

FAIR VALUE THROUGH EQUITY
Financial assets:
Debt investment securities ......................         14.3        14.3         --         36.2       36.2         --
Equity investments - marketable securities ......          0.6         0.6         --          0.6        0.6         --

CARRIED AT COST (APPROXIMATES FAIR VALUE)
Financial assets:
Securities purchased under agreements to
  resell and federal funds sold .................         36.0        36.0         --         31.7       31.7         --
Securities borrowed .............................         34.7        34.7         --         30.8       30.8         --
Loans, net(b) ...................................          8.2         8.2         --          7.2        7.2         --
Other financial assets, including cash and due
  from banks, accrued interest and accounts
  receivable, and other assets ..................         17.8        17.8         --         14.1       14.1         --

Financial liabilities:
Noninterest-bearing deposits ....................          1.4         1.4         --          1.8        1.8         --
Securities sold under agreements to
  repurchase and federal funds purchased ........         59.7        59.7         --         63.4       63.4         --
Other financial liabilities, including securities
  lent, accounts payable and other liabilities ..         18.7        18.7         --         15.2       15.2         --

CARRIED AT COST
Financial assets:
Interest-earning deposits with banks ............          2.3         2.3         --          2.4        2.4         --
Loans, net(c) ...................................         18.3        18.4        0.1         17.8       17.4       (0.4)
  Related derivatives ...........................           --         0.1        0.1           --        0.3        0.3
Equity investments - nonmarketable securities ...          0.5         0.6        0.1          0.4        0.5        0.1
Other financial assets ..........................          6.4         6.4         --          2.1        2.1        --

Financial liabilities:
Interest-bearing deposits .......................         43.9        44.2       (0.3)        53.2       53.2         --
  Related derivatives ...........................           --        (0.1)       0.1           --       (0.3)       0.3
Commercial paper ................................         11.9        11.9         --          6.6        6.6         --
Other liabilities for borrowed money ............          7.2         7.2         --          7.5        7.5         --
Long-term debt ..................................         24.3        24.1        0.2         27.6       28.5       (0.9)
  Related derivatives ...........................           --         0.3       (0.3)          --       (0.4)       0.4
Other financial liabilities .....................          0.7         0.7         --          2.8        2.9       (0.1)
Allowance - lending commitments .................          0.1          --        0.1          0.1         --        0.1
Company-obligated mandatorily redeemable
  preferred securities of subsidiaries ..........          1.2         1.1        0.1          1.2        1.3       (0.1)
  Related derivatives ...........................           --         0.1       (0.1)          --       (0.1)       0.1

Lending commitments(c) ..........................          --         (0.2)      (0.2)          --       (0.2)      (0.2)
------------------------------------------------------------------------------------------------------------------------
Net depreciation before considering income taxes                                 (0.1)                              (0.4)
------------------------------------------------------------------------------------------------------------------------

(a) Refer to note 16 for detailed information on financial instruments, including derivatives, used for trading purposes.

(b) Includes loans from Euroclear-related and Private banking activities.

(c) In 1999 we refined the valuation technique used to estimate the fair value of our traditional credit products, which include loans, commitments to extend credit, standby letters of credit, and guarantees, to better reflect how we currently manage these exposures. The revised technique utilizes a discounted cash flows approach which uses rates based on credit spreads in various markets including credit derivatives, asset swaps, and bonds. Previously, we estimated the fair value of these products based on secondary loan spreads. Prior-period amounts have been restated.

   3. BUSINESS SEGMENTS
   =============================================================================
   Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in assessing performance. In accordance with SFAS No. 131, we have presented results based on the segments as reviewed separately by the chief operating decision maker, our chairman and chief executive officer, as well as other members of senior management. Each segment is defined by the products and services it provides globally to our clients or the activities it undertakes solely for our own account.

   J.P. Morgan's segments, or activities, are Investment Banking, Equity Investments, Equities, Interest Rate and Foreign Exchange Markets, Credit Markets, Credit Portfolio, Proprietary Investing and Trading, and Asset Management Services. In addition to the activities of our proprietary positioning group, the Proprietary Investing and Trading segment comprises the following separately managed investments: a proprietary emerging markets portfolio, a credit investment securities portfolio, and our investment in Long-Term Capital Management, L.P. - the first two of these have been discontinued and our remaining investment in Long-Term Capital Management, L.P. is expected to be repaid in the first quarter of 2000.

   The assessment of segment performance by senior management includes a review for each segment of pretax economic value added, pretax income, revenues, and expenses, as well as related trends among these items. We define economic value added (EVA) as operating income, adjusted to reflect certain segments on a total return basis, less preferred stock dividends and a charge for the cost of equity capital. At the business level, EVA is currently evaluated on a pretax basis, while at the firm level EVA is assessed after the impact of taxes. To arrive at the charge for equity capital for each segment, we multiply its allocated required economic capital by its market-based cost of equity (or hurdle rate), with the exception of our Credit Portfolio segment whose cost of equity is based on market pricing for credit risk. The cost of equity for each business activity is separately determined from observable market returns of publicly held investments. To arrive at the charge for equity capital for J.P. Morgan consolidated, we multiply the firm's equity by its market-based cost of equity, which is currently estimated at 10.5%.

   Our management reporting system and policies were used to determine income (revenues minus expenses) attributable to each segment. Earnings on stockholders' equity were allocated based on management's estimate of the economic capital of each segment. Overhead, which represents costs associated with various support functions that exist for the benefit of the firm as a whole, is allocated to each segment based on that segment's expenses. Transactions between segments are recorded within segment results as if conducted with a third party and are eliminated in consolidation.

   The accounting policies of our segments are, in all material respects, consistent with those described in note 1, except for management reporting policies related to the tax-equivalent adjustment. For purposes of comparability, segment results include an adjustment to gross-up tax-exempt revenue to a taxable basis; this adjustment is eliminated in consolidation. In addition, in arriving at pretax EVA an adjustment is made to record certain segments on a total return basis; the Proprietary Investing and Trading segment is the only segment significantly affected by this adjustment (see footnote 6 to the segment results table below.)

   Our economic capital allocation model estimates the amount of equity required by each business activity and the firm as a whole. Business economic capital is estimated as if each activity were conducted as a stand-alone operating entity. This estimate is based, to the extent possible, on observations of the capital structures and risk profiles of public companies or benchmarks. In particular, for our markets and asset management activities, required economic capital is based on the revenue volatility and fixed expenses of public U.S. investment banks and asset management companies, respectively; for Credit Portfolio, capital is based on a simulation of unexpected credit losses; and, for Equity Investments, capital is equal to the carrying value of the portfolio. Diversification of Morgan's portfolio of businesses is reflected as a reduction to the consolidated level of required equity and is a factor in assessing the appropriate level of capitalization of the firm. The benefit of diversification is not allocated to the segments.

   The following table presents segment results for the years ended December 31, 1999, 1998, and 1997.

==============================================================================================================
                                                                                    Interest Rate
                                            Invest-        Equity                     and Foreign
                                               ment       Invest-                        Exchange       Credit
In millions                                 Banking         ments       Equities          Markets      Markets
--------------------------------------------------------------------------------------------------------------
1999
Net interest revenues .................      $    6       $(   11)         $  118          $  428       $  287
--------------------------------------------------------------------------------------------------------------
Trading revenue .......................         232            --             615           1 246          785
Advisory and underwriting fees ........         971             6             173              61          387
Investment management fees ............          --            15              --              --           --
Fees and commissions ..................         (19)           --             431             163           26
Investment securities revenue .........          (1)          634(12)          (5)             (9)           1
Other revenue .........................           7             2              85             120           40
--------------------------------------------------------------------------------------------------------------
Total noninterest revenues ............       1 190           657           1 299           1 581        1 239
--------------------------------------------------------------------------------------------------------------
Total revenues ........................       1 196           646           1 417           2 009        1 526(1)
--------------------------------------------------------------------------------------------------------------
Total operating expenses ..............         921           145             944           1 232          850
--------------------------------------------------------------------------------------------------------------
Total pretax income(8) ................         275           501             473             777          676
--------------------------------------------------------------------------------------------------------------
Pretax EVA ............................         212           296             312             345          452
--------------------------------------------------------------------------------------------------------------
Total assets at year-end (in billions)           --             2              27              93           22
--------------------------------------------------------------------------------------------------------------
Average required economic capital .....         405         1 479             716           2 027        1 053
--------------------------------------------------------------------------------------------------------------


1998
Net interest revenues .................      $   --       $(    7)         $  107          $   58       $  198
--------------------------------------------------------------------------------------------------------------
Trading revenue .......................         187             1             108           1 729           45
Advisory and underwriting fees ........         811             7             138              50          368
Investment management fees ............          --            --              --              --           --
Fees and commissions ..................          --            --             331             111            4
Investment securities revenue .........          --           345              --              --           --
Other revenue .........................           3            --              15             116           13
--------------------------------------------------------------------------------------------------------------
Total noninterest revenues ............       1 001           353             592           2 006          430
--------------------------------------------------------------------------------------------------------------
Total revenues ........................       1 001           346             699           2 064          628(1)
--------------------------------------------------------------------------------------------------------------
Total operating expenses ..............         710            49             776           1 283          729
--------------------------------------------------------------------------------------------------------------
Total pretax income(8) ................         291           297             (77)            781         (101)
--------------------------------------------------------------------------------------------------------------
Pretax EVA ............................         233           143            (231)            330         (492)
--------------------------------------------------------------------------------------------------------------
Total assets at year-end (in billions)           --             1              19              86           20
--------------------------------------------------------------------------------------------------------------
Average required economic capital .....         349         1 201             658           2 138        2 096
--------------------------------------------------------------------------------------------------------------

1997
Net interest revenues .................      $    5       $(    8)        $    15          $  309      $   207
--------------------------------------------------------------------------------------------------------------
Trading revenue .......................         133            --              92           1 259          325
Advisory and underwriting fees ........         633            10             142              41          295
Investment management fees ............          --            --              --              --           --
Fees and commissions ..................          --            --             202              68          (4)
Investment securities revenue .........          --           407              --              --           --
Other revenue .........................           3             4               8              93           19
--------------------------------------------------------------------------------------------------------------
Total noninterest revenues ............         769           421             444           1 461          635
--------------------------------------------------------------------------------------------------------------
Total revenues ........................         774           413             459           1 770          842
--------------------------------------------------------------------------------------------------------------
Total operating expenses ..............         686            48             692           1 277          719
--------------------------------------------------------------------------------------------------------------
Total pretax income(8) ................          88           365            (233)            493          123
--------------------------------------------------------------------------------------------------------------
Pretax EVA ............................          26           194            (373)            138         (226)
--------------------------------------------------------------------------------------------------------------
Total assets at year-end (in billions)           --             1              21              84           26
--------------------------------------------------------------------------------------------------------------
Average required economic capital .....         351         1 353             562           1 484        1 754
--------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                                           Proprietary               Asset
                                                             Investing             Manage-
                                              Credit               and                ment                        Consol-
In millions                               Portfolio           Trading            Services       Corporate         idated
-------------------------------------------------------------------------------------------------------------------------
1999
Net interest revenues .................       $  562(2)         $  205(5)           $  105         $    16        $ 1 716
-------------------------------------------------------------------------------------------------------------------------
Trading revenue .......................          188               (41)                 42              48          3 115
Advisory and underwriting fees ........            2                --                  35              (5)         1 630
Investment management fees ............           --                --               1 026              (6)         1 035
Fees and commissions ..................           98                 2                  97              48            846
Investment securities revenue .........           --              (300)                 (1)             13            332
Other revenue .........................          (67)              163(12)              51(12)        (219)           182
-------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues ............          221              (176)              1 250            (121)         7 140
-------------------------------------------------------------------------------------------------------------------------
Total revenues ........................          783                29(3)(6)         1 355            (105)         8 856
-------------------------------------------------------------------------------------------------------------------------
Total operating expenses ..............          154               152               1 121             223          5 742
-------------------------------------------------------------------------------------------------------------------------
Total pretax income(8) ................          629              (123)                234            (328)(7)      3 114
-------------------------------------------------------------------------------------------------------------------------
Pretax EVA ............................          183              (443)                161            (211)(9)      1 307(11)
-------------------------------------------------------------------------------------------------------------------------
Total assets at year-end (in billions)            59                37                  10              11            261
-------------------------------------------------------------------------------------------------------------------------
Average required economic capital .....        3 020             1 821                 561          (1 252)(10)     9 830
-------------------------------------------------------------------------------------------------------------------------






1998
Net interest revenues .................       $  346(2)         $  314(5)           $   99         $    56        $ 1 171
-------------------------------------------------------------------------------------------------------------------------
Trading revenue .......................          (75)              318                  42               7          2 362
Advisory and underwriting fees ........            6                --                  25              (4)         1 401
Investment management fees ............           --                --                 894             (13)           881
Fees and commissions ..................          109                (1)                 97              97            748
Investment securities revenue .........           --              (109)                 --             (31)           205
Other revenue .........................            4               141(12)               7(12)        (112)           187
-------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues ............           44               349               1 065             (56)         5 784
-------------------------------------------------------------------------------------------------------------------------
Total revenues ........................          390               663(3)(4)(6)      1 164              --          6 955
-------------------------------------------------------------------------------------------------------------------------
Total operating expenses ..............          145               157               1 100             589          5 538
-------------------------------------------------------------------------------------------------------------------------
Total pretax income(8) ................          245               506                  64            (589)(7)      1 417
-------------------------------------------------------------------------------------------------------------------------
Pretax EVA ............................         (449)             (186)                  3             242(9)        (407)(11)
-------------------------------------------------------------------------------------------------------------------------
Total assets at year-end (in billions)            65                56                   7               7            261
-------------------------------------------------------------------------------------------------------------------------
Average required economic capital .....        4 611             2 527                 559          (1 803)(10)    12 336
-------------------------------------------------------------------------------------------------------------------------

1997
Net interest revenues .................       $  546(2)         $517(5)            $   124         $   157        $ 1 872
-------------------------------------------------------------------------------------------------------------------------
Trading revenue .......................          (28)              265                  41              50          2 137
Advisory and underwriting fees ........           --                --                  25             (23)         1 123
Investment management fees ............           --                --                 808             (16)           792
Fees and commissions ..................          178                 2                  87             114            647
Investment securities revenue .........           --                32                  --             (30)           409
Other revenue .........................            4                78                  22               9            240
-------------------------------------------------------------------------------------------------------------------------
Total noninterest revenues ............          154               377                 983             104          5 348
-------------------------------------------------------------------------------------------------------------------------
Total revenues ........................          700               894(3)(6)         1 107             261          7 220
-------------------------------------------------------------------------------------------------------------------------
Total operating expenses ..............          122               154               1 043             325          5 066
-------------------------------------------------------------------------------------------------------------------------
Total pretax income(8) ................          578               740                  64             (64)(7)      2 154
-------------------------------------------------------------------------------------------------------------------------
Pretax EVA ............................           17               308                  (7)            (67)(9)         10(11)
-------------------------------------------------------------------------------------------------------------------------
Total assets at year-end (in billions)            62                46                   7              15            262
-------------------------------------------------------------------------------------------------------------------------
Average required economic capital .....        5 302               876                 549          (2 846)(10)     9 385
-------------------------------------------------------------------------------------------------------------------------

(1) Revenues related to the structuring of tax-advantaged loans and structured credit products for Credit Portfolio were $48 million in 1999 and 1998. These amounts are eliminated in consolidation.

(2) The adjustment to gross up Credit Portfolio's revenue to a taxable basis was $27 in million 1999, $26 million in 1998 and $24 million in 1997. These amounts are eliminated in consolidation.

(3) Revenues from our credit investment securities portfolio were ($14 million) in 1999, ($129 million) in 1998, and $45 million in 1997. Revenues from our proprietary emerging markets portfolio were ($80 million) in 1998 and $22 million in 1997. Expenses for these portfolios were not significant.

(4) Includes $35 million of gains related to the sale of investment securities to Interest Rate Markets. This amount is eliminated in consolidation.

(5) The adjustment to gross up Proprietary Investing and Trading's tax-exempt revenues to a taxable basis was $142 million in 1999, $119 million in 1998, and $84 million in 1997. These amounts are eliminated in consolidation.

(6) Total return revenues, which combine reported revenues and the change in net unrealized appreciation/depreciation, were $31 million in 1999, $424 million in 1998, and $657 million in 1997.

(7) We classify the revenues and expenses of Corporate into three broad categories:

- Corporate research and development initiatives that involve strategic investments in new client segments or services, but are managed separately from existing business lines. Expenses related to this area totaled $71 million in 1999.

- Other corporate revenues and expenses that are recurring but unallocated to the business segments, including but not limited to: the results of hedging anticipated net foreign currency revenues and expenses across all business segments; corporate-owned life insurance; certain equity earnings in affiliates; and consolidation and management reporting offsets to certain revenues and expenses recorded in the business segments. Excluding consolidation and management reporting offsets, recurring revenues were ($173 million) in 1999, ($330 million) in 1998 and $18 million in 1997. Consolidation and management reporting offsets - which comprises offsets to certain amounts recorded in the segments, including the allocation of earnings on equity out of Corporate into the segments, adjustments to bring segments to a tax-equivalent basis, and other management accounting adjustments - were ($223 million) in 1999, ($171 million) in 1998 and ($110 million) in 1997.

- Nonrecurring items not allocated to the segments - including gains on the sale of businesses, revenues and expenses associated with businesses that have been sold or are in the process of being discontinued, including revenues and expenses related to Euroclear activities, special charges, and other one-time corporate items. Nonrecurring revenues were $41 million in 1999, $189 million in 1998 and $65 million in 1997. Significant nonrecurring revenue items include the following: third quarter of 1998 pretax gain of $56 million related to the sale of the firm's investment management business in Australia; second quarter of 1998 pretax gain of $131 million related to the sale of the firm's global trust and agency services business. Nonrecurring expenses in 1998 include $358 million in special charges taken in connection with the restructuring of business activities and other productivity initiatives. Corporate includes revenues, expenses and pretax income related to Euroclear activities in 1999, 1998, and 1997, respectively, as follows: revenues - $251 million, $312 million, and $288 million; expenses - $35 million, $51 million, and $56 million; and pretax income - $216 million, $261 million, and $232 million.

(8) The table below provides an estimate of the total noncash amounts (net provision for credit losses, depreciation, amortization, stock award plans, and write-downs on investment securities) included in the pretax income of each segment for the years ended December 31, 1999, 1998, and 1997.

==================================================================================
In millions                                          1999         1998        1997
----------------------------------------------------------------------------------
Investment Banking ..........................      $  202       $  121       $ 112
Equity Investments ..........................         232           95          44
Equities ....................................         133           76          71
Interest Rate and Foreign Exchange Markets...         170          104         119
Credit Markets ..............................         117           74          94
Credit Portfolio ............................        (164)          59          13
Proprietary Investing and Trading ...........         352          554         225
Asset Management Services ...................         167          142         111
Corporate ...................................         141           25          23
----------------------------------------------------------------------------------
Total                                               1 350        1 250         812
----------------------------------------------------------------------------------

(9) Corporate pretax EVA in 1998 excludes $171 million of special items included in pretax income related to the sale of businesses and restructuring charges (note 7). Pretax EVA for Corporate includes the cost of equity adjustment related to the following items, among others: assets and investments not allocated to the segments (note 10a), the diversification effect, and excess/shortfall capital.

(10) The following table provides a reconciliation of average common equity to required capital for the last three years.


=================================================================================================
In millions                                                     1999          1998          1997
-------------------------------------------------------------------------------------------------
Average common equity .................................      $10 953       $10 816       $10 659
Trust preferred securities ............................         1150          1150          1150
Fixed and adjustable preferred stock ..................          444           444           444
Other adjustments .....................................          (95)          (88)          350
-------------------------------------------------------------------------------------------------
Total available capital ...............................       12 452        12 322        12 603
-------------------------------------------------------------------------------------------------
Total required economic capital of business segments...       11 082        14 139        12 231
Corporate(a) ..........................................        1 487         1 463           288
Diversification .......................................       (2 739)       (3 266)       (3 134)
-------------------------------------------------------------------------------------------------
Total required capital ................................        9 830        12 336         9 385
-------------------------------------------------------------------------------------------------
Excess available capital ..............................        2 622           (14)        3 218
-------------------------------------------------------------------------------------------------

(a) Includes capital related to goodwill, Euroclear, retirement plans and other corporate assets.

(11) Consolidated after tax EVA (pretax EVA x (1-effective tax rate)) was $863 million in 1999, ($272 million) in 1998, and $7 million in 1997.

(12) Includes share of income/loss on investments carried under the equity method of accounting and related goodwill amortization as follows: Equity Investments - $50 million (1999) and $ 4 million (1997); Proprietary Investing and Trading - ($6 million) (1999) and $26 million (1998); and Asset Management Services - $39 million (1999) and ($4 million) (1998).

   4. RESTRUCTURING OF BUSINESS ACTIVITIES
   =============================================================================
   Results for 1998 include pretax charges totaling $358 million ($215 million after tax); this reflects a first-quarter pretax charge of $215 million ($129 million after tax) and a fourth-quarter pretax charge of $143 million ($86 million after tax).

   During the first quarter of 1998, the firm announced a plan to restructure certain sales and trading functions in Europe, refocus our investment banking and equities businesses in Asia, and rationalize resources throughout the firm. The related charge reflected severance-related costs of $140 million recorded in Employee compensation and benefits associated with the reduction of our staff by approximately 900 positions; $70 million in Net occupancy, primarily related to lease termination fees, estimated losses on sublease agreements, and the write-off of various leasehold improvements and equipment, primarily in Europe; and $5 million in Technology and communications related to equipment write-offs. During the fourth quarter of 1998, we revised our estimates of remaining costs under the plan and reduced the liability by $7 million; this adjustment was recorded in Net occupancy. Excluding certain long-term commitments of $32 million associated with severance and real estate, the reserve related to this charge was substantially utilized as of December 31, 1998.

   During the fourth quarter of 1998, the firm incurred an additional charge related to cost reduction programs that are part of its productivity initiatives. The charge reflected severance-related costs of $101 million recorded in Employee compensation and benefits associated with reducing staff by approximately 800 positions. It also reflected $42 million (net of the $7 million adjustment discussed above) in Net occupancy primarily related to estimated losses on sublease agreements and the write-off of various leasehold improvements and furniture and fixtures in several European locations. During the fourth quarter of 1999, we revised our estimates of real estate costs and reduced the liability by $25 million; this adjustment was recorded in Net occupancy. Excluding certain long-term commitments of $9 million associated with severance and real estate, the reserve related to this charge was substantially utilized as of December 31, 1999.

   The special charges primarily affected all client-focused activities, predominantly in Europe and North America, as defined by our reported segments in note 3.

   Additional costs associated with these initiatives did not meet the requirement for inclusion in the first- or fourth-quarter charge and were expensed as incurred.

   5. BUSINESS CHANGES AND DEVELOPMENTS
   =============================================================================

   EUROCLEAR

   On September 1, 1999, J.P. Morgan and the Boards of Euroclear Clearance System PLC and Euroclear Clearance System Societe Cooperative announced that they had signed a letter of intent to create a new, market-owned European bank to operate all aspects of the Euroclear System. This agreement-in-principle anticipates the formation of a European bank in Brussels to succeed J.P. Morgan as operator and banker for the Euroclear System, facilitating Euroclear's strategy to maintain its leadership and capitalize on partnership opportunities as market forces reshape the settlement infrastructure in Europe. J.P. Morgan will remain as operator and banker of Euroclear until the successor bank is established, a process that is expected to take up to 18 months from January 1, 2000. The management and staff of Euroclear, comprising approximately 1,200 J.P. Morgan employees, will transfer to the new entity.

   Under the existing Operating Agreement, income from clearance and settlement operations is earned by Euroclear Clearance System Societe Cooperative, while J.P. Morgan retains earnings from providing banking services to the System's participants. Under the agreement-in-principle, J.P. Morgan will continue to receive pretax banking income for three years from January 1, 2000, with a minimum of $195 million and maximum of $295 million per year, whether the income is earned by J.P. Morgan prior to the changeover to the new bank or afterward by the new bank. After the new bank becomes operational, it will also pay J.P. Morgan for certain transition costs and for any assets and know-how that are transferred to it.

   Until the new bank becomes operational, J.P. Morgan will continue to record pretax banking income over the period during which it is earned. Upon the changeover to the new bank, J.P. Morgan will recognize as income, on that date, all expected amounts due over the remaining contract period, plus any gain on assets transferred to the new bank. This amount will be subsequently adjusted based on the determination of the final pretax banking income of Euroclear as specified in the definitive agreement.

   Prior to the changeover to the successor bank, all funds due J.P. Morgan under the agreement-in-principle will be received as earned. Following the changeover, 50% of all funds due to J.P. Morgan will be paid as earned. The remaining 50% will be paid in monthly installments over the period ending six years after the signing of the definitive agreement. The successor bank will have the option of prepaying its obligation for the remaining period at the higher of $245 million per year or the average of the actual annual income (subject to the floor and cap noted above), for the portion of the three-year period preceding the prepayment.

   Pretax income from Euroclear-related activities reported by J.P. Morgan was $216 million for 1999, $261 million for 1998, and $232 million for 1997.

   OCCUPANCY
   On December 23, 1998, the City and State of New York and the New York Stock Exchange announced their intention to build a new Exchange on land currently occupied by J.P. Morgan facilities at 15 Broad Street, 23 Wall Street, and 37 Wall Street in New York City. We do not anticipate any disruption to our operations, or any material impact to the firm's financial statements, as a result of this transaction.

   SALE OF INVESTMENT MANAGEMENT BUSINESS IN AUSTRALIA
   In July 1998 we completed the sale of our investment management business in Australia to Salomon Smith Barney Asset Management (a subsidiary of Citigroup), resulting in a net gain of $56 million ($34 million after tax) recorded in Other revenue. The sale will not have a material effect on our ongoing earnings.

   SALE OF GLOBAL TRUST AND AGENCY BUSINESS
   In June 1998 we completed the sale of our global trust and agency services business to Citibank (a wholly owned subsidiary of Citigroup), resulting in a net gain of $131 million ($79 million after tax) which is recorded in Other revenue. The sale will not have a material effect on our ongoing earnings.

   6. INTEREST REVENUE AND EXPENSE
   =============================================================================
   The table below presents an analysis of interest revenue and expense obtained from on- and off-balance-sheet financial instruments. Interest revenue and expense associated with derivative financial instruments are included with related balance sheet instruments. These derivative financial instruments are used as hedges or to modify the interest rate characteristics of assets and liabilities and include swaps, forwards, futures, options, and debt securities forwards.


    ==========================================================================================================================
    In millions                                                                                     1999       1998       1997
    --------------------------------------------------------------------------------------------------------------------------
    INTEREST REVENUE
    Deposits with banks .....................................................................    $   254    $   294    $   199
    Debt investment securities(a) ...........................................................      1 588      1 456      1 557
    Trading account assets ..................................................................      3 727      4 344      4 275
    Securities purchased under agreements to resell and federal funds sold ..................      1 609      2 031      2 059
    Securities borrowed .....................................................................      1 833      2 088      1 784
    Loans ...................................................................................      1 670      2 109      2 029
    Other sources(b) ........................................................................        289        319        450
    --------------------------------------------------------------------------------------------------------------------------
    Total interest revenue                                                                        10 970     12 641     12 353
    --------------------------------------------------------------------------------------------------------------------------

    INTEREST EXPENSE
    Deposits .................................................................................     2 253      2 823      2 753
    Trading account liabilities ..............................................................     1 174      1 541      1 652
    Securities sold under agreements to repurchase and federal funds purchased ...............     3 030      3 846      3 532
    Other borrowed money .....................................................................     1 466      1 613      1 447
    Long-term debt ...........................................................................     1 506      1 537      1 097
    --------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                                                         9 429     11 360     10 481
    --------------------------------------------------------------------------------------------------------------------------
    Net interest revenue                                                                           1 541      1 281      1 872
    --------------------------------------------------------------------------------------------------------------------------

   (a) Interest revenue from debt investment securities included taxable revenue of $1,485 million, $1,335 million, and $1,462 million and revenue exempt from U.S. income taxes of $103 million, $121 million, and $95 million in 1999, 1998, and 1997, respectively.

   (b) Primarily risk-adjusting swaps for the year ended December 31, 1997. Refer to note 1.

   Net interest revenue associated with derivatives used for purposes other-than-trading was approximately $1 million in 1999, $159 million in 1998, and $177 million in 1997. As of December 31, 1999 and 1998, approximately $34 million of net deferred gains and $249 million of net deferred losses, respectively, on closed derivative contracts used for purposes other-than-trading were recorded on the "Consolidated balance sheet." These amounts primarily relate to closed hedge contracts included in the amortized cost of the debt investment portfolio as of December 31, 1999 and 1998. The amount of net deferred gains or losses on closed derivative contracts changes from period to period, primarily due to the amortization of such amounts to Net interest revenue. These changes are also influenced by the execution of our investing strategies, which may result in the sale of the underlying hedged instruments and/or termination of hedge contracts. Net deferred (losses) gains on closed derivative contracts as of December 31, 1999, are expected to amortize into Net interest revenue as follows: ($3 million) in 2001; $0.2 million in 2002; $0.2 million in 2003; $0.6 million in 2004; and approximately $36 million thereafter.


   7. TRADING REVENUE
   =============================================================================
   The following table presents trading revenue by principal product grouping for 1999, 1998, and 1997.

   =================================================================================
   In millions                                        1999         1998         1997
   ---------------------------------------------------------------------------------
   Fixed income ..................................  $1 594       $1 330       $1 578
   Equities ......................................     971          367          226
   Foreign exchange ..............................     550          665          333
   ---------------------------------------------------------------------------------
   Total trading revenue                             3 115        2 362        2 137
   ---------------------------------------------------------------------------------
   Trading-related net interest revenue                699          309          529
   ---------------------------------------------------------------------------------
   Combined total                                    3 814        2 671        2 666
   ---------------------------------------------------------------------------------

   Fixed-income trading revenue includes the results of making markets in both developed and emerging countries in government securities, U.S. government agency securities, corporate debt securities, money market instruments, interest rate and currency swaps, and options and other derivatives. Equities trading revenue includes the results of making markets in global equity securities; equity derivatives such as swaps, options, futures, and forward contracts; and convertible debt securities. Foreign exchange trading revenue includes the results of making markets in spot and option contracts, and in short-term interest rate products in order to help clients manage their foreign currency exposure. Foreign exchange also includes the results from commodity transactions in spot, forward, and option contracts, and in swaps.


   8. ADVISORY AND UNDERWRITING FEES

   =================================================================================================
   In millions                                                        1999         1998         1997
   -------------------------------------------------------------------------------------------------
   Advisory fees ................................................   $  778       $  643       $  476
   Underwriting revenue and syndication fees ....................      852          758          647
   -------------------------------------------------------------------------------------------------
   Total                                                             1 630        1 401        1 123
   -------------------------------------------------------------------------------------------------

   Advisory fees include revenues earned from advising clients on such corporate strategies as mergers and acquisitions, privatizations, and changes in capital structures. Underwriting revenue includes fees from both debt and equity underwriting. Syndication fees include revenue earned from the arrangement and syndication of credit facilities.

   9. INVESTMENT MANAGEMENT FEES

   ===================================================================================
   In millions                                          1999         1998         1997
   -----------------------------------------------------------------------------------
   Investment advisory fees .......................   $  737         $499         $423
   Trust fees .....................................      298          382          369
   -----------------------------------------------------------------------------------
   Total                                               1 035          881          792
   -----------------------------------------------------------------------------------

   Investment advisory fees include revenues earned from commissions charged for investment advice given to individuals, institutions, pension funds, and sovereign governments. Trust fees include revenues earned from commissions charged for the administration of pension and personal trusts, and estates.

   10. FEES AND COMMISSIONS

   ==========================================================================================
   In millions                                                1999         1998         1997
   ------------------------------------------------------------------------------------------
   Operational services fees:
     Commissions ...........................................  $615         $519         $351
     Custody and securities handling .......................    32           49           65
     Other fees ............................................    67           65           66
   Credit related fees:
     Loan commitments ......................................    91           88           82
     Letters of credit and guarantees ......................    48           53           58
     Securities lending and indemnifications ...............    30           34           29
     Other fees ............................................   (37)         (60)          (4)
   ------------------------------------------------------------------------------------------
   Total                                                       846          748          647
   ------------------------------------------------------------------------------------------

   Commissions include fees earned on brokerage services for futures, options, and equity securities, securities clearing services, and fees earned on international depository receipts. Custody and securities handling revenues primarily include fees from safekeeping transactions and brokerage execution fees. Other fees include revenues earned from cash management services, account service fees, and other operational service fees.

   Loan commitment fees include revenues from lending commitments. We also earn fees by providing standby letters of credit and guarantees. Securities lending and indemnification revenues include fees earned in connection with securities borrowing and lending transactions where the borrower provides no cash collateral. Other fees primarily include amounts paid to purchase credit protection on loans and lending commitments.


   11. INVESTMENT SECURITIES REVENUE

   ============================================================================================================
   In millions                                                                  1999         1998         1997
   ------------------------------------------------------------------------------------------------------------
   DEBT INVESTMENT SECURITIES
   Gross realized gains from sales of securities .............................  $173         $105         $128
   Gross realized losses from sales of securities ............................  (467)        (225)        (102)
   Net gains on maturities, calls, and mandatory redemptions .................     1            8            5
   Write-downs for other-than-temporary impairments in value .................    -           (28)         (29)
   ------------------------------------------------------------------------------------------------------------
   Net debt investment securities (loss) revenue                                (293)        (140)           2
   ------------------------------------------------------------------------------------------------------------

   EQUITY INVESTMENT SECURITIES
   Gross realized gains from marketable available-for-sale securities ........    13          334          262
   Gross realized gains from nonmarketable securities ........................   310           68          144
   Net appreciation in SBIC securities .......................................   433            2            4
   Write-downs for other-than-temporary impairments in value .................  (207)         (89)         (37)
   Dividend and other income .................................................    76           30           34
   ------------------------------------------------------------------------------------------------------------
   Net equity investment securities revenue                                      625          345          407
   ------------------------------------------------------------------------------------------------------------
   Total investment securities revenue                                           332          205          409
   ------------------------------------------------------------------------------------------------------------

   12. OTHER REVENUE AND OTHER EXPENSES
   =============================================================================
   OTHER REVENUE

   ==================================================================================================================
   In millions                                                                         1999         1998         1997
   ------------------------------------------------------------------------------------------------------------------
   Foreign currency hedging gains/loss(a) ..........................................   $105       ($  57)        $135
   Equity earnings in certain affiliates, including related goodwill amortization...     39           47           40
   Reversal of provisions for credit losses ........................................      -           60            -
   Gain on sale of businesses (see note 5) .........................................      -          187            -
   Other(b) ........................................................................     38          (50)          65
   ------------------------------------------------------------------------------------------------------------------
   Total other revenue                                                                  182          187          240
   ------------------------------------------------------------------------------------------------------------------

   (a) Includes gains and losses on hedges of anticipated foreign currency revenues and expenses. These gains and losses are partially offset by the impact of exchange rate movements on reported revenues and expenses over the year.

   (b) Includes losses on loan sales of approximately $30 million in 1999 and $45 million in 1998.



   OTHER EXPENSES

   ========================================================================================
   In millions                                               1999         1998         1997
   ----------------------------------------------------------------------------------------
   Professional services ..................................  $127         $123         $135
   Marketing and business development .....................   184          169          200
   Other outside services .................................   187          187          180
   Other ..................................................   106          197          166
   ----------------------------------------------------------------------------------------
   Total other expenses                                       604          676          681
   ----------------------------------------------------------------------------------------

   13. INVESTMENT IN AMERICAN CENTURY
   =============================================================================

   In January 1998, we completed the purchase of a 45% economic interest in American Century Companies, Inc. (American Century) for $965 million. American Century is a no-load U.S. mutual fund company selling directly to individuals. The investment is accounted for under the equity method of accounting and recorded in Other assets. The excess of our investment over our share of equity (i.e., goodwill) in American Century was approximately $795 million at the time of purchase. This amount is being amortized on a straight-line basis over a period of 25 years resulting in annual amortization expense of approximately $32 million. As of December 31, 1999 and 1998, goodwill totaled $731 million and $763 million, respectively. Our share of equity income in American Century and the amortization of goodwill related to this investment is recorded in Other revenue. The results of this investment are included in the Asset Management Services segment.


   14. CASH AND DUE FROM BANKS
   =============================================================================
   J.P. Morgan is required to maintain non-interest-earning reserve balances with U.S. Federal Reserve banks and various foreign central banks. Such balances, which are based principally on deposits outstanding, are included in Cash and due from banks. As of December 31, 1999 and 1998, required reserves were $566 million and $260 million, respectively. Average required reserves were $387 million in 1999 and $293 million in 1998.

   15. INVESTMENT SECURITIES
   =============================================================================
   DEBT INVESTMENT SECURITIES
   The following table presents the gross unrealized gains and losses and a comparison of the cost, along with the fair and carrying value of our available-for-sale debt investment securities as of December 31, 1999, 1998, and 1997. The gross unrealized gains or losses on each debt investment security include the effects of any related hedge. See note 17 for additional detail of gross unrealized gains and losses associated with open derivative contracts used to hedge debt investment securities.


   ==============================================================================================================
                                                                               Gross          Gross      Fair and
                                                                          unrealized     unrealized      carrying
   In millions: December 31                                        Cost        gains         losses         value
   --------------------------------------------------------------------------------------------------------------
   1999
   U.S. Treasury .............................................  $ 2 303        $  31          $   3       $ 2 331
   U.S. government agency, principally mortgage-backed .......    9 090           44            241         8 893
   U.S. state and political subdivision ......................    2 093          205            166         2 132
   U.S. corporate and bank debt ..............................       76            -              -            76
   Foreign government(a) .....................................      740            -              -           740
   Foreign corporate and bank debt ...........................        5            1              -             6
   Other .....................................................      108            -              -           108
   --------------------------------------------------------------------------------------------------------------
   Total debt investment securities                              14 415          281            410        14 286
   --------------------------------------------------------------------------------------------------------------



   ==============================================================================================================
                                                                               Gross          Gross      Fair and
                                                                          unrealized     unrealized      carrying
   In millions: December 31                                        Cost        gains         losses         value
   --------------------------------------------------------------------------------------------------------------
   1998
   U.S. Treasury .............................................  $   620         $130        $   1       $     749
   U.S. government agency, principally mortgage-backed .......   32 458           34          117          32 375
   U.S. state and political subdivision ......................    1 800          174           31           1 943
   U.S. corporate and bank debt ..............................      200            2            5             197
   Foreign government(a) .....................................      376            -            9             367
   Foreign corporate and bank debt ...........................      536            2           55             483
   Other .....................................................      117            1            -             118
   --------------------------------------------------------------------------------------------------------------
   Total debt investment securities                              36 107          343          218          36 232
   --------------------------------------------------------------------------------------------------------------



   ==============================================================================================================
                                                                               Gross          Gross      Fair and
                                                                          unrealized     unrealized      carrying
   In millions: December 31                                        Cost        gains         losses         value
   --------------------------------------------------------------------------------------------------------------
   1997
   U.S. Treasury .............................................  $ 1 035         $142         $   1       $  1 176
   U.S. government agency, principally mortgage-backed .......   16 779          126            75         16 830
   U.S. state and political subdivision ......................    1 440          184            10          1 614
   U.S. corporate and bank debt ..............................      428            1             2            427
   Foreign government(a) .....................................      784            5            14            775
   Foreign corporate and bank debt ...........................    1 929            2            99          1 832
   Other .....................................................      112            2             -            114
   --------------------------------------------------------------------------------------------------------------
   Total debt investment securities                              22 507          462           201         22 768
   --------------------------------------------------------------------------------------------------------------

   (a) Primarily includes debt of countries that are members of the Organization for Economic Cooperation and Development.

   As of December 31, 1999, there were no securities of a single issuer, excluding the U.S. Treasury and U.S. government agencies, whose fair value exceeded 10% of stockholders' equity.

The following table displays the maturities and related weighted-average rates of available-for-sale debt investment securities as of December 31, 1999.

   ===============================================================================================================================
                                                                     After one year   After five years
                                                            Within       but within         but within     After 10
   In millions: December 31                               one year       five years           10 years        years          Total
   -------------------------------------------------------------------------------------------------------------------------------
   U.S. Treasury .......................................... $2 003          $    64            $   157      $    79       $  2 303
   U.S. government agency, principally mortgage-backed(a)..     60              252              7 502        1 276          9 090
   U.S. state and political subdivision ...................    236              272                169        1 416          2 093
   U.S. corporate and bank debt ...........................      7                -                 59           10             76
   Foreign government .....................................    732                8                  -            -            740
   Foreign corporate and bank debt ........................      -                -                  5            -              5
   Other ..................................................      -                -                  -          108            108
   -------------------------------------------------------------------------------------------------------------------------------
   Total debt investment securities, at cost ..............  3 038              596              7 892        2 889         14 415
   Fair value .............................................  3 040              610              7 764        2 872         14 286
   -------------------------------------------------------------------------------------------------------------------------------
   Net unrealized gains/(losses)                                 2               14               (128)         (17)          (129)
   -------------------------------------------------------------------------------------------------------------------------------
   Average rate on debt investment securities, at cost(b)     4.57%            6.74%              6.73%        7.46%          6.42%
   -------------------------------------------------------------------------------------------------------------------------------


   (a) Mortgage-backed securities are included based on their weighted-average lives, which reflect anticipated future prepayments based on a consensus of dealers in the market.

   (b) Average rates represent the weighted average as of December 31, 1999, and include the effects of various hedging transactions. Average rates do not give effect to unrealized gains and losses that are reflected as a component of stockholders' equity. U.S. state and political subdivision securities have been adjusted to a taxable-equivalent basis.

EQUITY INVESTMENT SECURITIES
Equity investment securities are generally owned by J.P. Morgan Capital Corporation, a wholly owned nonbank subsidiary of J.P. Morgan. Many of these equity investment securities are subject to legal, regulatory, and contractual restrictions that limit our ability to dispose of them freely.

The following table shows gross unrealized gains and losses, a comparison of the cost, fair value and carrying value of marketable, nonmarketable, and SBIC securities portfolios of J.P. Morgan consolidated. A substantial portion of these are included in our Equity Investments segment.

====================================================================================================================
In millions: December 31                     Marketable             Nonmarketable                    SBIC securities
--------------------------------------------------------------------------------------------------------------------
Accounting (see note 1)       Fair value through equity                      Cost        Fair value through earnings
--------------------------------------------------------------------------------------------------------------------
1999
Cost                                               $390                      $547                               $287
--------------------------------------------------------------------------------------------------------------------
Gross unrealized gains .........                    170                        70                                342
Gross unrealized losses ........                     (1)                       (5)                                (1)
--------------------------------------------------------------------------------------------------------------------
Net unrealized gains                                169(a)                     65(b)                             341(c)
--------------------------------------------------------------------------------------------------------------------
Fair value                                          559                       612                                628
--------------------------------------------------------------------------------------------------------------------
Carrying value on balance sheet                     559                       547                                628


====================================================================================================================
In millions: December 31                     Marketable             Nonmarketable                    SBIC securities
--------------------------------------------------------------------------------------------------------------------
Accounting (see note 1)       Fair value through equity                      Cost        Fair value through earnings
--------------------------------------------------------------------------------------------------------------------
1998
Cost                                               $446                      $439                               $172
--------------------------------------------------------------------------------------------------------------------
Gross unrealized gains .........                    143                       124                                  6
Gross unrealized losses ........                    (34)                      (20)                                (3)
--------------------------------------------------------------------------------------------------------------------
Net unrealized gains                                109(a)                    104(a)                               3
--------------------------------------------------------------------------------------------------------------------
Fair value                                          555                       543                                175
--------------------------------------------------------------------------------------------------------------------
Carrying value on balance sheet                     555                       439                                175


====================================================================================================================
In millions: December 31                     Marketable             Nonmarketable                    SBIC securities
--------------------------------------------------------------------------------------------------------------------
Accounting (see note 1)       Fair value through equity                      Cost        Fair value through earnings
--------------------------------------------------------------------------------------------------------------------
1997
Cost                                               $207                      $338                               $108
--------------------------------------------------------------------------------------------------------------------
Gross unrealized gains .........                    436                       158                                  7
Gross unrealized losses ........                     (9)                      (22)                                (2)
--------------------------------------------------------------------------------------------------------------------
Net unrealized gains                                427(d)                    136(a)                               5
--------------------------------------------------------------------------------------------------------------------
Fair value                                          634                       474                                113
--------------------------------------------------------------------------------------------------------------------
Carrying value on balance sheet                     634                       338                                113
====================================================================================================================

(a) Primarily relates to investments in the telecommunications and financial services industries.

(b) Primarily relates to investments in the financial services and media industries.

(c) Primarily relates to investments in the telecommunications industries.

(d) Primarily relates to investments in the insurance industry.

16. TRADING ACCOUNT ASSETS AND LIABILITIES
================================================================================
The following table presents the fair and carrying value of trading account assets and trading account liabilities as of December 31, 1999 and 1998. It also includes the average balances for the years then ended.


=============================================================================================
                                                               1999                      1998
---------------------------------------------------------------------------------------------
                                              Carrying      Average     Carrying     Average
   In millions: December 31                      value      balance       value       balance
---------------------------------------------------------------------------------------------
TRADING ACCOUNT ASSETS
U.S. Treasury ............................   $   9 369    $   9 072    $  18 262    $  11 758
U.S. government agency ...................      14 142       13 847        6 040       10 194
Foreign government .......................      19 152       18 670       20 163       28 858
Corporate debt and equity ................      24 494       19 638       16 862       20 908
Other securities .........................       6 777        7 494        4 445        8 771
Interest rate and currency swaps .........      15 073       16 717       18 129       21 846
Credit derivatives .......................         290          753        1 401        1 167
Foreign exchange contracts ...............       2 168        2 857        4 132        4 849
Interest rate futures and forwards .......         280           49          259          202
Equity and commodity contracts ...........       6 185        4 825        3 310        2 911
Purchased option contracts ...............      19 662       19 015       20 893       13 668
---------------------------------------------------------------------------------------------
                                               117 592      112 937      113 896      125 132
---------------------------------------------------------------------------------------------
TRADING ACCOUNT LIABILITIES
U.S. Treasury ............................       8 484        5 768        5 786        8 934
Foreign government .......................      10 894       12 415       10 213       14 291
Corporate debt and equity ................      10 901        8 942        7 752        9 365
Other securities .........................       5 162        3 120        2 209        2 546
Interest rate and currency swaps .........      14 871       13 968       16 375       18 424
Credit derivatives .......................       1 035          879        1 228        1 467
Foreign exchange contracts ...............       2 038        3 178        4 396        4 870
Interest rate futures and forwards .......         226          700        1 323          979
Equity and commodity contracts ...........       4 760        3 554        2 951        2 681
Written option contracts .................      22 046       19 498       18 410       13 889
---------------------------------------------------------------------------------------------
                                                80 417       72 022       70 643       77 446
---------------------------------------------------------------------------------------------


TRADE DATE RECEIVABLES/PAYABLES
Amounts receivable and payable for securities that have not reached their contractual settlement dates in our trading and investing activities are recorded net in the "Consolidated balance sheet." Amounts receivable for securities sold of $14.0 billion were netted against amounts payable for securities purchased of $8.0 billion. This produced a net trade date receivable of $6.0 billion, recorded in Accrued interest and accounts receivable as of December 31, 1999. In 1998 amounts receivable for securities sold of $9.8 billion were netted against amounts payable for securities purchased of $9.0 billion. This produced a net trade date receivable of $0.8 billion.

17. DERIVATIVES
   =============================================================================
In general, derivatives are contracts or agreements whose values are derived from changes in interest rates, foreign exchange rates, credit spreads, prices of securities, or financial or commodity indices. The timing of cash receipts and payments for derivatives is generally determined by contractual agreement. Derivatives are either standardized contracts executed on an exchange or privately negotiated contracts. Futures and option contracts are examples of standard exchange-traded derivatives. Forward, swap, and option contracts are examples of privately negotiated derivatives. Privately negotiated derivatives are generally not traded like securities. In the normal course of business, however, they may be terminated or assigned to another counterparty if the original holder agrees. We use derivatives for trading or other-than-trading purposes. Other-than-trading purposes are primarily related to our investing activities.

Interest rate swaps are contractual agreements to exchange periodic interest payments at specified intervals. The notional amounts of interest rate swaps are not exchanged; they are used solely to calculate the periodic interest payments. Currency swaps generally involve exchanging principal (the notional amount) and periodic interest payments in one currency for principal and periodic interest payments in another currency.

Credit derivatives include credit default swaps and related swap and option contracts. Credit default swaps are contractual agreements that provide insurance against a credit event of one or more referenced credits. The nature of the credit event is established by the protection buyer and seller at the inception of the transaction. Events include bankruptcy, insolvency, and failure to meet payment obligations when due. The protection buyer pays a periodic fee in return for a contingent payment by the protection seller following a credit event. The contingent payment is typically the loss - the difference between the notional and the recovery amount incurred by the creditor of the reference credit as a result of the event.

Foreign exchange contracts involve an agreement to exchange one country's currency for another at an agreed-upon price and settlement date. Most of the contracts reported in the following table are forward contracts.

Interest rate futures are standardized exchange-traded agreements to receive or deliver a specific financial instrument at a specific future date and price. Forward rate agreements provide for the payment or receipt of the difference between a specified interest rate and a reference rate at a future settlement date. Debt security forwards include to-be-announced and when-issued securities contracts.

Equity and commodity contracts include swaps and futures in the equity and commodity markets and commodity forward agreements. Equity swaps are contractual agreements to receive the appreciation or depreciation in value based on a specific strike price on an equity instrument in return for paying another rate, which is usually based on equity index movements or interest rates. Commodity swaps are contractual commitments to exchange the fixed price of a commodity for a floating price. Equity and commodity futures are exchange-traded agreements to receive or deliver a financial instrument or commodity at a specific future date and price. Equity and commodity forwards are privately negotiated agreements to purchase or sell a specific amount of a financial instrument or commodity at an agreed-upon price and settlement date.

An option provides the option purchaser, for a fee, the right - but not the obligation - to buy or sell a security at a fixed price on or before a specified date. The option writer is obligated to buy or sell the security if the purchaser chooses to exercise the option. These options include contracts in the interest rate, foreign exchange, equity, and commodity markets. Interest rate options include caps and floors.

The following table presents notional amounts for trading and other-than-trading derivatives, based on management's intent and ongoing usage. A summary of the on-balance-sheet credit exposure, which is represented by the net positive fair value associated with trading derivatives and recorded in Trading account assets, is also included in the following table. Our on-balance-sheet credit exposure takes into consideration $94.0 billion and $107.6 billion of master netting agreements in effect as of December 31, 1999 and 1998, respectively.

===========================================================================================================
                                                                                           On-balance-sheet
                                                                 Notional amounts           credit exposure
                                                           ------------------------------------------------
   In billions: December 31                                     1999         1998         1999         1998
-----------------------------------------------------------------------------------------------------------
Interest rate and currency swaps:
    Trading ............................................    $4 338.2     $3 736.7
    Other-than-trading(a)(b) ...........................        63.6         65.4
-----------------------------------------------------------------------------------------------------------
    Total interest rate and currency swaps                   4 401.8      3 802.1        $15.0        $18.1
-----------------------------------------------------------------------------------------------------------
Credit derivatives:
    Trading ............................................       155.6         59.5
    Other-than-trading(a) ..............................        16.8          4.1
-----------------------------------------------------------------------------------------------------------
    Total credit derivatives ...........................       172.4         63.6          0.3          1.4
-----------------------------------------------------------------------------------------------------------
Foreign exchange spot, forward, and futures contracts:
    Trading ............................................       426.6        565.4
    Other-than-trading(a) ..............................        18.8         37.6
-----------------------------------------------------------------------------------------------------------
    Total foreign exchange spot, forward, and futures
    contracts                                                  445.4        603.0          2.2          4.1
-----------------------------------------------------------------------------------------------------------
Interest rate futures, forward rate agreements, and debt
  securities forwards:
    Trading ............................................       924.7      1 458.3
    Other-than-trading .................................        36.7          8.7
-----------------------------------------------------------------------------------------------------------
    Total interest rate futures, forward rate
    agreements, and debt securities forwards                   961.4      1 467.0         0.3          0.3
-----------------------------------------------------------------------------------------------------------
Equity and commodity swaps, forward
  and futures contracts, all trading ...................        94.5         86.0         6.2          3.3
-----------------------------------------------------------------------------------------------------------
Purchased options:(c)
    Trading ............................................     1 275.3      1 291.5
    Other-than-trading(a) ..............................        10.3          0.5
-----------------------------------------------------------------------------------------------------------
    Total purchased options                                  1 285.6      1 292.0        19.7         20.9
-----------------------------------------------------------------------------------------------------------
Written options, all trading(d)                              1 515.2      1 544.0           -            -
-----------------------------------------------------------------------------------------------------------
Total on-balance-sheet credit exposure                                                   43.7         48.1
-----------------------------------------------------------------------------------------------------------

(a) Derivatives used as hedges of other-than-trading positions may be transacted with third parties through independently managed J.P. Morgan derivative dealers that function as intermediaries for credit and administrative purposes. In such cases, the terms of the third-party transaction (notional, duration, currency, etc.) are matched with the terms of the internal trade to ensure that the hedged risk has been offset with a third party. If such terms are not matched or a third-party trade is not transacted, the intercompany trade is eliminated in consolidation.

(b) As of December 31, 1999 and 1998, the notional amounts of derivative contracts used for purposes other-than-trading conducted in the foreign exchange markets, primarily forward contracts, amounted to $24.6 billion and $42.7 billion, respectively. As of December 31, 1999, these contracts were primarily denominated in the following currencies: Euro $7.7 billion, Japanese yen $5.6 billion, Swiss franc $3.0 billion, British pound $2.5 billion, and Canadian dollar $1.4 billion. As of December 31, 1998, these contracts were primarily denominated in the following currencies: German deutsche mark $5.6 billion, French franc $5.4 billion, Japanese yen $4.6 billion, British pound $3.6 billion, Euro $3.2 billion, Swiss franc $3.1 billion, and Italian lira $2.7 billion.

(c) As of December 31, 1999 and 1998, purchased options used for trading purposes included $950.8 billion and $987.1 billion, respectively, of interest rate options; $161.9 billion and $200.9 billion, respectively, of foreign exchange options; and $162.6 billion and $103.5 billion, respectively, of commodity and equity options. Only interest rate options are used for purposes other-than-trading. Purchased options executed on an exchange amounted to $204.1 billion and $269.5 billion, privately negotiated contracts amounted to $1,081.5 billion and $1,022.5 billion as of December 31, 1999 and 1998, respectively.

(d) As of December 31, 1999 and 1998, written options included $1,167.5 billion and $1,239.4 billion, respectively, of interest rate options; $186.8 billion and $196.7 billion, respectively, of foreign exchange options; and $160.9 billion and $107.9 billion, respectively, of commodity and equity options. Written options executed on an exchange amounted to $200.7 billion and $395.9 billion, and privately negotiated contracts amounted to $1,314.5 billion and $1,148.1 billion as of December 31, 1999 and 1998, respectively.

Derivatives are used to hedge or modify the interest rate characteristics of debt investment securities, loans, deposits, other liabilities for borrowed money, long-term debt, and other financial assets and liabilities. Net unrealized gains and losses associated with such derivatives contracts amounted to ($1 million) and $785 million as of December 31, 1999 and 1998, respectively. Gross unrealized gains and gross unrealized losses associated with open derivatives contracts used for these purposes as of December 31, 1999 and 1998, are presented in the following table. Such amounts primarily relate to interest rate and currency swaps used to hedge or modify the interest rate characteristics of long-term debt; debt investment securities, principally mortgage-backed securities; deposits; and other financial instruments.

=============================================================================
                                             Gross        Gross           Net
                                        unrealized   unrealized    unrealized
In millions: December 31                     gains       losses gains/(losses)
-----------------------------------------------------------------------------
   1999
Long-term debt .....................        $  294         $551        ($257)
Debt investment securities .........           192           39          153
Deposits ...........................           181           49          132
Other financial instruments ........           153          182          (29)
-----------------------------------------------------------------------------
Total                                          820          821           (1)
-----------------------------------------------------------------------------

   1998
Long-term debt .....................        $  554         $133         $421
Debt investment securities .........            13           25          (12)
Deposits ...........................           343           16          327
Other financial instruments ........           242          193           49
-----------------------------------------------------------------------------
Total                                        1 152          367          785
-----------------------------------------------------------------------------

The following table presents notional and on-balance-sheet credit exposure by maturity.

NOTIONAL AMOUNT (TRADING AND OTHER-THAN-TRADING)
=============================================================================

-------------------------------------------------------------------------------------------------------------
                                                                     After one year
                                                              Within     but within   After five
In billions: December 31                                    one year     five years        years   Total 1999
-------------------------------------------------------------------------------------------------------------
Interest rate and currency swaps .........................    $1 179.1     $1 877.6     $1 345.1     $4 401.8
Credit derivatives .......................................        19.2        142.9         10.3        172.4
Foreign exchange spot, forward, and futures contracts ....       429.3         15.6          0.5        445.4
Interest rate futures, forward rate agreements, and debt
  securities forwards ....................................       800.2        160.9          0.3        961.4
Equity and commodity swaps, forward and futures contracts.        81.4         11.5          1.6         94.5
Purchased option contracts ...............................       458.8        611.9        214.9      1 285.6
Written option contracts .................................       458.3        787.9        269.0      1 515.2
-------------------------------------------------------------------------------------------------------------

ON-BALANCE-SHEET CREDIT EXPOSURE (TRADING)
=============================================================================

---------------------------------------------------------------------------------------------------------------
                                                                      After one year
                                                                Within    but within   After five
In billions: December 31                                      one year    five years        years   Total 1999
---------------------------------------------------------------------------------------------------------------
Interest rate and currency swaps ...........................      $4.0          $6.4         $4.6        $15.0
Credit derivatives .........................................       0.1           0.1          0.1          0.3
Foreign exchange spot, forward, and futures contracts ......       2.1           0.1         -             2.2
Interest rate futures, forward rate agreements, and debt
  securities forwards ......................................       0.2           0.1         -             0.3
Equity and commodity swaps, forward and futures contracts ..       5.3           0.8          0.1          6.2
Purchased option contracts .................................       7.0           9.3          3.4         19.7
---------------------------------------------------------------------------------------------------------------

After considering the effect of collateral and purchased credit protection, as of December 31, 1999 no individual industry exceeded 10% of total on-balance-sheet derivative credit exposure, with the exception of banks (39%). In addition, no individual country exceeded 10% of total on-balance-sheet derivative credit exposure, with the exception of the United States (35%). On a regional basis, exposures were 35% to North America, 53% to Europe, 10% to Asia Pacific, and 2% to Latin America.

18. LOANS
========================================================================
INDUSTRY OR TYPE OF BORROWER
The table below provides loan detail by industry and location of the borrower or, in the case of guaranteed loans, the industry and location of the guarantor. The table does not consider collateral or purchased credit protection.

=========================================================================
In millions: December 31                                1999         1998
-------------------------------------------------------------------------

DOMESTIC
Commercial and industrial ......................    $  8 459     $  5 755
Financial institution:
  Banks ........................................         234          934
  Other financial institutions .................       2 097        2 183
Real estate ....................................       2 731        1 787
Other, primarily individuals and including
  U.S. state and political subdivisions ........       1 881        3 776
-------------------------------------------------------------------------
                                                      15 402       14 435
-------------------------------------------------------------------------

FOREIGN
Commercial and industrial ......................       8 252        5 834
Financial institution:
  Banks ........................................       1 664        2 507
  Other financial institutions .................         453          846
Real estate ....................................         169          418
Governments and official institutions ..........         396          917
Other, primarily individuals ...................         513          538
-------------------------------------------------------------------------
                                                      11 447       11 060
-------------------------------------------------------------------------
Total loans                                           26 849       25 495
-------------------------------------------------------------------------


MATURITY PROFILE OF LOAN PORTFOLIO
The following table shows our loan portfolio by maturity and industry of borrower as of December 31, 1999.

=================================================================================================
                                                               Maturing
-------------------------------------------------------------------------------------------------
                                                              After one
                                                    Within     year but   After five
In millions: December 31                          one year  within five        years        Total
-------------------------------------------------------------------------------------------------
Commercial and industrial ......................   $ 7 186      $ 7 854       $1 671      $16 711
Financial institution:
  Banks ........................................     1 708          171           19        1 898
  Other financial institutions .................       918          663          969        2 550
Real estate ....................................       319        1 189        1 392        2 900
Foreign governments and official institutions ..       103          182          111          396
Other, primarily individuals and including
  U.S. state and political subdivisions ........     1 675          599          120        2 394
-------------------------------------------------------------------------------------------------
Total loans                                         11 909       10 658        4 282       26 849
-------------------------------------------------------------------------------------------------

INTEREST RATE STRUCTURE OF LOAN PORTFOLIO
The table below shows our loan portfolio based on interest rate structure as of December 31, 1999.

==============================================================================================
                                                          Maturing
                                          ----------------------------------------------------

                                                         After one
                                               Within     year but     After five
In millions: December 31                     one year  within five          years        Total
----------------------------------------------------------------------------------------------

Loans at fixed rates of interest ........    $  2 263    $     853         $1 584     $  4 700
Loans at floating rates of interest .....       9 646        9 805          2 698       22 149
----------------------------------------------------------------------------------------------
Total loans                                    11 909       10 658          4 282       26 849
----------------------------------------------------------------------------------------------

LOAN CONCENTRATIONS
As of December 31, 1999 no individual industry exceeded 10% of total loans, after considering the effect of cash and marketable securities collateral and purchased credit protection, with the exception of real estate (17%) and other financial institutions (11%). In addition, as of December 31, 1999 no individual country exceeded 10% of total loans, with the exception of the United States (54%) and the United Kingdom (11%). On a regional basis, exposures were 54% to North America, 32% to Europe, 8% to Latin America and 6% to Asia Pacific.


LOANS HELD FOR SALE
Included in Loans are loans held for sale of approximately $3.2 billion as of December 31, 1999, compared with $2.8 billion as of December 31, 1998. These loans are recorded on the balance sheet at the lower of cost or fair value and are primarily to borrowers in the U.S. in various industries.

19. OTHER CREDIT-RELATED PRODUCTS
============================================================================
Lending commitments include commitments to extend credit, standby letters of credit and guarantees. The contractual amounts of these instruments represent the amount at risk should the contract be fully drawn upon, the client default, and the value of the collateral become worthless.

The total contractual amount of credit-related financial instruments does not represent the future liquidity requirements, since we expect a significant amount of commitments to expire or mature without being drawn. The credit risk associated with these instruments varies according to each client's creditworthiness and the value of any collateral held. Commitments to extend credit generally require clients to meet certain credit-related terms and conditions before drawdown. Market risk for commitments to extend credit, standby letters of credit, and guarantees, while not significant, may arise as availability of and access to credit markets change.

The following table summarizes the contractual amount of credit-related instruments as of December 31.

======================================================================

In billions: December 31                             1999         1998
----------------------------------------------------------------------

Commitments to extend credit ..................     $69.3        $73.0
Standby letters of credit and guarantees ......      13.8         15.9
----------------------------------------------------------------------
Total lending commitments                            83.1         88.9
----------------------------------------------------------------------


We also have securities lending indemnifications associated with our Euroclear-related activities of $5.6 billion and $4.1 billion as of December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, J.P. Morgan held cash and other collateral in full support of these securities lending indemnifications.

After considering the effect of collateral and purchased credit protection, as of December 31, 1999 no individual industry exceeded 10% of total lending commitments, with the exception of other financial institutions (11%). In addition, no individual country exceeded 10% of total lending commitments, with the exception of the United States (86%). On a regional basis, exposures were 86% to North America, 13% to Europe, and 1% to Asia Pacific.

PURCHASE OF CREDIT PROTECTION
Since December 1997, we have entered into three Synthetic Collateralized Loan Obligations that has allowed us to reduce the credit risk on a portfolio of counterparties totaling approximately $20 billion in notional amount. This was accomplished using credit default swaps, whereby the credit risk is transferred into the capital markets via a special purpose entity, without us having to sell the assets or change their composition. The structures provide protection at the counterparty level, that is, protection is provided on all exposures to a referenced counterparty versus on a specific loan, commitment or derivative transaction to that counterparty. We have retained the first risk of loss equity tranche in these transactions totaling $224 million. As a result of these structures, we were able to reduce economic capital by approximately $406 million as of December 31, 1999. These structures have also allowed us to reduce our risk-adjusted assets by approximately $4.8 billion as of December 31, 1999, thereby increasing our Tier I and Total risk-based capital ratios by 31 basis points (0.31%) and 45 basis points (0.45 %), respectively. In particular, these transactions have allowed us to convert the credit risk associated with $20 billion of diversified exposure on our balance sheet - as described in the following table - from various lower credit ratings to that we believe is equivalent to a AAA+ counterparty.

===============================================
Counterparty rating           Notional exposure
-----------------------------------------------

AAA .......................            $  1 058
AA ........................               3 869
A .........................               8 432
BBB .......................               5 282
BB ........................               1 020
B .........................                 271
CCC and below .............                 342
-----------------------------------------------
Total                                    20 274
-----------------------------------------------

The notional exposures in the above table are diversified by counterparty in the following industries: banks - $2,731 million; nonbank financial institutions - $2,930 million; governments - $855 million; commercial and industrial - $5,222 million; cyclical $4,609 million; and non-cyclical - $3,927 million.

In addition to the above transactions, during 1999 the firm executed a collateralized loan obligation transaction, whereby we participated out to third parties approximately $2.3 billion of traditional credit product exposure. This transaction resulted in a decrease of $60 million in economic capital. In 1999, the firm also entered into single name credit default swaps to hedge some of the credit exposure arising from our traditional lending and the derivatives activities. As of December 31, 1999, the total outstanding notional amount of single name credit default swaps where the firm had bought protection was approximately $15 billion.

20. IMPAIRED LOANS
==============================================================================
The following table shows impaired loans - net of charge-offs - as of December
31.

======================================================================
In millions: December 31            1999(a)    1998(a)(b)   1997(a)(b)
----------------------------------------------------------------------

Commercial and industrial ......     $54        $  25        $  56
Banks ..........................      -            -            28
Other ..........................      23           97           29
----------------------------------------------------------------------
Total impaired loans                  77          122          113
----------------------------------------------------------------------
Allowance for impaired loans          24           34           50
----------------------------------------------------------------------

(a) Impaired loans for which no SFAS No. 114 reserve was deemed necessary were $22 million, $15 million, and $9 million as of December 31, 1999, 1998, and 1997, respectively. As of December 31, 1999, approximately 40% of impaired loans were measured for impairment using observable market prices, 40% using the fair value of collateral, and the remainder using the present value of future cash flows.

(b) Certain reclassifications were made to conform with the categorization used in Bank regulatory filings.

An analysis of the effect of impaired loans - net of charge-offs - on interest revenue for 1999, 1998, and 1997 is presented in the following table.

===============================================================================================
In millions                                                      1999         1998         1997
-----------------------------------------------------------------------------------------------

Interest revenue that would have been recorded if accruing ....  $ 10           $6          $ 9
Net interest revenue recorded:
  Related to the current period ...............................    -             5            3
  Related to prior periods ....................................    -             -            2
-----------------------------------------------------------------------------------------------
(Negative) impact of impaired loans on interest revenue           (10)          (1)          (4)
-----------------------------------------------------------------------------------------------


Interest that would have been recorded if accruing represents $5 million, $3 million, and $4 million from borrowers in the U.S., and $5 million, $3 million, and $5 million from borrowers outside the U.S. in 1999, 1998, and 1997, respectively. Interest revenue recorded represents $3 million and $6 million from borrowers in the U.S., and $2 million and ($1 million) from borrowers outside the U.S. in 1998 and 1997, respectively.

As of December 31, 1999 and 1998, loans of $29 million and $38 million, respectively, were over 90 days past due (principal or interest) and still accruing interest, but not considered impaired.

For 1999, 1998, and 1997, the average recorded investments in impaired loans amounted to $110 million, $78 million, and $99 million, respectively.

The following table presents impaired loans - net of charge-offs - organized by the location of the counterparty.


========================================================================
In millions: December 31                1999         1998(a)      1997(a)
------------------------------------------------------------------------

COUNTERPARTIES IN THE U.S.:
  Commercial and industrial ..........   $18        $  16        $  12
  Other ..............................    13           83           16
------------------------------------------------------------------------
                                          31           99           28
------------------------------------------------------------------------

COUNTERPARTIES OUTSIDE THE U.S.:
  Commercial and industrial ..........    36            9           44
  Banks ..............................     -            -           28
  Other ..............................    10           14           13
------------------------------------------------------------------------
                                          46           23           85
------------------------------------------------------------------------
Total impaired loans                      77          122          113
------------------------------------------------------------------------

(a) Certain reclassifications were made to conform with the categorization used in Bank regulatory filings.


The following table presents an analysis of the changes in impaired loans.

========================================================================================

In millions                                               1999         1998         1997
----------------------------------------------------------------------------------------

IMPAIRED LOANS, JANUARY 1                                 $122         $113         $120
----------------------------------------------------------------------------------------

Additions to impaired loans ..........................     141          252          123
Less:
  Repayments of principal, net of additional advances.     (45)         (40)         (21)
  Impaired loans returning to accrual status .........     (86)         (39)         (48)
  Charge-offs:(a)
         Commercial and industrial ...................     (16)         (46)         (21)
         Banks and other financial institutions ......      (1)         (83)         (17)
         Other .......................................     (30)         (26)          (2)
  Interest and other credits .........................      (8)          (9)          (7)
  Sales and swaps of loans ...........................       -            -          (14)
----------------------------------------------------------------------------------------

IMPAIRED LOANS, DECEMBER 31                                 77          122          113
----------------------------------------------------------------------------------------


(a) Charge-offs include losses on loan sales of $105 million for 1998 with a carrying value of $1.1 billion. The carrying value of loans sold is not included in the above table.

Lending commitments to counterparties considered impaired totaled $65 million and $18 million at December 31, 1999 and 1998, respectively.

21. ALLOWANCES FOR CREDIT LOSSES
============================================================================
Our allowances for credit losses include an allowance for loan losses and an allowance for credit losses on lending commitments.

The following table summarizes the activity of the allowance for loan losses during the last three years.

=============================================================================================================
In millions                                                                  1999         1998         1997
-------------------------------------------------------------------------------------------------------------

BEGINNING BALANCE, JANUARY 1 ..........................................     $ 470        $ 546         $566
-------------------------------------------------------------------------------------------------------------

(Reversal of provision)/provision for loan losses in the U.S. .........       (14)          60           -
(Reversal of provision)/provision for loan losses outside the U.S. ....      (161)          50           -
-------------------------------------------------------------------------------------------------------------
                                                                             (175)         110           -
-------------------------------------------------------------------------------------------------------------
Reclassifications in the U.S. .........................................        -             6            5
Reclassifications outside the U.S. ....................................        -           (56)         (25)
-------------------------------------------------------------------------------------------------------------
                                                                               -           (50)(a)      (20)(a)
-------------------------------------------------------------------------------------------------------------
Recoveries:
Counterparties in the U.S. ............................................         4           13           20
Counterparties outside the U.S. .......................................        29            6           20
-------------------------------------------------------------------------------------------------------------

                                                                               33           19           40
-------------------------------------------------------------------------------------------------------------
Charge-offs:(b)
  Counterparties in the U.S. ..........................................       (38)          (5)          (3)
  Counterparties outside the U.S.:
         Commercial and industrial ....................................        (3)         (44)         (20)
         Banks and other financial institutions .......................        (1)         (83)         (17)
         Other ........................................................        (5)         (23)           -
-------------------------------------------------------------------------------------------------------------
                                                                              (47)        (155)         (40)
-------------------------------------------------------------------------------------------------------------

Net charge-offs(c)                                                            (14)        (136)           -
-------------------------------------------------------------------------------------------------------------
ENDING BALANCE, DECEMBER 31                                                   281          470          546
-------------------------------------------------------------------------------------------------------------
International portion of the allowance, December 31(d)                        134          272          379
-------------------------------------------------------------------------------------------------------------

(a) Prior to July 1, 1998, changes, excluding charge-offs and recoveries, across balance sheet reserve or allowance captions - which included an adjustment for trading derivatives needed to determine fair value, an allowance for loan losses, and an allowance for credit losses on lending commitments - were shown as reclassifications. Reclassifications had no impact on net income and, accordingly, were not shown on the income statement. Subsequent to July 1, 1998, reclassifications across balance sheet captions for allowances are reflected as provisions and reversals of provisions in the "Consolidated statement of income." If reclassifications prior to July 1, 1998, were included in the "Consolidated statement of income," these captions would change as follows, with no impact on net income: In 1998, Provision for loan losses and Trading revenue would both decrease by $50 million; in 1997, Provision for loan losses would decrease by $20 million, Trading revenue would decrease by $35 million, and Other revenue would increase by $15 million.

(b) Charge-offs include losses on loan sales, primarily banks and other financial institutions, of $33 million and $105 million during 1999 and 1998, respectively.

(c) Net charge-offs as a percentage of average loans were 0.05% and 0.44% for 1999 and 1998, respectively.

(d) Not reflected in the above table are transfers to the international portion of the allowance from the domestic portion of $3 million, $43 million, and $32 million in 1999, 1998, and 1997, respectively.

The following table displays our allowance for loan losses by component as of December 31.

=======================================================================================
In millions: December 31                                 1999         1998         1997
---------------------------------------------------------------------------------------

Specific counterparty components in the U.S. ........   $  11        $  29        $  55
Specific counterparty components outside the U.S. ...      13            5           51
---------------------------------------------------------------------------------------
Total specific counterparty                                24           34          106
---------------------------------------------------------------------------------------
Expected loss(a) ....................................     257          436          440
---------------------------------------------------------------------------------------
Total                                                     281          470          546
---------------------------------------------------------------------------------------

(a) During 1999, we revised our model for calculating expected credit losses to incorporate factors for estimating loss previously included in our country, expected loss, and general components of our allowances. For disclosure purposes, the country, expected loss, and general components of prior periods have been aggregated and included in the expected loss caption in the above table.

The following table summarizes the activity of the allowance for credit losses on lending commitments during the last three years.

===========================================================================================================
In millions                                                                  1999         1998         1997
-----------------------------------------------------------------------------------------------------------

BEGINNING BALANCE, JANUARY 1                                                 $125         $185         $200
-----------------------------------------------------------------------------------------------------------
Provision/(reversal of provision) for credit losses in the U.S. ........       18          (60)          -
Reversal of provision for credit losses outside the U.S. ...............      (18)          -            -
-----------------------------------------------------------------------------------------------------------
                                                                                -          (60)           -
-----------------------------------------------------------------------------------------------------------
Reclassifications in the U.S. ..........................................        -            -            -
Reclassifications outside the U.S. .....................................        -            -          (15)
-----------------------------------------------------------------------------------------------------------
                                                                                -            -          (15)
-----------------------------------------------------------------------------------------------------------
ENDING BALANCE, DECEMBER 31                                                   125          125          185
-----------------------------------------------------------------------------------------------------------
International portion of the allowance, December 31(a)                         46           69          107
-----------------------------------------------------------------------------------------------------------

(a) Not reflected in the above table are transfers (from)/to the international portion of the allowance to the domestic portion of ($5 million), ($27 million), and $33 million in 1999, 1998, and 1997, respectively.


The following table displays our allowance for credit losses on lending commitments by component as of December 31.

=====================================================================================
In millions: December 31                               1999         1998         1997
-------------------------------------------------------------------------------------

Specific counterparty components in the U.S. ......   $  19        $   1      $     -
Specific counterparty components outside the U.S. .       3            2            2
-------------------------------------------------------------------------------------
Total specific counterparty .......................      22            3            2
-------------------------------------------------------------------------------------
Expected loss(b)                                        103          122          183
-------------------------------------------------------------------------------------
Total                                                   125          125          185
-------------------------------------------------------------------------------------

(b) During 1999, we revised our model for calculating expected credit losses to incorporate factors for estimating loss previously included in our country, expected loss, and general components of our allowances. For disclosure purposes, the country, expected loss, and general components of prior periods have been aggregated and included in the expected loss caption in the above table.

22. PREMISES AND EQUIPMENT
================================================================================
This table presents components of premises and equipment as of December 31.

===================================================================================
In millions: December 31                                          1999         1998
-----------------------------------------------------------------------------------

Land ......................................................    $   118      $   112
Buildings .................................................      1 134        1 130
Equipment and furniture ...................................      1 096        1 064
Capitalized software costs ................................        143           -
Leasehold improvements ....................................        327          420
Property under financing obligation: land and building ....        474          488
Construction-in-progress ..................................         24           17
-----------------------------------------------------------------------------------
                                                                 3 316        3 231
Less: accumulated depreciation/amortization ...............      1 319        1 350
-----------------------------------------------------------------------------------
                                                                 1 997        1 881
-----------------------------------------------------------------------------------

Beginning in 1999 we capitalized $143 million of software costs in accordance with SOP 98-1 (see note 1). Amortization related to these costs were $5 million.

Depreciation expense totaled $189 million in 1999, $208 million in 1998, and $185 million in 1997. No interest was capitalized in connection with various construction projects in 1999 or 1998. Refer to note 5.

23. DEPOSITS AND OTHER BORROWINGS
=============================================================================

DEPOSITS
The table below presents deposits in offices in the U.S. and outside the U.S.

==============================================================
In millions: December 31                     1999         1998
--------------------------------------------------------------

NON-INTEREST-BEARING DEPOSITS:
  In offices in the U.S. ..............   $   898      $ 1 242
  In offices outside the U.S. .........       498          563
--------------------------------------------------------------
                                            1 396        1 805
--------------------------------------------------------------
INTEREST-BEARING DEPOSITS:
  In offices in the U.S. ..............     4 209        7 724
  In offices outside the U.S. .........    39 714       45 499
--------------------------------------------------------------
                                           43 923       53 223
--------------------------------------------------------------
Total deposits                             45 319       55 028
--------------------------------------------------------------

Except for time deposits in 1997, no average balance in offices in the U.S. for any individual deposit category exceeded 10% of the average total deposits in 1999, 1998, or 1997. In 1997 the average balance for time deposits in offices in the U.S. was $7,350 million, and the average rate paid was 5.75%.

Average deposits in offices outside the U.S. are presented in the following table.

===================================================================================================================
                                                                 1999                  1998                  1997
                                                     Average    Average     Average   Average    Average    Average
In millions                                          balance  rate paid     balance rate paid    balance  rate paid
-------------------------------------------------------------------------------------------------------------------

INTEREST-BEARING DEPOSITS
From banks in foreign countries ..............       $13 545       3.81%    $13 908      4.86%   $14 777       4.55%
From foreign governments and official
 institutions ................................         8 813       4.70      12 787      5.04     13 656       5.15
Other time ...................................        19 061       4.61      19 992      4.96     15 461       5.02
On demand ....................................         2 581       4.14       2 357      4.74      2 360       2.69
-------------------------------------------------------------------------------------------------------------------
Total interest-bearing deposits in
 offices outside the U.S.                             44 000       4.35      49 044      4.95     46 254       4.79
-------------------------------------------------------------------------------------------------------------------
NONINTEREST-BEARING DEPOSITS
From banks in foreign countries ..............           105                    222                 121
From foreign governments and official
 institutions ................................             2                      -                   2
Other demand .................................           445                    562                 329
-------------------------------------------------------------------------------------------------------------------
Total non-interest-bearing deposits in
 offices outside the U.S.                                552                    784                 452
-------------------------------------------------------------------------------------------------------------------

Foreign-country-related deposits in offices in the U.S. totaled approximately $0.3 billion as of December 31, 1999; $0.8 billion as of December 31, 1998; and $0.6 billion as of December 31, 1997.

This table presents a profile of the maturities of time certificates of deposit and other time deposits in denominations of $100,000 or more as of December 31, 1999.

====================================================================================================
                                                                After six
                                          Within  After three  months but       After
                                           three   months but      within         one
In millions: December 31, 1999            months   within six     one year       year          Total
----------------------------------------------------------------------------------------------------


OFFICES IN THE U.S.
Time certificates of deposit .........   $ 1 824       $  222         $200    $     1        $ 2 247
Other time deposits ..................        39            -            -        462            501
----------------------------------------------------------------------------------------------------
                                           1 863          222          200        463          2 748
----------------------------------------------------------------------------------------------------

OFFICES OUTSIDE THE U.S.
Time certificates of deposit .........     4 557          678           99        252          5 586
Other time deposits ..................    19 101          970          559      1 752         22 382
----------------------------------------------------------------------------------------------------
                                          23 658        1 648          658      2 004         27 968
----------------------------------------------------------------------------------------------------

PURCHASED FUNDS AND OTHER BORROWINGS
Purchased funds and other borrowings are detailed in the following table.
==========================================================================================
In millions                                                1999         1998         1997
------------------------------------------------------------------------------------------
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Balance at year-end ..............................      $58 950      $62 784      $53 202
Average balance ..................................       60 928       68 534       63 163
Maximum month-end balance ........................       69 315       82 740       73 447
Average interest rate:
  During year ....................................         4.89%        5.45%        5.24%
  At year-end ....................................         4.37         4.76         5.99
------------------------------------------------------------------------------------------

FEDERAL FUNDS PURCHASED (DAY-TO-DAY)
Balance at year-end ..............................       $  743       $  584       $4 602
Average balance ..................................          911        2 003        3 958
Maximum month-end balance ........................        2 785        7 770        6 186
Average interest rate:
  During year ....................................         5.55%        5.63%        5.56%
  At year-end ....................................         4.56         5.24         6.43
------------------------------------------------------------------------------------------

COMMERCIAL PAPER
Balance at year-end ..............................      $11 854     $  6 637       $6 622
Average balance ..................................       11 047        9 682        4 858
Maximum month-end balance ........................       14 774       12 738        6 622
Average interest rate:
  During year ....................................         5.26%        5.57%        5.39%
  At year-end ....................................         5.59         5.19         5.78
------------------------------------------------------------------------------------------

OTHER LIABILITIES FOR BORROWED MONEY
Federal funds purchased (term):
  Balance at year-end ............................         $590       $  460       $1 465
  Average balance ................................          347          689          435
  Maximum month-end balance ......................          915        1 495        1 465
  Average interest rate:
    During year ..................................         5.16%        5.66%        5.71%
    At year-end ..................................         6.00         5.29         5.79
Other:
  Balance at year-end ............................      $ 9 668      $12 055      $15 711
  Average balance ................................       10 141       13 620       17 813
  Maximum month-end balance ......................       13 559       16 407       20 107
  Average interest rate:
    During year ..................................         7.63%        6.90%        6.02%
    At year-end ..................................         7.67         6.39         4.78
------------------------------------------------------------------------------------------

We computed average interest rates during each year by dividing total interest expense by the average amount borrowed. Average interest rates at year-end are average rates for a single day and, as such, may reflect one-day market distortions that are not indicative of generally prevailing rates. Original maturities of securities sold under agreements to repurchase are usually not more than six months. Original maturities of commercial paper are generally not more than nine months. Other liabilities for borrowed money tend to have original maturities of one year or less.

24. LONG-TERM DEBT
================================================================================

The net proceeds from the issuance of J.P. Morgan's long-term debt may be used for general corporate purposes. This includes investing in equity and debt securities and advancing funds to our subsidiaries. We have the option to redeem certain debt, before it matures, at specified prices.


LONG-TERM DEBT QUALIFYING AS RISK-BASED CAPITAL
Long-term debt that qualifies as risk-based capital generally must be unsecured and subordinated with an original weighted-average maturity of at least five years. Subordinated debt would be junior in right of payment to all other indebtedness in the event of our liquidation. The following table presents long-term debt that qualifies as risk-based capital. It represents all our subordinated issues as of December 31.

============================================================================================================
                                                                                                  Total debt
                                                 J.P. Morgan (parent)   Morgan Guaranty          outstanding
                                                 --------------------  ----------------       --------------
                                                   Fixed  Floating      Fixed  Floating
   In millions                                      rate      rate       rate      rate       1999      1998
------------------------------------------------------------------------------------------------------------
   CONTRACTUAL MATURITY DATE
2000 .......................................    $      -      $200    $    -        $ -     $  200    $  200
2002 .......................................         200       446        211         -        857       859
2003 .......................................         218        -          -          -        218       228
2004 .......................................         671        -          -          -        671       662
2005 - 2009 ................................       2 535       294         -          -      2 829     1 833
Thereafter .................................       1 101(a)    255         -          -      1 356     1 332
------------------------------------------------------------------------------------------------------------
                                                                                             6 131     5 114
Less: amortization for risk-based capital
  purposes(b) ..............................                                                  (929)     (544)
------------------------------------------------------------------------------------------------------------
Total long-term debt qualifying as risk-based
  capital                                                                                    5 202     4 570
------------------------------------------------------------------------------------------------------------

(a) Amounts include $323 million of outstanding zero-coupon notes as of December 31, 1999. The principal amount of these notes is $2,396 million, of which $10 million matures in 2017, $2,250 million matures in 2027, $100 million matures in 2028, and $36 million matures in 2038. The weighted-average yield to maturity on the notes, which do not bear interest, is 5.21%. The carrying value increases as the discount on the notes is accreted to interest expense.

(b) The balance of debt qualifying as risk-based capital is reduced 20% per year during each of the last five years prior to maturity.


LONG-TERM DEBT NOT QUALIFYING AS RISK-BASED CAPITAL
The following table presents long-term debt that does not qualify as risk-based capital. Most of the debt in this table is senior debt as of December 31. Senior debt has a higher claim on our assets than junior or subordinated debt.

=============================================================================================================
                                                                                                   Total debt
                                                 J.P. Morgan (parent)     Morgan Guaranty         outstanding
                                                 --------------------    ----------------      --------------
                                                   Fixed     Floating     Fixed  Floating
   In millions                                      rate         rate      rate      rate      1999      1998
-------------------------------------------------------------------------------------------------------------
   CONTRACTUAL MATURITY DATE
1999 .......................................  $       -       $    -     $    -    $    -    $    -   $10 314
2000 .......................................       1 745(a)    4 283        642       535     7 205     4 848(a)
2001 .......................................         814       1 158        947       531     3 450     2 600
2002 .......................................          -          754(d)     500        -      1 254       591
2003 .......................................         351         168        323        -        842       902
2004 .......................................         357       1 151        310       102     1 920       381
2005 - 2009 ................................         969(b)      430         -        689     2 088     1 536(b)
Thereafter .................................         404(c)      158        264(e)    227     1 053     1 048(c)(f)
British pound financing obligation(g) ......                                                    307       273
-------------------------------------------------------------------------------------------------------------
                                                                                             18 119    22 493
Add: amortization for risk-based capital
  purposes(h) ..............................                                                    929       544
-------------------------------------------------------------------------------------------------------------
Total long-term debt not qualifying as
  risk-based capital                                                                         19 048    23 037
-------------------------------------------------------------------------------------------------------------

(a) Amounts include 2.5% cumulative Series A Commodity-Indexed Preferred Securities (ComPS) with a face value of $50 million; a carrying value of $40.2 million and $50 million as of December 31, 1999 and 1998, respectively; and a maturity date, which may change as defined, of October 16, 2000. J.P. Morgan Index Funding Company I (JPMIFC),a wholly owned subsidiary of J.P. Morgan, is the issuer of the ComPS. The ComPS redemption price is indexed to the JPMCI Crude Oil Total Return Index and may be more or less than the face amount of the ComPS. The proceeds of the sale of ComPS and JPMIFC's common stock were used by JPMIFC to purchase $50 million, 2.5% Series A Intercompany Notes (Intercompany Notes) of Morgan Guaranty. The Intercompany Notes are the sole assets of JPMIFC and have the same terms as the ComPS. The obligations of J.P. Morgan under agreements with JPMIFC, as defined, constitute a full and unconditional guarantee, on a subordinated basis, of payments due on the ComPS.

(b) Includes notes maturing in 2008 - 2009 for which the interest rates were reset during 1998 for the following 10-year term based on the interest rate for 10-year U.S. Treasury securities at that time. The carrying amount of these notes was $425 million as of December 31, 1999 and 1998.

(c) Amounts include a convertible mortgage loan with a carrying value of $404 million and $405 million as of December 31, 1999 and 1998, respectively. The interest rate on the loan increases 0.5% every four years from 7%, as set in 1988, to 9% in 2004. After 2008, the rate will be fixed based on the interest rate for 10-year U.S. Treasury securities at that time. Beginning in 2008 the loan may be converted, at the option of the lender, into a 49% interest in the J.P. Morgan building at 60 Wall Street. If the loan is converted, J.P. Morgan will have the option to lease the property for seven 10-year terms. J.P. Morgan has the right to prepay the debt if the lender does not exercise the conversion option. The loan is collateralized by the 60 Wall Street building owned by Morgan Guaranty.

(d) Amounts include Series B Commodity-Indexed Preferred Securities (ComPS) with a face value of $70.2 million; a carrying value of $70.2 million at December 31, 1999; and a maturity date, which may change as defined, of March 4, 2002. J.P. Morgan Index Funding Company I (JPMIFC), a wholly owned subsidiary of J.P. Morgan, is the issuer of the ComPS. The proceeds of the sale of ComPS and JPMIFC's common stock were used by JPMIFC to purchase $70.2 million, Series B Intercompany Notes (Intercompany Notes) of Morgan Guaranty. The Intercompany Notes including those in note (a) above are the sole assets of JPMIFC and have the same terms as the ComPS. The obligations of J.P. Morgan under agreements with JPMIFC, as defined, constitute a full and unconditional guarantee, on a subordinated basis, of payments due on the CompPS.

(e) Amounts represent $264 million of outstanding zero-coupon notes as of December 31, 1999. The principal amount of these notes is $2,951 million. The weighted-average yield to maturity on the notes, which do not bear interest, is 16.51%. The carrying value increases as the discount on the notes is accreted to interest expense.

(f) Amounts represent $306 million of outstanding zero-coupon notes as of December 31, 1998. The principal amount of these notes is $3,221 million. The weighted-average yield to maturity on the notes, which do not bear interest, is 14.56%. The carrying value increases as the discount on the notes is accreted to interest expense.

(g) Represents the sale of a 52.5% interest in J.P. Morgan's office building complex in London. The transaction is treated as a financing obligation, which is being partly amortized over a 25-year period, corresponding with J.P. Morgan's initial lease term for the entire complex. A residual liability is maintained and is treated as a 25 year participating mortgage in accordance with the provisions of SOP 97-1. J.P. Morgan has renewal options to lease this space for an additional 50 years. The lease contains escalation clauses under which rental payments will be redetermined every five years, beginning after year 15. Interest on the financing obligation is imputed annually at an effective rate that varies depending on then-current rental rates in the London real estate market. The table below presents the aggregate amounts of minimum cash payments (at the December 31, 1999, exchange rate) to be applied to the financing obligation for each of the five years subsequent to December 31, 1999, and thereafter.

==========================================================
   In millions
----------------------------------------------------------
2000 ..........................................       $25
2001 ..........................................        26
2002 ..........................................        27
2003 ..........................................        27
2004 ..........................................        27
Thereafter ....................................       411
----------------------------------------------------------
Total cash payments ...........................       543
Less: interest ................................      (236)
----------------------------------------------------------
Balance outstanding at December 31, 1999              307
----------------------------------------------------------

(h) The balance of debt qualifying as risk-based capital is reduced 20% per year during each of the last five years prior to maturity.


The long-term debt tables above include non-U.S.-dollar-denominated debt totaling $6,459 million and $4,943 million as of December 31, 1999 and 1998, respectively. Of this amount, $3,871 million and $4,189 million were fixed-rate instruments, while $2,588 million and $754 million were floating-rate instruments, as of December 31, 1999 and 1998, respectively.

Also included in these long-term debt tables are notes issued under J.P. Morgan's domestic and euro-medium term notes programs totaling $9,713 million and $9,884 million as of December 31, 1999 and 1998, respectively. Based solely on contractual terms, the weighted-average interest rate of these issues was 6.27% and 5.42% as of December 31, 1999 and 1998, respectively. Maturities of these issues as of December 31, 1999, range from 2000 to 2038.

The ranges of interest rates associated with long-term debt as of December 31 are summarized in the following table for 1999 and 1998. They are based on the yield to maturity for zero-coupon notes and contractual terms for all other issues.

================================================================================
                                                        1999               1998
--------------------------------------------------------------------------------
U.S. dollar fixed-rate issues ..............   2.50 -  10.00%      2.50 - 10.00%
U.S. dollar floating-rate issues(a) ........   1.00 -   8.50       4.97 -  8.00
Non-U.S. dollar fixed-rate issues ..........   1.00 -  22.00       2.00 - 22.00
Non-U.S. dollar floating-rate issues(a) ....   1.15 -   9.13       1.00 -  9.84
--------------------------------------------------------------------------------

(a) Floating rates are determined by formulas and may be subject to certain minimum or maximum rates.


The weighted-average interest rate for total long-term debt was 7.81% and 6.50% as of December 31, 1999 and 1998, respectively. In order to modify exposure to interest rate and currency exchange rate movements, J.P. Morgan utilizes derivative instruments, primarily interest rate and currency swaps, in conjunction with some of its debt issues. The effect of these instruments used to modify this is included in the calculation of interest expense on the associated debt. The weighted-average interest rate for total long-term debt, including the effects of the related derivative instruments, was 6.20% and 5.51% as of December 31, 1999 and 1998, respectively.


25. INCOME TAXES
============================================================================
The following table presents the current and deferred portions of income tax expense included in the "Consolidated statement of income."
============================================================================

                                                    1999                           1998                            1997
                              --------------------------    ---------------------------     ---------------------------
   In millions                Current Deferred     Total    Current   Deferred    Total     Current   Deferred    Total
-----------------------------------------------------------------------------------------------------------------------
INCOME TAX EXPENSE (BENEFIT)
U.S. .......................   $  392    ($ 16)   $  376      $  20      ($366)   ($346)       $221      ($151)   $  70
Foreign ....................      641      (24)      617        794        (53)     741         539          7      546
State and local ............       43       23        66         66         (7)      59         106        (33)      73
-----------------------------------------------------------------------------------------------------------------------
                                1 076      (17)    1 059        880       (426)     454         866       (177)     689
-----------------------------------------------------------------------------------------------------------------------

The income tax (benefit)/expense related to net realized gains and write-downs for other-than-temporary impairments in value on debt and equity investment securities, excluding securities in SBICs, was ($77 million) in 1999, $60 million in 1998, and $137 million in 1997.

The table below presents the components of deferred tax assets and liabilities as of December 31 for 1999, 1998, and 1997.

===========================================================================================================
In millions: December 31                                                     1999         1998         1997
-----------------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS
Compensation and benefits .............................................    $1 376       $1 173       $  971
Foreign tax credit carry forward
($130 expiring in 2003; $155 expiring in 2004) ........................       285          200            -
Allowances for credit losses and other valuation adjustments ..........       156          363          430
Write-down of equity investment securities ............................       125           31           22
Foreign operations ....................................................        52          105           62
Other .................................................................       340          279          244
-----------------------------------------------------------------------------------------------------------
Total deferred tax assets before valuation allowance ..................     2 334        2 151        1 729
Less: valuation allowance(a) ..........................................       120          120          120
-----------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                   2 214        2 031        1 609
-----------------------------------------------------------------------------------------------------------

DEFERRED TAX LIABILITIES
Gains on debt and equity investment securities ........................       405          434          521
Unremitted earnings ...................................................       150          104           91
Lease financing transactions ..........................................       120          130          144
Other .................................................................       174          129          165
-----------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                849          797          921
-----------------------------------------------------------------------------------------------------------

   (a) The valuation allowance is primarily related to the ability to recognize tax benefits associated with foreign operations.

J.P. Morgan recorded an income tax liability of $12 million, $87 million, and $256 million as of December 31, 1999, 1998, and 1997, respectively, related to the net unrealized gains on investment securities classified as available-for-sale.

The following table displays a reconciliation of the difference between the expected U.S. statutory income tax rate and J.P. Morgan's effective income tax rate.

============================================================================================
   Percentage of pretax income                               1999         1998         1997
--------------------------------------------------------------------------------------------
U.S. statutory tax rate ..................................   35.0%        35.0%        35.0%
Increase (decrease) due to:
  State and local taxes, net of U.S. income tax effects ..    1.4          2.7          2.2
  Tax-exempt income ......................................   (3.3)        (7.7)        (4.9)
  Other ..................................................    0.9          2.0         (0.3)
--------------------------------------------------------------------------------------------
Effective tax rate                                           34.0         32.0         32.0
--------------------------------------------------------------------------------------------

26. COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF
SUBSIDIARIES
================================================================================
In November 1996 JPM Capital Trust I (Trust I) issued $750 million of cumulative capital securities (trust preferred securities) with a fixed rate of 7.54%. In January 1997 JPM Capital Trust II (Trust II) issued $400 million of trust preferred securities with a fixed rate of 7.95%. Trust I and Trust II are wholly owned subsidiaries of J.P. Morgan.

The trust preferred securities:

- have a stated value and liquidation preference of $1,000 per share

- have no voting rights

- qualify as tier 1 capital under current Federal Reserve guidelines

Trust I used the proceeds from the sale of its 7.54% trust preferred securities and the sale of its common stock to J.P. Morgan to purchase $773.2 million of 7.54% junior subordinated debentures (intercompany debentures) of J.P. Morgan. Trust II used the proceeds from the sale of its 7.95% trust preferred securities and the sale of its common stock to J.P. Morgan to purchase $412.4 million of intercompany debentures of J.P. Morgan. The intercompany debentures are unsecured and rank subordinate and junior in right of payment to all other debt, liabilities, and obligations of J.P. Morgan. Therefore, their claim on J.P. Morgan's assets comes after all of J.P. Morgan's other obligations are fulfilled. The intercompany debentures represent the sole assets of Trust I and Trust II.

Interest on each of the trust preferred securities is cumulative, payable semiannually, and fully and unconditionally guaranteed by J.P. Morgan - but only if, and to the extent that, the semiannual interest payments are made on the intercompany debentures by J.P. Morgan. The obligations of J.P. Morgan under the trust agreements, as defined, constitute a full and unconditional guarantee by J.P. Morgan of the trusts' obligations under the trust preferred securities issued.

The $773.2 million 7.54% intercompany debentures mature on January 15, 2027. Upon approval from the Federal Reserve, J.P. Morgan has the right to redeem the 7.54% intercompany debentures, starting on January 15, 2007. They can be redeemed at 103.77% of the stated liquidation preference amount on or after January 15, 2007, with this price declining 0.377% per year until January 15, 2017. After January 15, 2017, the price will equal 100% of the stated liquidation preference amount.

The $412.4 million 7.95% intercompany debentures mature on February 1, 2027. Upon approval from the Federal Reserve, J.P. Morgan has the right to redeem the 7.95% intercompany debentures, starting on February 1, 2007. They can be redeemed at 103.975% of the stated liquidation preference amount on or after February 1, 2007, with this price declining 0.398% per year until February 1, 2017. After February 1, 2017, the price will equal 100% of the stated liquidation preference amount.

Proceeds from any redemption or maturity of the intercompany debentures held by Trust I or Trust II would cause a mandatory redemption of the respective trust preferred securities of Trust I or Trust II,having an aggregate liquidation amount equal to the principal amount of respective intercompany debentures redeemed.

In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 53, J.P. Morgan is not required to disclose separate financial statements for Trusts I and II because they are wholly owned, have no independent operations, and are issuing securities that contain a full and unconditional guarantee of their parent, J.P. Morgan.

The proceeds from the issuance of the 7.54% trust preferred securities were used in 1997 to purchase $750 million of J.P. Morgan common stock in the open market or through privately negotiated transactions. This action was approved by the Board of Directors in December 1996.


27. PREFERRED STOCK
===============================================================================
Authorized shares of preferred stock totaled 10,000,000 as of December 31, 1999 and 1998. With the exception of fixed cumulative preferred stock, Series H shares, J.P. Morgan may redeem the outstanding preferred stock, in whole or in part, at its option, for the stated value plus accrued and unpaid dividends. The Series H shares may not be redeemed before March 31, 2006. All preferred stock has a dividend preference over other stock in the paying of dividends, holds a preference in the liquidation of assets, and is generally nonvoting. This table presents preferred stock outstanding as of December 31, 1999 and 1998.

====================================================================================================================================
                                                                               Authorized, issued, and
                                                                                     outstanding shares             Dividend rate(a)
                                                                               ------------------------    ----------------------
                                                                                        1999       1998         1999         1998
------------------------------------------------------------------------------------------------------------------------------------

Adjustable rate cumulative preferred stock, Series A
 (stated value: $100 per share) .................................................  2 444 300  2 444 300         5.00%        5.00%
Variable cumulative preferred stock, Series B, C, D, E, and F (50 000
 shares each series; stated value: $1 000 per share) ............................    250 000    250 000    4.35-5.40    4.23-4.38
Fixed cumulative preferred stock, Series H (stated value:
 $500 per share) ................................................................    400 000    400 000         6.63         6.63
------------------------------------------------------------------------------------------------------------------------------------

(a) Series A: The quarterly dividend rate is determined by a formula based on the interest rates of certain actively traded U.S. Treasury obligations. In no event will the quarterly rate be less than 5.00% or greater than 11.50% per annum. The Series A preferred stock qualifies as tier I capital.

Series B, C, D, E, and F: Dividend rates for each series are determined periodically by either auction or remarketing. The dividend rates may not exceed certain maximums that are 110% to 200% of various market interest rates, depending on the prevailing credit rating of the instrument at the dividend determination dates and the duration of the then-current dividend periods. The dividend periods may vary from one day to 30 years, depending on the dividend determination method used. During 1999 and 1998 J.P. Morgan reset the dividend rates approximately every 49 days. The dividend rates stated above represent the range of those in effect at year-end. These series of preferred stock qualify as tier II capital.

Series H: The quarterly dividend rate is paid at the fixed rate of 6.625% per annum. The Series H preferred stock qualifies as tier I capital.


28. CAPITAL REQUIREMENTS
===============================================================================
J.P. Morgan, its subsidiaries, and certain foreign branches of its bank subsidiary Morgan Guaranty Trust Company of New York are subject to regulatory capital requirements of U.S. and foreign regulators. Our primary federal banking regulator, the Board of Governors of the Federal Reserve System (Federal Reserve Board), establishes minimum capital requirements for J.P. Morgan, the consolidated bank holding company, and some of our subsidiaries, including Morgan Guaranty. These requirements ensure that banks and bank holding companies meet specific guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under generally accepted accounting principles. Failure to meet these requirements can result in actions by regulators that could have a direct material impact on our financial statements. The capital of J.P. Morgan and our principal subsidiaries, Morgan Guaranty and J.P. Morgan Securities Inc. (JPMSI), exceeded the minimum requirements set by each regulator as of December 31, 1999.

J.P. Morgan's risk-based capital ratios are calculated in accordance with the Federal Reserve Board's market risk capital guidelines. These guidelines require our risk-based capital ratios to take into account general market risk and specific issuer risk of our debt and equity trading portfolios, as well as general market risk associated with all trading and nontrading foreign exchange and commodity positions. The guidelines, however, continue to exclude the effect of SFAS No. 115. The calculation of risk-based capital ratios for J.P. Morgan, the bank holding company, includes the capital and assets of JPMSI, our section 20 subsidiary.

CAPITAL RATIOS AND AMOUNTS
The following tables show the risk-based capital and leverage ratios and amounts for J.P. Morgan and Morgan Guaranty as of December 31, 1999 and 1998.

===============================================================================================
                                                              1999                         1998
                                          ------------------------     ------------------------
   Dollars in millions: December 31       Amounts(a)     Ratios(b)     Amounts(c)    Ratios(b)
-----------------------------------------------------------------------------------------------
   Tier I capital
      J.P. Morgan ....................       $11 525         8.8%       $11 213          8.0%
      Morgan Guaranty ................        10 508         9.2         10 337          8.7
-----------------------------------------------------------------------------------------------
   Total risk-based capital
      J.P. Morgan ....................        16 935        12.9         16 454          11.7
      Morgan Guaranty ................        13 863        12.1         14 251          12.0
-----------------------------------------------------------------------------------------------
   Leverage
      J.P. Morgan ....................                       4.7                          3.9
      Morgan Guaranty ................                       6.7                          5.3
-----------------------------------------------------------------------------------------------

(a) For capital adequacy purposes, J.P. Morgan and Morgan Guaranty required minimum tier I capital of $5.3 billion and $4.6 billion, respectively, as of December 31, 1999. The required minimum total risk-based capital for J.P. Morgan and Morgan Guaranty was $10.5 billion and $9.1 billion, respectively, as of December 31, 1999.

(b) Pursuant to Federal Reserve Board guidelines, the minimum tier I capital, total risk-based capital, and leverage ratios are 4%, 8%, and 3%, respectively, for bank holding companies and banks.

(c) For capital adequacy purposes, J.P. Morgan and Morgan Guaranty required minimum tier I capital of $5.6 billion and $4.8 billion, respectively, as of December 31, 1998. The required minimum total risk-based capital for J.P. Morgan and Morgan Guaranty was $11.2 billion and $9.5 billion, respectively, as of December 31, 1998.



J.P. MORGAN RISK-BASED CAPITAL
The following table shows the components of J.P. Morgan's risk-based capital as of December 31, 1999 and 1998.

===============================================================================================================
                                                                                                December 31(a)
                                                                                          ---------------------
In millions                                                                                   1999         1998
---------------------------------------------------------------------------------------------------------------
Common stockholders' equity ...........................................................    $10 703      $10 422
Adjustable and fixed-rate cumulative preferred stock ..................................        444          444
Company-obligated mandatorily redeemable preferred securities of subsidiaries .........      1 150        1 150
Less: investments in certain subsidiaries and goodwill(b) .............................        772          803
---------------------------------------------------------------------------------------------------------------
TIER I CAPITAL ........................................................................     11 525       11 213
---------------------------------------------------------------------------------------------------------------
Variable cumulative preferred stock ...................................................        248          248
Long-term debt qualifying as risk-based capital .......................................      5 202        4 570
Qualifying allowances for credit losses and other valuation adjustments ...............        432          906
Less: investments in certain subsidiaries(b) ..........................................        472          483
---------------------------------------------------------------------------------------------------------------
TIER II CAPITAL .......................................................................      5 410        5 241
---------------------------------------------------------------------------------------------------------------
TOTAL RISK-BASED CAPITAL ..............................................................     16 935       16 454
---------------------------------------------------------------------------------------------------------------

(a) Certain amounts are adjusted to reflect regulatory rules.

(b) Certain portions of our investments in certain subsidiaries are deducted from both tier I and tier II capital.


CAPITAL CATEGORIES

Bank regulators use five capital category definitions for regulatory supervision purposes. The categories range from "well capitalized" to "critically undercapitalized." A bank is considered well capitalized if it has minimum tier I capital, total capital, and leverage ratios of 6%, 10%, and 5%, respectively, under standards provided by the regulatory framework for prompt corrective action and the Federal Reserve Board.

Bank holding companies also have guidelines that determine the capital levels at which they shall be considered well capitalized. According to these guidelines, a bank holding company is considered well capitalized if it has minimum tier I capital, total capital, and leverage ratios of 6%, 10%, and 3%, respectively.

As of December 31, 1999 and 1998, the ratios of J.P. Morgan and Morgan Guaranty exceeded the minimum standards required for a well capitalized bank holding company and bank, respectively. Management is aware of no conditions or events that have occurred since December 31, 1999, which would change J.P. Morgan's and Morgan Guaranty's well capitalized status.

RISK-ADJUSTED ASSETS
The following table sets forth the consolidated risk-adjusted assets of J.P. Morgan.

===========================================================================================================================
                                                                                             1999                      1998
                                                                           ----------------------      --------------------
                                                                                            Risk-                     Risk-
                                                                             Balance     adjusted      Balance     adjusted
In billions: December 31                                                       sheet      balance        sheet      balance
---------------------------------------------------------------------------------------------------------------------------
Cash and due from banks and interest-earning deposits with banks .......   $     4.8       $  1.6     $    3.6       $  0.9
Debt investment securities .............................................        14.3          1.9         36.2          3.0
Equity investment securities ...........................................         1.7          1.3          1.2          1.1
Trading account assets(a) ..............................................       117.6         48.8        113.9         61.1
Resale agreements and federal funds sold ...............................        36.0          5.9         31.7          5.2
Securities borrowed ....................................................        34.7         14.5         30.8         12.7
Loans, net .............................................................        26.6         23.3         25.0         19.3
Premises and equipment, net ............................................         2.0          2.0          1.9          1.9
Accrued interest and accounts receivable and other assets ..............        23.2         10.8         16.8         11.9
Lending commitments ....................................................                     19.8                      21.7
Securities lending indemnifications and other credit commitments .......                      1.5                       1.4
---------------------------------------------------------------------------------------------------------------------------
Total                                                                          260.9        131.4        261.1        140.2
---------------------------------------------------------------------------------------------------------------------------

(a) Also includes amount of risk adjusted assets related to credit risk associated with nontrading derivatives, which is not significant.


NET CAPITAL REQUIREMENT OF JPMSI
J.P. Morgan Securities Inc. (JPMSI) is subject to the Securities and Exchange Commission (SEC) Uniform Net Capital Rule, which requires it to maintain a minimum net capital. JPMSI has elected to compute its net capital requirement in accordance with the Alternative Method under SEC Rule 15c3-1(a)(ii), which requires a broker or dealer to maintain at all times net capital, as defined, at the greater of $1 million or 2% of aggregate debit items arising from customer transactions.

As of December 31, 1999 and 1998, JPMSI had net capital, as defined under such rules, of $1,117 million and $1,023 million, respectively, compared with net capital requirements of $127 million and $76 million, respectively. As a result, JPMSI had excess net capital of $990 million and $947 million as of December 31, 1999 and 1998, respectively.


29. EMPLOYEE BENEFITS
===============================================================================
DEFINED BENEFIT PLANS
We have noncontributory defined benefit pension plans covering most of our regular employees. In addition, certain U.S. employees hired before February 1, 1989, may be eligible for postretirement health care and life insurance when they retire, though we have no contractual obligation to provide this coverage. Our cost to provide postretirement benefits to non-U.S. employees has not been material.

Pension plan assets are managed by trustees and are invested primarily in fixed-income securities, listed stocks, and commingled pension trust funds. Other postretirement benefit obligations are funded with corporate-owned life insurance (COLI) purchased on the lives of eligible employees and retirees. Assets of the COLI policy are held in a separate account with the insurance company. The insurance company invests the cash value of the policy in equities, bonds, and other debt securities. While we own the COLI policy, the COLI proceeds (death benefits, withdrawals, and other distributions) may be used only to reimburse J.P. Morgan for its net postretirement claim payments and related administrative expenses.

Assets of our funded pension plans exceeded their accumulated benefit obligations as of September 30, 1999 and 1998 (the dates of the actuarial valuations). Accumulated benefit obligations for unfunded pension plans were $59 million as of September 30, 1999, and $66 million as of September 30, 1998. The benefit obligations projected for these unfunded pension plans were $62 million and $70 million as of September 30, 1999 and 1998, respectively.

The following tables present information related to our benefit plans, including amounts recorded on the "Consolidated balance sheet" and the components of net periodic benefit cost. Settlement gains resulted mainly from the conversion of several pension plans from defined benefit to defined contribution. Curtailment gains reflect reduced liabilities due to employee terminations.


==========================================================================================================
                                                       Pension benefits      Other postretirement benefits
                                                      -----------------      -----------------------------
In millions                                           1999         1998                  1999         1998
----------------------------------------------------------------------------------------------------------
RECONCILIATION OF BENEFIT OBLIGATION
Benefit obligation, beginning of year ........      $1 468       $1 345                 $ 218        $ 210
Service cost .................................          52           63                     4            5
Interest cost ................................          91           94                    14           15
Participant contributions ....................           1           --                    --           --
Benefits paid ................................        (113)         (67)                   (9)         (10)
Actuarial (gains)/losses .....................        (125)          84                   (25)          15
Plan amendments ..............................          --           10                    (5)         (12)
Settlements ..................................          --          (53)                   --           --
Curtailments .................................          (5)         (17)                   (2)          (5)
Effect of foreign exchange rates .............          (5)           9                    --           --
-----------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                    1 364        1 468                   195          218
-----------------------------------------------------------------------------------------------------------

RECONCILIATION OF FAIR VALUE OF PLAN ASSETS
Fair value of plan assets, beginning of year .       1 645        1 555                   222          168
Actual return on plan assets .................         239           78                    43           18
Employer contributions .......................          19           84                    81           40
Participant contributions ....................           1           --                    --           --
Benefits paid ................................        (110)         (64)                   --           --
Plan expense .................................          (2)          --                    --           --
COLI proceeds ................................          --           --                   (13)          (4)
Settlements ..................................          --          (16)                   --           --
Effect of foreign exchange rates .............          (8)           8                    --           --
-----------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year             1 784        1 645                   333          222
-----------------------------------------------------------------------------------------------------------

FUNDED STATUS
Funded status as of September 30 .............         419          177                   137            4
Unrecognized net actuarial (gains) ...........        (312)         (84)                 (124)         (85)
Unrecognized prior service cost ..............          30           34                   (13)         (12)
Unrecognized net asset at transition .........          (6)         (14)                   --           --
Fourth-quarter expense .......................          (1)          (6)                   --           --
Fourth-quarter contributions .................           7            6                    (3)          79
Fourth-quarter net benefit claims ............          --           --                     2            2
-----------------------------------------------------------------------------------------------------------
Net amount recognized                                  137          113                    (1)         (12)
-----------------------------------------------------------------------------------------------------------


The following table provides the amounts recognized in the "Consolidated balance sheet" as of December 31 of both years.


======================================================================================================================
                                                                                                                 Other
                                                                                                        postretirement
                                                                                Pension benefits              benefits
                                                                                ----------------      -----------------
In millions                                                                        1999     1998         1999    1998
----------------------------------------------------------------------------------------------------------------------
Prepaid benefit cost recorded in Other assets .................................  $ 230     $ 213       $  16    $  --
Accrued benefit liability recorded in Accounts payable and accrued expenses ...    (93)     (100)        (17)     (12)
----------------------------------------------------------------------------------------------------------------------
Net amount recognized                                                              137       113          (1)     (12)
----------------------------------------------------------------------------------------------------------------------

The following table provides the components of net periodic benefit cost for the plans reflected in Employee compensation and benefits in the "Consolidated statement of income" for fiscal years 1999, 1998, and 1997.


=========================================================================================================================
                                                                                                                    Other
                                                                                                           postretirement
                                                                         Pension benefits                        benefits
                                                                -------------------------     ----------------------------
In millions                                                      1999     1998      1997         1999       1998      1997
--------------------------------------------------------------------------------------------------------------------------
Service cost .................................................. $  52    $  62     $  56        $   4      $   5     $   4
Interest cost .................................................    91       94        90           14         15        15
Expected return on plan assets.................................  (130)    (119)     (112)         (24)       (15)      (11)
Amortization of:
  Net transition assets .......................................    (8)      (7)       (7)          --         --        --
  Prior service cost ..........................................     3        2         2           (4)        --        --
  Net actuarial gains .........................................    (1)      (2)       (2)          (4)        (5)       (4)
--------------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost .....................................     7       30        27          (14)        --         4
Curtailment gains .............................................    (5)     (11)       --           (2)        (5)       --
Settlement gains ..............................................    --      (14)       --           --         --        --
--------------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost after curtailments and settlements        2        5        27          (16)        (5)        4
--------------------------------------------------------------------------------------------------------------------------



The following table shows the assumptions used in the measurement of the firm's benefit obligation.



=======================================================================================================================
                                                                                                                  Other
                                                                                                         postretirement
                                                              Pension benefits                                 benefits
                                                      ------------------------               --------------------------
                                                      1999      1998      1997               1999       1998       1997
-----------------------------------------------------------------------------------------------------------------------
WEIGHTED-AVERAGE ASSUMPTIONS AS OF SEPTEMBER 30
   Discount rate ...............................     7.0%       6.3%     7.0%               7.5%        6.5%       7.3%
   Expected return on plan assets...............     8.7        8.7      8.7                9.0         9.0        9.0
   Rate of compensation increase................     3.6        3.6      4.7                3.6         3.8        4.8
-----------------------------------------------------------------------------------------------------------------------


For measurement purposes, a 10.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2000. The rate was assumed to decrease gradually each year to a rate of 5.5% in 2010 and to remain at that level thereafter.

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:


================================================================================
In millions                                        1% increase       1% decrease
--------------------------------------------------------------------------------
Effect on annual expense ....................             $  2             $ (1)
Effect on benefit obligations ...............               15              (12)
--------------------------------------------------------------------------------


DEFINED CONTRIBUTION PLANS
J.P. Morgan maintains several defined contribution pension plans. The most significant is the Deferred Profit Sharing/401(k) Plan, covering substantially all U.S. employees. We contribute to this plan based on our financial performance, and participants may make pretax contributions to tax-deferred investment portfolios. Non-U.S. defined contribution plans are administered in accordance with local laws. Total expense, which represents J.P. Morgan's contribution for these plans, was $53 million for 1999, $28 million for 1998, and $27 million for 1997.

30. STOCK OPTIONS AND STOCK AWARDS
================================================================================

J.P. Morgan's stock option and stock award plans provide for the grant of stock-related awards to key employees, including stock options, restricted stock awards, stock bonus awards, stock unit awards, and deferred stock payable in stock.

To satisfy awards granted under stock option and stock award plans, we may make common stock available from authorized but unissued shares. We may also purchase shares in the open market at various times during the year. Shares available for future grants under the Stock Incentive Plans totaled 9,110,950 as of December 31, 1999. A portion of these shares may be made available from treasury shares. Shares authorized for future grants under the Stock Bonus Plan represent 6.5% of outstanding shares. All shares authorized under the Stock Bonus Plan must be settled in treasury shares. Compensation cost recognized for our stock award plans in the "Consolidated statement of income" for 1999, 1998, and 1997 was $659 million, $327 million, and $381 million, respectively.

If we had determined compensation cost for our stock-based compensation plans based on fair value at the award grant dates consistent with the method of SFAS No. 123, the net income and earnings per share for 1999, 1998 and 1997 would approximate the pro forma amounts in the following table.

===========================================================================================================
   In millions, except share data                                            1999         1998         1997
-----------------------------------------------------------------------------------------------------------
   Net income(a)                    As reported .........................  $2 055         $963       $1 465
                                    Pro forma ...........................   1 962          913        1 418
-----------------------------------------------------------------------------------------------------------
   Basic earnings per share         As reported .........................  $11.16        $5.08        $7.71
                                    Pro forma ...........................   10.65         4.81         7.46
-----------------------------------------------------------------------------------------------------------
   Diluted earnings per share       As reported .........................  $10.39        $4.71        $7.17
                                    Pro forma ...........................    9.91         4.45         6.94
-----------------------------------------------------------------------------------------------------------

(a) For pro forma purposes, the fair value of stock option awards is amortized over the relative vesting periods; the fair value of other stock awards is generally expensed entirely in the year of performance to which it relates. As of December 31, 1999, 1998, and 1997, the unamortized expense, net of taxes, of nonvested options for pro forma purposes was $145 million, $96 million, and $62 million, respectively.



STOCK OPTIONS
Stock options under the Stock Incentive and Stock Bonus Plans are issued to employees at exercise prices not less than the market value of the stock on the grant date. In accordance with APB Opinion No. 25 and related Interpretations, no compensation cost has been recognized for fixed stock option plans. Stock options are generally exercisable one to five years following the date of grant and have a life of 10 years from the date of grant. Options generally vest ratably over the vesting period, which approximates 3 years on average.

J.P. Morgan uses a modified Black-Scholes option-pricing model to estimate the fair value of each option grant. We use this method because employee stock options are much different from traded options and because changes in subjective assumptions can materially affect the fair value estimate. The modified Black-Scholes model takes into account the estimated lives of the options and an expected dividend yield based on historical dividend rate increases.

The following weighted-average assumptions were used as inputs to the modified Black-Scholes model for grants in 1999, 1998, and 1997, respectively:

-    dividend-yield of 2.94%, 2.93%, and 3.26%

-    five year monthly historical volatility of 26.1%, 19.3%, and 16.7%

-    risk-free interest rate of 5.71%, 5.57%, and 6.35%

-    expected life of seven years

A summary of our stock option activity and related information follows.


==================================================================================================================================
                                                                 1999                           1998                          1997
                                              -----------------------      -------------------------     -------------------------
                                                            Weighted-                      Weighted-                     Weighted-
                                                              average                        average                       average
                                                             exercise                       exercise                      exercise
                                              Shares            price      Shares              price     Shares              price
----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year .......       26 733 243     $ 86.75        25 078 738      $ 74.02        25 072 115     $ 64.45
Granted ................................        6 338 697      135.25         5 307 392       129.98         4 687 145      107.80
Exercised ..............................       (4 161 894)      64.15        (3 283 539)       58.38        (4 554 749)      55.88
Forfeited ..............................         (586 038)     117.93          (366 455)       96.59          (125 773)      80.41
Expired ................................               --          --            (2 893)       31.31                --          --
----------------------------------------------------------------------------------------------------------------------------------
Outstanding at year-end ................       28 324 008      100.28        26 733 243        86.75        25 078 738       74.02
----------------------------------------------------------------------------------------------------------------------------------
Exercisable at year-end ................       15 208 644       79.37        15 210 649        68.11        15 669 676       61.87
----------------------------------------------------------------------------------------------------------------------------------
Weighted-average fair value of options
  granted during the year                                       37.70                          29.23                         22.60
----------------------------------------------------------------------------------------------------------------------------------


The following table summarizes information about stock options outstanding and exercisable as of December 31, 1999.


==================================================================================================================================
                                                                     Options outstanding                       Options exercisable
                                     ---------------------------------------------------         ---------------------------------
                                                             Weighted-
                                                               average         Weighted-                                 Weighted-
                                                             remaining           average                                   average
                                          Number           contractual          exercise              Number              exercise
Range of exercise prices             outstanding           life (years)            price         exercisable                 price
----------------------------------------------------------------------------------------------------------------------------------
$31-$61 ......................         4 650 243                   3.86       $    58.31           4 646 078            $    58.31
$65-$85 ......................         7 864 306                   4.66            74.20           6 664 306                 72.25
$100-$136 ....................        15 809 459                   8.61           125.60           3 898 260                116.65
----------------------------------------------------------------------------------------------------------------------------------


Stock options are generally granted in the middle of the year.


RESTRICTED STOCK AWARDS
Under the Stock Incentive and Stock Bonus Plans, we provide restricted stock awards in the form of share credits. Each share credit is equivalent to one share of J.P. Morgan common stock. Restricted stock awards generally become fully vested on the fifth anniversary of the award date.

The participant may receive the award payment as soon as the award has become vested, but it may be deferred pursuant to the participant's election or as specified by the committee of the Board of Directors that administers the plans, in each case subject to the discretion of such committee.

As of December 31, 1999, total share credits granted were 3,597,066, representing previously granted restricted stock awards; as of December 31, 1998 and 1997, this amount was 3,584,551 share credits and 3,585,911 share credits, respectively. These share credits include credits attributable to dividend equivalents. For the 1999 award year, 609,813 share credits were granted at the weighted-average fair value of $121.59 per share. For the 1998 and 1997 award years, 222,693 and 422,594 share credits were granted at the weighted-average fair value of $107.00 and $102.67 per share, respectively.


STOCK BONUS AWARDS
Under the Stock Incentive and Stock Bonus Plans, we provide stock bonus awards that are substantially similar to restricted stock awards, except that stock bonus awards granted since 1997 generally become fully vested on the second anniversary of the award date and are subject to an additional three-year holding period. (Stock bonus awards made before 1997 generally become fully vested on the third anniversary of the award date.) The participant may receive the award payment as soon as the award has become vested and the holding period, if applicable, has been satisfied, but it may be deferred pursuant to the participant's election or as specified by the committee of the Board of Directors administering the plans, in each case subject to the discretion of such committee.

As of December 31, 1999, 1998, and 1997, share credits representing previously granted stock bonus awards totaled 9,984,230, 8,348,763, and 5,890,648, respectively. These share credits include credits attributable to dividend equivalents. For the 1999 award year, 4,852,015 share credits were granted at the weighted-average fair value of $122.90 per share. For the 1998 and 1997 award years, 2,484,849 and 3,079,353 share credits were granted at the weighted-average fair values of $107.29 and $101.47 per share, respectively.


STOCK UNIT AWARDS

Under the Stock Bonus Plan, we provide stock unit awards that are similar to restricted stock and stock bonus awards. However, the value of a stock unit award, not including the value of dividend equivalents accrued on the award, will never exceed (though it may be less than) the dollar value of the original award. Stock unit awards granted since 1997 generally become fully vested on the second anniversary of the award date and are subject to an additional three-year holding period. Stock unit awards granted before 1997 generally become fully vested on the third anniversary of the award date. The participant may receive the award payment as soon as the award has become vested and the holding period, if applicable, has been satisfied.

As of December 31, 1999, 1998, and 1997, share credits representing previously granted stock units totaled 384,645, 421,991, and 324,382, respectively. These share credits include credits attributable to dividend equivalents. For the 1999 award year, 118,800 share credits were granted at the weighted-average fair value of $123.28 per share. For the 1998 and 1997 award years, 75,741 and 172,459 share credits were granted at the weighted-average fair value of $106.84 and $101.47 per share, respectively.


DEFERRED STOCK PAYABLE IN STOCK
J.P. Morgan's Incentive Compensation Plans allow eligible employees to defer all or a portion of their current annual incentive compensation into several types of accounts - including a J.P. Morgan common stock account. Deferral amounts are not subject to forfeiture. The amounts that employees defer into the J.P. Morgan common stock account are converted into share credits. They earn dividend equivalents during the deferral period. Commencing in the year following retirement or termination of employment, a participant's balance in the J.P. Morgan common stock account is distributed in the form of J.P. Morgan common stock.

As of December 31, 1999 and 1998, share credits payable in stock - including share credits attributable to dividend equivalents - totaled 2,397,620 and 2,426,232 credits, respectively. For the 1999 award year, 117,946 share credits were granted at the weighted-average fair value of $126.63 per share. For the 1998 and 1997 award years, 56,646 and 259,690 share credits were granted at the weighted-average fair value of $105.06 and $112.85 per share, respectively.

Except for options, stock awards are generally granted in January following the award year. In January 2000 5,146,223 share credits representing stock awards other than options were granted.


PERFORMANCE PLAN
In July 1998 the firm adopted the 1998 Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies ("Performance Plan"). Awards granted under the Performance Plan will be earned based on the achievement of firmwide performance goals (including significantly improved risk-adjusted returns, earnings growth, and expense management) during the 1998 - 2000 performance period. Unless determined otherwise, the awards, if any, will be paid in cash in January 2001.

31. EARNINGS PER SHARE
================================================================================
Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding, which includes contingently issuable shares for which all necessary conditions for issuance have been satisfied. Diluted EPS includes the determinants of basic EPS and, in addition, takes into account dilutive potential common shares that were outstanding during the period.

The following table presents the computation of basic and diluted EPS for the years ended December 31.


=======================================================================================================================
Dollars in millions, except share data ..............................           1999               1998            1997
-----------------------------------------------------------------------------------------------------------------------
Net Income ..........................................................         $2 055               $963          $1 465
Preferred stock dividends and other .................................            (35)               (35)            (36)
-----------------------------------------------------------------------------------------------------------------------
Numerator for basic and diluted earnings per share - income
 available to common stockholders ...................................          2 020                928           1 429
-----------------------------------------------------------------------------------------------------------------------
Denominator for basic earnings per share - weighted-average shares ..    180 967 767        182 437 574     185 241 295
Effect of dilutive securities:
  Options(a) ........................................................      5 065 978(b)       5 789 576(c)    6 893 623
  Other stock awards(d) .............................................      8 373 051          8 914 892       7 109 024
  Other(e) ..........................................................         16 000             59 016          74 373
-----------------------------------------------------------------------------------------------------------------------
                                                                          13 455 029         14 763 484      14 077 020
-----------------------------------------------------------------------------------------------------------------------
Denominator for diluted earnings per share - weighted-average
 number of common shares and dilutive potential common shares .......    194 422 796        197 201 058     199 318 315
-----------------------------------------------------------------------------------------------------------------------
Basic earnings per share ............................................        $11.16               $5.08           $7.71
Diluted earnings per share ..........................................          10.39               4.71            7.17
-----------------------------------------------------------------------------------------------------------------------

Earnings per share amounts are based on actual numbers before rounding.


(a) The dilutive effect of stock options was computed using the treasury stock method. This method computes the number of incremental shares by assuming the issuance of outstanding stock options, reduced by the number of shares assumed to be repurchased from the issuance proceeds, using the average market price of our common stock for the period. The related tax benefits are also considered.

(b) Options to purchase 6,055,500 shares of our common stock at $135.72 per share were outstanding as of December 31, 1999, but were not included in the computation of diluted EPS. The inclusion of such options using the treasury stock method would have an antidilutive effect on the diluted EPS calculation because the options' exercise price was greater than the average market price of our common shares for 1999. These options expire on July 15, 2009.

(c) Options to purchase 5,110,500 shares of our common stock at $130.94 per share were outstanding as of December 31, 1998, but were not included in the computation of diluted EPS. The inclusion of such options using the treasury stock method would have an antidilutive effect on the diluted EPS calculation because the options' exercise price was greater than the average market price of our common shares for 1998. These options expire on July 15, 2008.

(d) Weighted-average incremental shares for other stock awards include restricted stock and stock bonus awards. The related tax benefits are also considered. See note 30 for further information.

(e) Includes the dilutive effect of the 4.75% convertible debentures for 1998 and 1997, which matured at the end of 1998. 1999 includes the dilutive effect of transactions related to the purchase of treasury shares.


32. COMMITMENTS AND CONTINGENT LIABILITIES
================================================================================

PLEDGED ASSETS
Excluding mortgaged properties, assets on the "Consolidated balance sheet" of approximately $102.5 billion as of December 31, 1999, and approximately $93.1 billion as of December 31, 1998, were pledged as collateral for borrowings, to qualify for fiduciary powers, to secure public monies as required by law, and for other purposes.


RESALE AND REPURCHASE AGREEMENTS
As of December 31, 1999 and 1998, we had commitments to enter into future resale agreements of $4.3 billion and $5.4 billion, respectively; and commitments to enter into future repurchase agreements of $1.2 billion and $6.3 billion, respectively.

SEGREGATED ASSETS
In compliance with rules and regulations established by domestic and foreign regulators, cash of $1,656 million and $1,068 million and securities with a market value of $3,031 million and $3,207 million were segregated in special bank accounts for the benefit of securities and futures brokerage customers as of December 31, 1999 and 1998, respectively.


RENTAL EXPENSE AND COMMITMENTS
Operating expenses include net rentals of $87 million in 1999, $143 million in 1998, and $83 million in 1997.

As of December 31, 1999, our minimum rental commitments for noncancelable leases of premises and equipment are $1,043 million in aggregate. Certain leases contain renewal options and escalation clauses. For each of the five years after December 31, 1999, our minimum rental commitments for noncancelable leases of premises and equipment are:

-  $111 million in 2000
-  $94 million in 2001
-  $82 million in 2002
-  $76 million in 2003
-  $70 million in 2004


SUBSIDIARY AND AFFILIATE OBLIGATIONS
In the ordinary course of business, J.P. Morgan guarantees the performance of certain obligations of certain subsidiaries and affiliates. We do not expect that these agreements will have a material effect on the results of our operations.


LEGAL ACTION
Various legal actions and proceedings are pending against or involve J.P. Morgan and our subsidiaries. After reviewing with counsel all actions and proceedings pending against or involving us, management considers that the outcome of such matters will not have a material adverse effect on J.P. Morgan's financial condition.


33. INTERNATIONAL OPERATIONS
================================================================================
For financial reporting purposes, we divide our operations into domestic and international components. As these operations are highly integrated, estimates and subjective assumptions have been made to apportion revenue and expense between domestic and international components. In 1999, we changed our estimates and assumptions to be consistent with the allocations used for our business segments as reported in Note 3. Prior period amounts have been restated to reflect this allocation methodology.


ASSETS
In general, we distribute assets on the basis of counterparty location, with the exception of premises and equipment, which is allocated to the region in which the asset is recorded.


REVENUES AND EXPENSES

- Client-focused revenues are allocated between the regions responsible for managing the client relationship and the regions responsible for product execution and risk management

- Revenues from proprietary investing and trading activities and equity investments are allocated based on the location of the risk taker

- Expenses are allocated based on the estimated cost associated with servicing each region's client base. Corporate revenues and expenses are allocated primarily to the region in which they are recorded. Certain centrally managed expenses are allocated based on the underlying activity.

Assets as of December 31 and results for the years ended December 31, 1999, 1998, and 1997 were distributed among domestic and international operations as presented in the following table.

=============================================================================================================================
                                                Total            Total          Total         Pretax    Income tax        Net
In millions                                    assets       revenues(a)      expenses         income       expense     income
-----------------------------------------------------------------------------------------------------------------------------
1999
Europe(b) ...........................       $  91 404          $3 166          $1 806         $1 360      $  544       $ 816
Asia-Pacific ........................          16 444             675             533            142          57          85
Latin America(c) ....................           9 874             793             263            530         212         318
----------------------------------------------------------------------------------------------------------------------------
Total international operations ......         117 722           4 634           2 602          2 032         813       1 219
Domestic operations(d) ..............         143 176           4 222           3 140          1 082         246         836
----------------------------------------------------------------------------------------------------------------------------
Total                                         260 898           8 856           5 742          3 114       1 059       2 055
----------------------------------------------------------------------------------------------------------------------------

1998
Europe(b) ...........................       $  86 144          $2 376(e)       $1 979(g)      $  397       $ 159       $ 238
Asia-Pacific ........................          15 215             866(f)          548(g)         318         127         191
Latin America(c) ....................          11 556             268             232(g)          36          14          22
----------------------------------------------------------------------------------------------------------------------------
Total international operations ......         112 915           3 510           2 759            751         300         451
Domestic operations(d) ..............         148 152           3 445           2 779(g)         666         154         512
----------------------------------------------------------------------------------------------------------------------------
Total                                         261 067           6 955           5 538          1 417         454         963
----------------------------------------------------------------------------------------------------------------------------

1997
Europe(b) ...........................       $  88 018          $2 476          $1 713          $ 763       $ 305       $ 458
Asia-Pacific ........................          22 791             936             507            429         171         258
Latin America(c) ....................          12 885             390             234            156          63          93
----------------------------------------------------------------------------------------------------------------------------
Total international operations ......         123 694           3 802           2 454          1 348         539         809
Domestic operations(d) ..............         138 465           3 418           2 612            806         150         656
----------------------------------------------------------------------------------------------------------------------------
Total                                         262 159           7 220           5 066          2 154         689       1 465
----------------------------------------------------------------------------------------------------------------------------

(a) Includes net interest revenue and noninterest revenues.

(b) Includes the Middle East and Africa.

(c) Includes Mexico, Central America, and South America.

(d) Includes the United States, Canada, and the Caribbean. Total assets, revenue and expenses relate substantially to United States operations for all years.

(e) Includes 1998 second-quarter net pretax gain of $131 million related to the sale of our global trust and agency services business. Refer to note 5.

(f) Includes 1998 third-quarter net pretax gain of $56 million related to the sale of our investment management business in Australia. Refer to note 5.

(g) Total expenses include 1998 special charges of $358 million, which was recorded as follows: $183 million in Europe, $22 million in Asia-Pacific, $3 million in Latin America, and $150 million in domestic operations. Refer to note 4.


The table below presents the composition of international assets as of December 31.


===============================================================================================
In millions: December 31                                     1999           1998           1997
-----------------------------------------------------------------------------------------------
Interest-earning deposits with banks:
  At overseas branches or subsidiaries of U.S. banks ..  $    613       $    241       $     23
  Other ...............................................     1 710          1 455          1 832
Loans, net ............................................    11 313         12 723         17 797
Investment securities .................................     1 451            642          2 580
Trading account assets ................................    69 902         74 609         73 328
Other assets ..........................................    32 733         23 245         28 134
-----------------------------------------------------------------------------------------------
Total international assets                                117 722        112 915        123 694
-----------------------------------------------------------------------------------------------

34. CERTAIN RESTRICTIONS: SUBSIDIARIES
================================================================================
Under the Federal Reserve Act and New York State law, certain legal restrictions limit the amount of dividends that Morgan Guaranty - a state member bank - can declare. The most restrictive test requires approval of the Federal Reserve Board if Morgan Guaranty's declared dividends exceed the net profits for the current year combined with the preceding two years' net profits. The calculation of the amount available for payment of dividends is based on net profits reduced by the amount of dividends declared. As of December 31, 1999, the cumulative retained net profits for the years 1999 and 1998 available for distribution as dividends in 2000 without approval of the Federal Reserve Board were approximately $48 million, excluding the net income earned in 2000.

The Federal Reserve Board may prohibit the payment of dividends if it determines that circumstances relating to the financial condition of a bank are such that the payment of dividends would be an unsafe and unsound practice.

U.S. federal law also places restrictions on certain types of transactions engaged in by insured banks and their subsidiaries with certain affiliates, including, in the case of Morgan Guaranty, J.P. Morgan and its non-banking subsidiaries. "Covered transactions" are limited to 20% of capital and surplus, as defined, and covered transactions with any one such affiliate are limited to 10% of capital and surplus. These transactions include loans and extensions of credit to such an affiliate; purchases of assets from such an affiliate; and any guarantees, acceptances, and letters of credit issued on behalf of such an affiliate. Such loans, extensions of credit, guarantees, acceptances, and letters of credit must be collateralized. In addition, a wide variety of transactions engaged in by insured banks and their subsidiaries with such affiliates must be made on terms and under circumstances that are at least as favorable to the bank or subsidiary concerned as those prevailing at the time for comparable transactions with nonaffiliated companies.

Certain other subsidiaries are subject to various restrictions, mainly regulatory requirements, that may limit cash dividends and advances to J.P. Morgan and that establish minimum capital requirements.


35. CONDENSED FINANCIAL STATEMENTS OF J.P. MORGAN (PARENT)
================================================================================
Presented below are the condensed statements of income, balance sheet, and cash flows for J.P. Morgan & Co. Incorporated, the parent company.


J.P. MORGAN (PARENT) STATEMENT OF INCOME
================================================================================

----------------------------------------------------------------------------------------------------------------
In millions                                                                             1999      1998      1997
----------------------------------------------------------------------------------------------------------------
REVENUES
Equity in undistributed earnings of subsidiaries .................................    $  402    $  212    $  855
Dividends from subsidiaries:
   Bank ..........................................................................     1 449       472       404
   Other .........................................................................       177       264       201
----------------------------------------------------------------------------------------------------------------
Total equity in earnings of subsidiaries .........................................     2 028       948     1 460
Interest from subsidiaries .......................................................     1 422     1 298       739
Other interest revenue ...........................................................        40        38        53
Advisory and underwriting fees - allocations from subsidiaries ...................       178       141       125
Service fees from subsidiaries ...................................................       338       250       248
Investment securities revenue ....................................................       135        46        --
Other revenue ....................................................................         7         7         3
----------------------------------------------------------------------------------------------------------------
Total revenues                                                                         4 148     2 728     2 628
----------------------------------------------------------------------------------------------------------------
EXPENSES
Interest (includes $93 in 1999, $94 in 1998, and $101 in 1997 to subsidiaries) ...     1 693     1 525       891
Employee compensation and benefits ...............................................       375       248       245
Other expenses ...................................................................       119       139       129
----------------------------------------------------------------------------------------------------------------
Total expenses                                                                         2 187     1 912     1 265
----------------------------------------------------------------------------------------------------------------
Income before income taxes .......................................................     1 961       816     1 363
Income tax benefit ...............................................................       (94)     (147)     (102)
----------------------------------------------------------------------------------------------------------------
Net income                                                                             2 055       963     1 465
----------------------------------------------------------------------------------------------------------------

J.P. MORGAN (PARENT) BALANCE SHEET
================================================================================


                                                                                                                    December 31
In millions                                                                                                 1999           1998
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning deposits with subsidiary bank ..................................................       $  1 548        $   591
Debt investment securities available-for-sale carried at fair value .............................          1 296            993
Equity investment securities ....................................................................             --             10
Investments in subsidiaries:
  Bank ..........................................................................................         10 595         10 478
  U.S. broker-dealer ............................................................................          1 011            746
  Other nonbank .................................................................................          1 043          1 065
Advances to subsidiaries:
  Bank ..........................................................................................          3 761          3 728
  U.S. broker-dealer(a) .........................................................................          2 797          6 690
  Other nonbanks, primarily securities-related(b) ...............................................         18 989          9 565
Accrued interest and accounts receivable, primarily from subsidiary bank ........................            340            362
Other assets (includes $3 332 in 1999 and $2 990 in 1998 related to corporate-owned life insurance
  contracts; $1 206 in 1999 and $1 095 in 1998 related to deferred tax assets) ...................         5 595          4 636
-------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                              46 975         38 864
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Securities sold under agreements to repurchase ..................................................            121             --
Commercial paper ................................................................................         11 485          6 127
Other liabilities for borrowed money ............................................................            964            148
Accounts payable and accrued expenses ...........................................................          2 099          1 829
Long-term debt not qualifying as risk-based capital .............................................         13 440         13 365
Other liabilities                                                                                          1 130            511
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                          29 239         21 980

Long-term debt qualifying as risk-based capital .................................................          5 111          4 437
Intercompany debentures(c) ......................................................................          1 186          1 186
-------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                         35 536         27 603
-------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                                11 439         11 261
-------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                                46 975         38 864
-------------------------------------------------------------------------------------------------------------------------------

(a) As of December 31, 1999 and 1998, $1.7 billion and $5.7 billion, respectively, of these advances was collateralized by marketable securities, primarily U.S. government and agency securities.

(b) As of December 31, 1999 and 1998, $18.4 billion and $7.6 billion, respectively, of marketable equity and government agency securities were available as collateral for these advances.

(c) Consists solely of junior subordinated debentures issued to JPM Capital Trust I and Trust II. Refer to note 26.

J.P. MORGAN (PARENT) STATEMENT OF CASH FLOWS
================================================================================

In millions                                                                                         1999         1998          1997
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME ....................................................................................  $ 2 055       $  963       $ 1 465
Adjustments to reconcile to cash provided by operating activities:
  Equity in undistributed (earnings) of subsidiaries ..........................................     (402)        (212)         (855)
  Net (decrease) due to changes in other balance sheet amounts ................................      (44)         (93)          (54)
  Net investment securities (gains) included in cash flows from investing activities ..........     (136)         (46)           --
------------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                                              1 473          612           556
------------------------------------------------------------------------------------------------------------------------------------
Net (increase) in interest-earning deposits with subsidiary bank ..............................     (957)        (152)         (237)
Debt investment securities:
  Proceeds from sales and maturities ..........................................................    1 421        2 330         1 394
  Purchases ...................................................................................   (1 489)      (2 373)       (1 161)
Net (increase) in advances to subsidiaries ....................................................   (5 522)      (5 605)       (3 461)
Capital from (to) subsidiaries ................................................................        2         (252)          (26)
Net payments for insurance contracts ..........................................................     (231)        (703)         (453)
Other changes, net ............................................................................     (154)         (33)          (41)
------------------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                                                 (6 930)      (6 788)       (3 985)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in securities sold under agreements to repurchase .....................      121         (351)         (154)
Net increase in commercial paper ..............................................................    5 357           19         2 660
Net increase (decrease) in other liabilities for borrowed money ...............................      827         (390)          515
Long-term debt:
  Proceeds ....................................................................................    3 780        9 655         3 302
  Payments ....................................................................................   (2 666)      (1 848)       (1 754)
Intercompany debentures:
  Proceeds ....................................................................................       --           --           413
Capital stock issued or distributed ...........................................................      276          179           245
Capital stock purchased .......................................................................   (2 144)        (755)       (1 500)
Dividends paid ................................................................................     (731)        (707)         (673)
Cash receipts from subsidiaries for common stock issuable .....................................      637          338           370
Other changes, net ............................................................................       --           36             5
------------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                                                              5 457        6 176         3 429
------------------------------------------------------------------------------------------------------------------------------------
DECREASE IN CASH AND DUE FROM BANKS                                                                   --           --            --
------------------------------------------------------------------------------------------------------------------------------------
Cash disbursements for interest and taxes                                                          1 856        1 267           827
------------------------------------------------------------------------------------------------------------------------------------

36. SELECTED CONSOLIDATED QUARTERLY FINANCIAL DATA (UNAUDITED)
===============================================================================
J.P. Morgan & Co. Incorporated
===============================================================================

----------------------------------------------------------------------------------------------------------------------------------
In millions, except share data                                                 1999                                           1998
                                       --------------------------------------------  ---------------------------------------------
Three months ended                        Dec. 31   Sept. 30    June 30    Mar. 31   Dec. 31   Sept. 30       June 30     Mar. 31
----------------------------------------------------------------------------------------------------------------------------------
Interest revenue .......................   $2 717     $2 783     $2 713     $2 757    $3 024     $3 249        $3 106      $3 262
Interest expense .......................    2 379      2 394      2 288      2 368     2 701      2 917         2 816       2 926
Provision for loan losses ..............       --         --         --         --        85         25            --          --
Reversal of provision for loan losses ..      (25)       (45)      (105)        --        --         --            --          --
----------------------------------------------------------------------------------------------------------------------------------
Net interest revenue after loan
  loss provisions ......................      363        434        530        389       238        307           290         336
Total noninterest revenues .............    1 826      1 551      1 661      2 102     1 266        994(a)      1 863(a)    1 661
----------------------------------------------------------------------------------------------------------------------------------
Total revenue, net .....................    2 189      1 985      2 191      2 491     1 504      1 301         2 153       1 997
Total operating expenses ...............    1 417      1 341      1 417      1 567     1 391(b)   1 099         1 416       1 632(b)
----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes .............      772        644        774        924       113        202           737         365
Income taxes ...........................      263        202        270        324        24         46           256         128
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME .............................      509        442        504        600        89        156           481         237
----------------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE
Net income:
  Basic ................................ $   2.83  $    2.39   $   2.71   $   3.24   $  0.44   $   0.81     $    2.57   $    1.26
  Diluted ..............................     2.63       2.22       2.52       3.01      0.42       0.75          2.36        1.15
Dividends declared .....................     1.00       0.99       0.99       0.99      0.99       0.95          0.95        0.95
----------------------------------------------------------------------------------------------------------------------------------
Price range per common share on
the composite tape:
  High ................................. $    142  $     146    $146-3/4  $126-7/16  $115-7/8  $133-9/16    $148-11/16  $138-13/16
  Low ..................................  106-1/2  112-13/16   123-15/16     99-1/4    74-1/2     84-5/8     116-15/16    98-13/16
----------------------------------------------------------------------------------------------------------------------------------
Closing price per common share
  at quarter-end .......................  126-5/8    115-1/2    140-1/2    123-3/8   105-1/16     84-5/8     117-1/16     134-5/16
----------------------------------------------------------------------------------------------------------------------------------


The principal market on which the company's common stock is traded is the New York Stock Exchange.

(a)  Refer to note 5.

(b)  Refer to note 4.


The 1999 fourth-quarter results are discussed in J.P. Morgan's earnings release dated January 18, 2000, which has been filed with the Securities and Exchange Commission on Form 8-K.

         (3) The unaudited consolidated balance sheet of J.P. Morgan and subsidiaries as of September 30, 2000 and 1999 and the unaudited consolidated statements of income, cash flows and changes in stockholders' equity of J.P. Morgan and subsidiaries for the nine months ended September 30, 2000 and 1999, and the consolidated statement of condition of Morgan Guaranty Trust Company of New York and its subsidiaries as of September 30, 2000 and 1999.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
In millions, except share data


                                                               Three months ended
                                       ---------------------------------------------------------------------
                                        September 30   September 30      Increase/     June 30     Increase/
                                                2000           1999     (Decrease)        2000    (Decrease)
                                       ---------------------------------------------------------------------

NET INTEREST REVENUE
Interest revenue                              $3,354         $2,783           $571      $3,244          $110
Interest expense                               3,004          2,394            610       2,865           139
------------------------------------------------------------------------------------------------------------
Net interest revenue                             350            389            (39)        379           (29)
Reversal of provision for loan losses             (7)           (45)            38          (4)           (3)
------------------------------------------------------------------------------------------------------------
Net interest revenue after loan loss
   provisions                                    357            434            (77)        383           (26)


NONINTEREST REVENUES
Trading revenue                                  852            424            428         906           (54)
Advisory and underwriting fees                   400            398              2         468           (68)
Investment management fees                       284            270             14         303           (19)
Fees and commissions                             233            206             27         232             1
Investment securities (loss) / revenue            (1)           271           (272)        128          (129)
Other revenue / (loss)                           197 (a)        (18) (a)       215          59 (b)       138
------------------------------------------------------------------------------------------------------------
Total noninterest revenues                     1,965          1,551            414       2,096          (131)

Total revenues, net                            2,322          1,985            337       2,479          (157)

OPERATING EXPENSES
Employee compensation and benefits             1,118            889            229       1,097            21
Net occupancy                                     91             82              9          81            10
Technology and communications                    247            229             18         246             1
Other expenses                                   153            141             12         236           (83)
------------------------------------------------------------------------------------------------------------
Total operating expenses                       1,609          1,341            268       1,660           (51)

Income before income taxes                       713            644             69         819          (106)
Income taxes                                     199            202             (3)        277           (78)
------------------------------------------------------------------------------------------------------------
Net income                                       514            442             72         542           (28)

PER COMMON SHARE
Net income:
     Basic                                     $2.97          $2.39          $0.58       $3.10        ($0.13)
     Diluted                                    2.77           2.22           0.55        2.90         (0.13)
Dividends declared                              1.00           0.99           0.01        1.00             -
------------------------------------------------------------------------------------------------------------

(a) Includes a reversal of provision for credit losses on lending commitments of $29 million and $15 million for the three months ended September 30, 2000 and 1999, respectively.

(b) Includes a provision for credit losses on lending commitments of $37 million for the three months ended June 30, 2000.


See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
In millions, except share data

                                                            Nine months ended
                                              ---------------------------------------------------
                                              September 30       September 30          Increase/
                                                      2000               1999         (Decrease)
                                              ---------------------------------------------------

NET INTEREST REVENUE
Interest revenue                                    $9,629             $8,253             $1,376
Interest expense                                     8,447              7,050              1,397
-------------------------------------------------------------------------------------------------
Net interest revenue                                 1,182              1,203                (21)
Reversal of provision for loan losses                  (11)              (150)               139
-------------------------------------------------------------------------------------------------
Net interest revenue after loan loss provisions      1,193              1,353               (160)


NONINTEREST REVENUES
Trading revenue                                      2,708              2,361                347
Advisory and underwriting fees                       1,411              1,245                166
Investment management fees                             863                776                 87
Fees and commissions                                   749                611                138
Investment securities revenue                          284                201                 83
Other revenue (a)                                      429                120                309
-------------------------------------------------------------------------------------------------
Total noninterest revenues                           6,444              5,314              1,130

Total revenues, net                                  7,637              6,667                970

OPERATING EXPENSES
Employee compensation and benefits                   3,515              2,955                560
Net occupancy                                          254                244                 10
Technology and communications                          751                707                 44
Other expenses                                         604                419                185
-------------------------------------------------------------------------------------------------
Total operating expenses                             5,124              4,325                799

Income before income taxes                           2,513              2,342                171
Income taxes                                           829                796                 33
-------------------------------------------------------------------------------------------------
Net income                                           1,684              1,546                138

PER COMMON SHARE
Net income:
     Basic                                           $9.64              $8.33              $1.31
     Diluted                                          9.05               7.76               1.29
Dividends declared                                    3.00               2.97               0.03
-------------------------------------------------------------------------------------------------

(a) Includes a net provision for credit losses on lending commitments of $9 million and $20 million for the nine months ended September 30, 2000 and 1999, respectively.

                See notes to consolidated financial statements.

  CONSOLIDATED BALANCE SHEET
  J.P. Morgan & Co. Incorporated


                                                                                     September 30  December 31
In millions, except share data                                                               2000         1999
---------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                    $  881      $ 2,463
Interest-earning deposits with banks                                                        5,156        2,345
Debt investment securities available-for-sale                                               5,050       14,286
Equity investment securities                                                                1,484        1,734
Trading account assets:
     U.S. and foreign governments                                                          64,611       42,663
     Corporate debt and equity and other securities                                        40,268       31,271
     Derivative receivables                                                                35,549       43,658
---------------------------------------------------------------------------------------------------------------
Total trading account assets                                                              140,428      117,592
Securities purchased under agreements to resell ($42,713 at September 2000 and
     $34,470 at December 1999) and federal funds sold                                      43,788       35,970
Securities borrowed                                                                        34,874       34,716
Loans, net of allowance for loan losses of $258 at September 2000 and $281 at
     December 1999                                                                         26,729       26,568
Accrued interest and accounts receivable                                                    6,050       10,119
Premises and equipment, net of accumulated depreciation of $1,271 at September
    2000 and $1,319 at December 1999                                                        2,086        1,997
Other assets                                                                               15,155       13,108
---------------------------------------------------------------------------------------------------------------
Total assets                                                                              281,681      260,898
---------------------------------------------------------------------------------------------------------------

LIABILITIES
Deposits (including interest-bearing deposits of $38,402 at September 2000 and
     $43,922 at December 1999)                                                             40,184       45,319
Trading account liabilities:
     U.S. and foreign governments                                                          30,675       19,378
     Corporate debt and equity and other securities                                        14,976       16,063
     Derivative payables                                                                   37,886       44,976
---------------------------------------------------------------------------------------------------------------
Total trading account liabilities                                                          83,537       80,417
Securities sold under agreements to repurchase ($82,748 at September 2000 and
     $58,950 at December 1999) and federal funds purchased                                 83,267       59,693
Commercial paper                                                                           12,124       11,854
Other liabilities for borrowed money                                                       12,813       10,258
Accounts payable and accrued expenses                                                      10,366       10,621
Long-term debt not qualifying as risk-based capital                                        16,681       19,048
Other liabilities, including allowance for credit losses of $134 at September
     2000 and $125 at December 1999                                                         4,801        5,897
---------------------------------------------------------------------------------------------------------------
                                                                                          263,773      243,107
Liabilities qualifying as risk-based capital:
Long-term debt                                                                              4,796        5,202
Company-obligated mandatorily redeemable preferred securities of subsidiaries               1,150        1,150
---------------------------------------------------------------------------------------------------------------
Total liabilities                                                                         269,719      249,459

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,000,000)
     Adjustable rate cumulative preferred stock, $100 par value (issued: 2,444,300)           244          244
     Variable cumulative preferred stock,  $1,000 par value (issued and
     outstanding:  250,000)                                                                   250          250
     Fixed cumulative preferred stock, $500 par value (issued and outstanding: 400,000)       200          200
Common stock, $2.50 par value (authorized shares: 500,000,000; issued:
     200,998,455 at September 2000 and December 1999)                                         502          502
Capital surplus                                                                             1,211        1,249
Common stock issuable under stock award plans                                               2,157        2,002
Retained earnings                                                                          12,052       10,908
Accumulated other comprehensive income:
     Net unrealized gains on investment securities, net of taxes                               25           44
     Foreign currency translation, net of taxes                                               (15)         (18)
---------------------------------------------------------------------------------------------------------------
                                                                                           16,626       15,381

Less: treasury stock (41,228,441 common shares and 15,000 preferred shares at
  September 2000, and 36,200,897 common shares at December 1999) at cost                    4,664        3,942
---------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                 11,962       11,439
---------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                                281,681      260,898
---------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
J.P. Morgan & Co. Incorporated

                                                                                            2000                       1999
                                                                                 -------------------------  -----------------------
                                                                                                   Compre-                  Compre-
                                                                                 Stockholders'     hensive   Stockholders'  hensive
In millions: Nine months ended September 30                                             Equity      Income         Equity    Income
-----------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCK
Adjustable-rate cumulative preferred stock balance, January 1 and September 30           $ 244                      $ 244
Variable cumulative preferred stock balance, January 1 and September 30                    250                        250
Fixed cumulative preferred stock, January 1 and September 30                               200                        200
-----------------------------------------------------------------------------------------------------------------------------------
Total preferred stock, September 30                                                        694                        694
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK
Balance, January 1 and September 30                                                        502                        502
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL SURPLUS
Balance, January 1                                                                       1,249                      1,252
Shares issued or distributed under dividend reinvestment plan, various employee benefit plans, and income tax benefits
     associated with stock options                                                         (38)                       (11)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30                                                                    1,211                      1,241
-----------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK ISSUABLE UNDER STOCK AWARD PLANS
Balance, January 1                                                                       2,002                      1,460
Deferred stock awards, net                                                                 155                        253
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30                                                                    2,157                      1,713
-----------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance, January 1                                                                      10,908                      9,614
Net income                                                                               1,684     $1,684           1,546    $1,546
Dividends declared on preferred stock                                                      (29)                       (25)
Dividends declared on common stock                                                        (482)                      (523)
Dividend equivalents on common stock issuable                                              (29)                       (26)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30                                                                   12,052                     10,586
-----------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Net unrealized gains on investment securities:
Balance, net of taxes, January 1                                                            44                        147
                                                                                 -------------              -------------
     Net unrealized gains/(losses) arising during the period,
        before taxes ($123 in 2000 and ($325) in 1999, net of taxes)                       198                       (550)
     Reclassification adjustment for net (gains)/losses included in net income,
        before taxes (($155) in 2000 and $69 in 1999, net of taxes)                       (243)                       118
                                                                                 -------------              -------------
Change in net unrealized (losses) on investment securities, before taxes                   (45)                      (432)
Income tax benefit                                                                          26                        177
                                                                                 -------------              -------------
Change in net unrealized gains / (losses) on investment securities, net of taxes           (19)       (19)           (255)     (255)
Balance, net of taxes, September 30                                                         25                       (108)
                                                                                 -------------              -------------
Foreign currency translation:
Balance, net of taxes, January 1                                                           (18)                       (46)
                                                                                 -------------              -------------
Translation adjustment arising during the period, before taxes                               6                         (7)
Income tax (expense) / benefit                                                              (3)                         7
                                                                                 -------------              -------------
Translation adjustment arising during the period, net of taxes                               3          3               -         -
                                                                                 -------------              -------------
Balance, net of taxes, September 30                                                        (15)                       (46)
-----------------------------------------------------------------------------------------------------------------------------------
Total accumulated other comprehensive income,
         net of taxes, September 30                                                         10                       (154)
-----------------------------------------------------------------------------------------------------------------------------------
LESS:  TREASURY STOCK
Balance, January 1                                                                       3,942                      2,362
Purchases                                                                                1,464                        681
Shares issued/distributed, primarily related to various employee benefit plans            (742)                      (469)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, September 30                                                                    4,664                      2,574
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                              11,962                     12,008
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COMPREHENSIVE INCOME                                                                          1,668                     1,291
-----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
J.P. Morgan & Co. Incorporated

----------------------------------------------------------------------------------------------------------
In millions                                                                       Nine months ended
----------------------------------------------------------------------------------------------------------
                                                                       September 30         September 30
                                                                               2000                 1999
----------------------------------------------------------------------------------------------------------

NET INCOME                                                                     $1,684            $ 1,546
Adjustments to reconcile to cash provided by operating activities:
   Noncash items: provisions for credit losses, depreciation, amortization, deferred income taxes, stock award plans, and
       write-downs on investment securities                                       882              1,218
   Net (increase)/decrease in assets:
       Trading account assets                                                 (22,985)             7,259
       Securities purchased under agreements to resell                         (8,266)            (3,668)
       Securities borrowed                                                       (158)            (4,728)
       Loans held for sale                                                        156              1,485
       Accrued interest and accounts receivable                                 4,062                858
   Net increase/(decrease) in liabilities:
       Trading account liabilities                                              3,009              1,304
       Securities sold under agreements to repurchase                          23,766             (1,824)
       Accounts payable and accrued expenses                                     (305)               542
   Other changes in operating assets and liabilities, net                         830             (2,569)
   Net investment securities (gains), excluding SBICs,
       included in cash flows from investing activities                          (257)               (31)
----------------------------------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES                                           2,418              1,392
----------------------------------------------------------------------------------------------------------
Net (increase) decrease in interest-earning deposits with banks                (2,822)               222
Debt investment securities:
     Proceeds from sales                                                       11,813             26,498
     Proceeds from maturities, calls, and mandatory redemptions                 2,021              6,267
     Purchases                                                                 (4,582)           (21,416)
Net decrease (increase) in federal funds sold                                     425             (1,375)
Net (increase) in loans                                                          (349)            (1,508)
Payments for premises and equipment                                              (181)              (227)
Other changes, net                                                               (397)            (1,821)
----------------------------------------------------------------------------------------------------------

CASH PROVIDED BY INVESTING ACTIVITIES                                           5,928              6,640
----------------------------------------------------------------------------------------------------------
Net increase in noninterest-bearing deposits                                      384                227
Net (decrease) in interest-bearing deposits                                    (5,600)            (6,516)
Net (decrease) increase in federal funds purchased                               (224)               216
Net increase in commercial paper                                                  270              3,689
Other liabilities for borrowed money proceeds                                   4,774              8,552
Other liabilities for borrowed money payments                                  (4,685)           (11,877)
Long-term debt proceeds                                                         4,924              5,356
Long-term debt payments                                                        (7,253)            (7,389)
Capital stock issued or distributed                                               282                200
Capital stock purchased                                                        (1,464)              (669)
Dividends paid                                                                   (517)              (549)
Other changes, net                                                               (894)             1,087
----------------------------------------------------------------------------------------------------------

CASH (USED IN) FINANCING ACTIVITIES                                           (10,003)            (7,673)
----------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and due from banks                         75                 47
----------------------------------------------------------------------------------------------------------
(DECREASE) INCREASE IN CASH AND DUE FROM BANKS                                 (1,582)               406
Cash and due from banks at December 31, 1999 and 1998                           2,463              1,203
----------------------------------------------------------------------------------------------------------
Cash and due from banks at September 30, 2000 and 1999                            881              1,609
----------------------------------------------------------------------------------------------------------
Cash disbursements made for:
     Interest                                                                 $ 8,868            $ 6,884
     Income taxes                                                                 515                764
----------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New York

-------------------------------------------------------------------------------------------------------
                                                                            September 30   December 31
In millions, except share data                                                      2000          1999
-------------------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks                                                          $   674       $ 2,382
Interest-earning deposits with banks                                               4,964         2,266
Debt investment securities available-for-sale                                      2,311         4,992
Trading account assets                                                            89,366        84,786
Securities purchased under agreements to resell and federal funds sold            24,313        19,094
Securities borrowed                                                               11,679         9,700
Loans, net of allowance for loan losses of $256 at September 2000 and
  $280 at December 1999                                                           26,286        26,072
Accrued interest and accounts receivable                                           4,404         4,426
Premises and equipment, net of accumulated depreciation of $1,110 at
  September 2000 and $1,113 at December 1999                                       1,785         1,810
Other assets                                                                      12,482        12,138
-------------------------------------------------------------------------------------------------------
Total assets                                                                     178,264       167,666
-------------------------------------------------------------------------------------------------------

LIABILITIES
Noninterest-bearing deposits:
  In offices in the U.S.                                                             992           907
  In offices outside the U.S.                                                        791           501
Interest-bearing deposits:
  In offices in the U.S.                                                           3,519         4,256
  In offices outside the U.S.                                                     36,716        42,052
-------------------------------------------------------------------------------------------------------
Total deposits                                                                    42,018        47,716
Trading account liabilities                                                       73,443        72,066
Securities sold under agreements to repurchase and federal funds purchased        26,297        13,610
Other liabilities for borrowed money                                               9,128         5,482
Accounts payable and accrued expenses                                              6,673         6,310
Long-term debt not qualifying as risk-based capital (includes $837 at
  September 2000 and $727 at December 1999 of notes payable to J.P. Morgan)        5,505         6,224
Other liabilities, including allowance for credit losses of $134 at
  September 2000 and $125 at December 1999                                         1,663         2,719
-------------------------------------------------------------------------------------------------------
                                                                                 164,727       154,127
Long-term debt qualifying as risk-based capital (includes $2,673 at
  September 2000 and $2,853 at December 1999 of notes payable to J.P. Morgan)      2,712         2,944
-------------------------------------------------------------------------------------------------------
Total liabilities                                                                167,439       157,071

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2,500,000)                         -             -
Common stock, $25 par value (authorized shares: 11,000,000; issued and
  outstanding 10,599,027)                                                            265           265
Surplus                                                                            3,305         3,305
Undivided profits                                                                  7,231         6,975
Accumulated other comprehensive income:
  Net unrealized gains on investment securities, net of taxes                         36            67
  Foreign currency translation, net of taxes                                         (12)          (17)
-------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                        10,825        10,595
-------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                       178,264       167,666
-------------------------------------------------------------------------------------------------------

Member of the Federal Reserve System and the Federal Deposit Insurance Corporation.

See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
J.P. Morgan & Co. Incorporated (J.P. Morgan) is the holding company for a group of subsidiaries that provide a range of financial services.

We serve a broad client base that includes corporations, governments, institutions, and individuals. We also enter into transactions for our own account.

J.P. Morgan and its subsidiaries use accounting and reporting policies and practices that conform with U.S. Generally Accepted Accounting Principles.

Basis of presentation
Our consolidated financial statements include the accounts of J.P. Morgan and of subsidiaries in which we have more than 50% ownership. All material intercompany accounts and transactions are eliminated during consolidation.

For companies in which we have significant influence over operating and financing decisions (generally defined as owning a voting or economic interest of 20% to 50%), we use the equity method of accounting. These investments are included in Other assets, and our share of income or loss is included in Other revenue, with the exception of such investments held in our Equity Investments segment, where our share of income or loss is recorded in Investment securities revenue.

Assets that we hold in an agency or fiduciary capacity are not assets of J.P. Morgan. They are therefore not included in our "Consolidated balance sheet."

The financial information as of and for the periods ended September 30, 2000 and 1999, and June 30, 2000, is unaudited. All adjustments which, in the opinion of management, are necessary for a fair presentation have been made and were of a normal, recurring nature. These unaudited financial statements should be read in conjunction with the audited financial statements included in J.P. Morgan's Annual report on Form 10-K for the year ended December 31, 1999. The nature of J.P. Morgan's business is such that the results of any interim period are not necessarily indicative of results for a full year. Certain prior year amounts have been reclassified to conform with the current presentation.

Accounting developments
Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities

In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of FASB Statement No. 125", which revises the standards for accounting for securitizations and other transfers of financial assets and collateral. SFAS No. 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitizations and collateral for fiscal years ending after December 15, 2000. We are currently in the process of evaluating the impact of adopting SFAS No. 140, and do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

Accounting for derivative instruments and hedging activities
In June 1998 the FASB issued SFAS No. 133, which will require us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through earnings. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability, or firm commitment through earnings or be recognized in Other comprehensive income until the hedged item affects earnings. If the change in fair value or cash flows of a derivative designated as a hedge is not effectively offset, as defined, by the change in value or cash flows of the item it is hedging, this difference will be immediately recognized in earnings.

Pursuant to SFAS No. 137, we are required to adopt SFAS No. 133 effective January 1, 2001. We assessed the impact of adopting the standard and Derivatives Implementation Group guidance at September 30, 2000, and concluded the effect was not material to J.P. Morgan's results of operations or financial position. The transition adjustment at January 1, 2001 could vary significantly from our estimate due to continuing Derivatives Implementation Group deliberations, market conditions and changes in business strategies. Adoption of this standard may cause volatility in quarterly earnings and equity, prospectively, due to the methods used to measure hedges and our decision to no longer apply hedge accounting to certain business strategies.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying value and fair value of J.P. Morgan's financial instruments as of September 30, 2000 and December 31, 1999 in accordance with SFAS No. 107. Accordingly, certain amounts which are not considered financial instruments, including premises and equipment as well as investments under the equity method of accounting, are excluded from the table. Refer to note 1 of our 1999 Annual report for detailed information on how we estimate the fair value of financial instruments.

                                                                           September 30, 2000                    December 31, 1999
                                                           -----------------------------------   ----------------------------------
                                                            Carrying    Fair   Appreciation /     Carrying    Fair  Appreciation /
In billions                                                    value   value   (depreciation)        value   value  (depreciation)
-----------------------------------------------------------------------------------------------------------------------------------
FAIR VALUE THROUGH EARNINGS
Financial assets:
Trading account assets:
   Cash securities                                            $104.9  $104.9               $-        $73.9   $73.9              $-
   Derivative receivables                                       35.5    35.5                -         43.7    43.7               -
Equity investments - SBICs                                       0.5     0.5                -          0.6     0.6               -

Financial liabilities:
Trading account liabilities:
   Cash securities                                              45.6    45.6                -         35.4    35.4               -
   Derivative payables                                          37.9    37.9                -         45.0    45.0               -

FAIR VALUE THROUGH EQUITY
Financial assets:
Debt investment securities                                       5.1     5.1                -         14.3    14.3               -
Equity investments - marketable securities                       0.2     0.2                -          0.6     0.6               -

CARRIED AT COST (APPROXIMATES FAIR VALUE)
Financial assets:
Securities purchased under agreements to resell and
   federal funds sold                                           43.8    43.8                -         36.0    36.0               -
Securities borrowed                                             34.9    34.9                -         34.7    34.7               -
Loans, net                                                       8.9     8.9                -          8.2     8.2               -
Other financial assets, including cash and due from
   banks, accrued interest and accounts receivable, and other
   assets                                                       12.9    12.9                -         17.8    17.8               -

Financial liabilities:
Noninterest-bearing deposits                                     1.8     1.8                -          1.4     1.4               -
Securities sold under agreements to repurchase and
   federal funds purchased                                      83.3    83.3                -         59.7    59.7               -
Other financial liabilities, including securities lent,
   accounts payable and other liabilities                       19.5    19.5                -         18.7    18.7               -

CARRIED AT COST
Financial assets:
Interest-earnings deposits with banks                            5.2     5.2                -          2.3     2.3               -
Loans, net                                                      17.8    17.7             (0.1)        18.3    18.4             0.1
   Related derivatives                                             -       -                -            -     0.1             0.1
Equity investments - nonmarketable securities                    0.8     0.8                -          0.5     0.6             0.1
Other financial assets                                           7.5     7.6              0.1          6.4     6.4               -

Financial liabilities:
Interest-bearing deposits                                       38.4    38.5             (0.1)        43.9    44.2            (0.3)
   Related derivatives                                             -   (0.1)              0.1            -   (0.1)             0.1
Commercial paper                                                12.1    12.1                -         11.9    11.9               -
Other liabilities for borrowed money                             8.1     8.1                -          7.2     7.2               -
Long-term debt                                                  21.5    21.4              0.1         24.3    24.1             0.2
   Related derivatives                                             -     0.2             (0.2)           -     0.3            (0.3)
Other financial liabilities                                        -       -                -          0.7     0.7               -
Allowance - lending commitments                                  0.1       -              0.1          0.1       -             0.1
Company-obligated mandatorily redeemable preferred
   securities of subsidiaries                                    1.2     1.1              0.1          1.2     1.1             0.1
   Related derivatives                                             -     0.1             (0.1)           -     0.1            (0.1)

Lending commitments                                                -   (0.1)             (0.1)           -   (0.2)            (0.2)
-----------------------------------------------------------------------------------------------------------------------------------
Net depreciation before considering income taxes                                         (0.1)                                (0.1)
-----------------------------------------------------------------------------------------------------------------------------------

3.  SEGMENTS

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in assessing performance. In accordance with SFAS No. 131, we have presented results based on the segments as reviewed separately by the chief operating decision maker, our chairman and chief executive officer, as well as other members of senior management. Each segment is defined by the products and services it provides globally to our clients or the activities it undertakes solely for our own account.

J.P. Morgan's segments, or activities, are Investment Banking, Equities, Interest Rate and Currency Markets, Credit Markets, Asset Management Services, Equity Investments, and Proprietary Positioning. During the second quarter of 2000, the firm announced organizational changes, which included the combination of our Credit Markets and Credit Portfolio segments into a single Credit Markets segment. In addition, revenue and expense allocations between Investment Banking and the other segments, primarily Equities and Credit Markets, have been changed to reflect the new organization. Prior period results have been restated.

The assessment of segment performance by senior management includes a review for each segment of pretax economic value added, pretax income, revenues, and expenses, as well as related trends among these items. We define economic value added (EVA) as operating income, adjusted to reflect certain segments on a total return basis, less preferred stock dividends and a charge for the cost of equity capital. At the business level, EVA is currently evaluated on a pretax basis, while at the firm level EVA is assessed after the impact of taxes. To arrive at the charge for equity capital for each segment, we multiply its allocated required economic capital by its market-based cost of equity (or hurdle rate), with the exception of our Credit Markets segment whose cost of equity incorporates market pricing for credit risk. The cost of equity for each business activity is separately determined from observable market returns of publicly held investments. To arrive at the charge for equity capital for J.P. Morgan consolidated, we multiply the firm's equity by its market-based cost of equity, which is currently estimated at 10.5%.

Our management reporting system and policies were used to determine income (revenues minus expenses) attributable to each segment. Earnings on stockholders' equity were allocated based on management's estimate of the economic capital of each segment. Overhead, which represents costs associated with various support functions that exist for the benefit of the firm as a whole, is allocated to each segment based on that segment's expenses. Transactions between segments are recorded within segment results as if conducted with a third party and are eliminated in consolidation.

The accounting policies of our segments are, in all material respects, consistent with those described in note 1 of our 1999 Annual report, except for management reporting policies related to the tax-equivalent adjustment and reporting certain segments on a total return basis. For purposes of comparability, segment results include an adjustment to gross-up tax-exempt revenue to a taxable basis; this adjustment is eliminated in consolidation. In addition, in arriving at pretax EVA an adjustment is made to record certain segments on a total return basis; the Proprietary Positioning segment is the only segment significantly affected by this adjustment (see footnote (c) to the segment results table below.)

Our economic capital allocation model estimates the amount of equity required by each business activity and the firm as a whole. Business economic capital is estimated as if each activity were conducted as a standalone operating entity. This estimate is based, to the extent possible, on observations of the capital structures and risk profiles of public companies or benchmarks. In particular, for our markets and asset management activities, required economic capital is based on the revenue volatility and fixed expenses of public U.S. investment banks and asset management companies, respectively; for Credit Markets, capital is based on a simulation of unexpected credit losses; and, for Equity Investments, capital is equal to the carrying value of the portfolio. Diversification of Morgan's portfolio of businesses is reflected as a reduction to the consolidated level of required equity and is a factor in assessing the appropriate level of capitalization of the firm. The benefit of diversification is not allocated to the segments.

The following table presents segment results for the three and nine months ended September 30, 2000 and 1999, respectively.

                                                                  Interest               Asset
                                           Invest-                    Rate             Manage-   Equity
                                              ment            and Currency    Credit      ment  Invest-
In millions                                Banking  Equities       Markets   Markets  Services    ments
---------------------------------------------------------------------------------------------------------

THREE MONTHS ENDED SEPTEMBER 30, 2000
Net interest revenues                        $  21      $ 36          $ 50      $124(a)    $31       $2
---------------------------------------------------------------------------------------------------------
Trading revenue                                 88       241           291        94        17        -
Advisory and underwriting fees                 315        21            17        61         4        2
Investment management fees                       1         -             -         -       275        7
Fees and commissions                            (4)      125            31        36        31        -
Investment securities revenue                    1         -             1         -         -        5
Other revenue                                    4        25            36        31        32       (2)
---------------------------------------------------------------------------------------------------------
Total noninterest revenues                     405       412           376       222       359       12
---------------------------------------------------------------------------------------------------------
Total revenues                                 426       448           426       346       390       14
---------------------------------------------------------------------------------------------------------
Total operating expenses                       368       263           282       189       302       28
---------------------------------------------------------------------------------------------------------
Total pretax income                             58       185           144       157        88     (14)
---------------------------------------------------------------------------------------------------------
Pretax EVA                                      22       152            64         6        60    (115)
---------------------------------------------------------------------------------------------------------
Total assets at period end (in billions)         1        27           106        70        13        1
---------------------------------------------------------------------------------------------------------
Avg. required economic capital                 918       708         1,616     4,181       620    1,523
---------------------------------------------------------------------------------------------------------

THREE MONTHS ENDED SEPTEMBER 30, 1999
Net interest revenues                           93        30            79       126(a)     38       12
---------------------------------------------------------------------------------------------------------
Trading revenue                                 10       111           155       148         7        -
Advisory and underwriting fees                 257         3            15       113         8        2
Investment management fees                       -         -             -         -       267        5
Fees and commissions                             5        93            39        36        16        3
Investment securities revenue                    -         1            (4)       (3)        1      320
Other revenue                                    1        14            37         5        13       (1)
---------------------------------------------------------------------------------------------------------
Total noninterest revenues                     273       222           242       299       312      329
---------------------------------------------------------------------------------------------------------
Total revenues                                 366       252           321       425       350      341
---------------------------------------------------------------------------------------------------------
Total operating expenses                       292       168           288       153       276       52
---------------------------------------------------------------------------------------------------------
Total pretax income                             74        84            33       272        74      289
---------------------------------------------------------------------------------------------------------
Pretax EVA                                      50        51          (65)       135        56      164
---------------------------------------------------------------------------------------------------------
Total assets at period end (in billions)         1        19           101        69         9        2
---------------------------------------------------------------------------------------------------------
Avg. required economic capital                 517       524         2,012     3,716       565    1,488
---------------------------------------------------------------------------------------------------------


NINE MONTHS ENDED SEPTEMBER 30, 2000
Net interest revenues                           43        82           295       403(a)    105       (3)
---------------------------------------------------------------------------------------------------------
Trading revenue                                195       873           756       511        54      (10)
Advisory and underwriting fees               1,044        97            43       221        22        5
Investment management fees                       4         -             -         -       851       11
Fees and commissions                            (7)      416           110        93        97       (4)
Investment securities revenue                   14         -             -        12         -      314
Other revenue                                   11        68            95         4        77       (1)
---------------------------------------------------------------------------------------------------------
Total noninterest revenues                   1,261     1,454         1,004       841     1,101      315
---------------------------------------------------------------------------------------------------------
Total revenues                               1,304     1,536         1,299     1,244     1,206      312
---------------------------------------------------------------------------------------------------------
Total operating expenses                     1,160       821           896       615       905       99
---------------------------------------------------------------------------------------------------------
Total pretax income                            144       715           403       629       301      213
---------------------------------------------------------------------------------------------------------
Pretax EVA                                      57       595           111       242       230      (2)
---------------------------------------------------------------------------------------------------------
Total assets at period end (in billions)         1        27           106        70        13        1
---------------------------------------------------------------------------------------------------------
Avg. required economic capital                 730       734         1,712     3,864       595    1,689
---------------------------------------------------------------------------------------------------------


NINE MONTHS ENDED SEPTEMBER 30, 1999
Net interest revenues                          102         71           308      625(a)     88       (4)
---------------------------------------------------------------------------------------------------------
Trading revenue                                133        431           975      790        29        -
Advisory and underwriting fees                 852         33            41      298        18        9
Investment management fees                       -          -             -        -       769       12
Fees and commissions                            16        287           120       89        66       (3)
Investment securities revenue                   (1)         -            (5)       1         -      320
Other revenue                                    -         70            91      (51)       32       (1)
---------------------------------------------------------------------------------------------------------
Total noninterest revenues                   1,000        821         1,222    1,127       914      337
---------------------------------------------------------------------------------------------------------
Total revenues                               1,102        892         1,530    1,752     1,002      333
---------------------------------------------------------------------------------------------------------
Total operating expenses                       893        546           968      633       801       79
---------------------------------------------------------------------------------------------------------
Total pretax income                            209        346           562    1,119       201      254
---------------------------------------------------------------------------------------------------------
Pretax EVA                                     138        241           255      609       147      104
---------------------------------------------------------------------------------------------------------
Total assets at period end (in billions)         1         19           101       69         9        2
---------------------------------------------------------------------------------------------------------
Avg. required economic capital                 521        598         2,042    4,225       553    1,377
---------------------------------------------------------------------------------------------------------















                                           Proprietary              Consol-
In millions                                Positioning  Corporate    idated
----------------------------------------------------------------------------

THREE MONTHS ENDED SEPTEMBER 30, 2000
Net interest revenues                          $ 25(b)       $ 68       $357
----------------------------------------------------------------------------
Trading revenue                                  104           17        852
Advisory and underwriting fees                     -          (20)       400
Investment management fees                         -            1        284
Fees and commissions                               -           14        233
Investment securities revenue                    (10)           2        (1)
Other revenue                                    191         (120)       197
----------------------------------------------------------------------------
Total noninterest revenues                       285         (106)     1,965
----------------------------------------------------------------------------
Total revenues                                   310(c)       (38)     2,322
----------------------------------------------------------------------------
Total operating expenses                          72          105      1,609
----------------------------------------------------------------------------
Total pretax income                              238         (143)(d)    713
----------------------------------------------------------------------------
Pretax EVA                                       235         (112)(e)    312
----------------------------------------------------------------------------
Total assets at period end (in billions)          52           12        282
----------------------------------------------------------------------------
Avg. required economic capital                   347       (1,198)(f)  8,715
----------------------------------------------------------------------------

THREE MONTHS ENDED SEPTEMBER 30, 1999
Net interest revenues                             50(b)         6        434
----------------------------------------------------------------------------
Trading revenue                                  (32)          25        424
Advisory and underwriting fees                     -            -        398
Investment management fees                         -           (2)       270
Fees and commissions                               1           13        206
Investment securities revenue                    (45)           1        271
Other revenue                                     32         (119)       (18)
----------------------------------------------------------------------------
Total noninterest revenues                       (44)         (82)     1,551
----------------------------------------------------------------------------
Total revenues                                    6(c)        (76)     1,985
----------------------------------------------------------------------------
Total operating expenses                          37           75      1,341
----------------------------------------------------------------------------
Total pretax income                              (31)        (151)(d)    644
----------------------------------------------------------------------------
Pretax EVA                                      (193)         (97)(e)    101
----------------------------------------------------------------------------
Total assets at period end (in billions)          41           13        255
----------------------------------------------------------------------------
Avg. required economic capital                 1,503       (1,122)(f)  9,203
----------------------------------------------------------------------------


NINE MONTHS ENDED SEPTEMBER 30, 2000
Net interest revenues                            121(b)       147      1,193
----------------------------------------------------------------------------
Trading revenue                                  253           76      2,708
Advisory and underwriting fees                     -          (21)     1,411
Investment management fees                         -           (3)       863
Fees and commissions                               2           42        749
Investment securities revenue                    (64)           8        284
Other revenue                                    469         (294)       429
----------------------------------------------------------------------------
Total noninterest revenues                       660         (192)     6,444
----------------------------------------------------------------------------
Total revenues                                   781(c)       (45)     7,637
----------------------------------------------------------------------------
Total operating expenses                         181          447      5,124
----------------------------------------------------------------------------
Total pretax income                              600         (492)(d)  2,513
----------------------------------------------------------------------------
Pretax EVA                                       582         (559)(e)  1,256
----------------------------------------------------------------------------
Total assets at period end (in billions)          52           12        282
----------------------------------------------------------------------------
Avg. required economic capital                   444       (1,239)(f)  8,529
----------------------------------------------------------------------------


NINE MONTHS ENDED SEPTEMBER 30, 1999
Net interest revenues                            191(b)       (28)     1,353
----------------------------------------------------------------------------
Trading revenue                                  (37)          40      2,361
Advisory and underwriting fees                     -           (6)     1,245
Investment management fees                         -           (5)       776
Fees and commissions                               2           34        611
Investment securities revenue                   (126)          12        201
Other revenue                                    126         (147)       120
----------------------------------------------------------------------------
Total noninterest revenues                       (35)         (72)     5,314
----------------------------------------------------------------------------
Total revenues                                   156(c)      (100)     6,667
----------------------------------------------------------------------------
Total operating expenses                         112          293      4,325
----------------------------------------------------------------------------
Total pretax income                               44         (393)(d)  2,342
----------------------------------------------------------------------------
Pretax EVA                                      (382)        (258)(e)    854
----------------------------------------------------------------------------
Total assets at period end (in billions)          41           13        255
----------------------------------------------------------------------------
Avg. required economic capital                 2,111       (1,316)(f) 10,111
----------------------------------------------------------------------------

(a) The adjustment to gross up Credit Markets' revenue to a taxable basis was $11 million and $7 million for the three months ended September 30, 2000 and 1999, respectively. For the nine months ended September 30, 2000 and 1999, the adjustment was $26 million and $20 million, respectively. These amounts are eliminated in consolidation.
(b) The adjustment to gross up Proprietary Positioning's tax-exempt revenues to a taxable basis was $122 million and $37 million for the three months ended September 30, 2000 and 1999, respectively. For the nine months ended September 30, 2000 and 1999, the adjustment was $312 million and $105 million, respectively. These amounts are eliminated in consolidation.
(c) Total return revenues, which combine reported revenues and the change in net unrealized appreciation/depreciation, were $337 million and ($90) million for the three months ended September 30, 2000 and 1999, respectively. Total return for the nine months ended September 30, 2000 and 1999 was $849 million and $6 million, respectively.
(d) We classify the revenues and expenses of Corporate into three broad categories:
     - Corporate research and development initiatives that involve strategic investments in new client segments or services, but are managed separately from existing business lines. Expenses related to this area totaled $43 million and $19 million for the three months ended September 30, 2000 and 1999, respectively. For the nine months ended September 30, 2000 and 1999, these expenses were $143 million and $34 million, respectively.
     - Other corporate revenues and expenses that are recurring but unallocated to the business segments, including but not limited to: the results of hedging anticipated net foreign currency revenues and expenses across all business segments; corporate-owned life insurance; certain equity earnings in affiliates; and consolidation and management reporting offsets to certain revenues and expenses recorded in the business segments. Excluding consolidation and management reporting offsets, recurring revenues were ($38) million and ($101) million for the three months ended September 30, 2000 and 1999, respectively, and ($27) million and ($130) million for the nine months ended September 30, 2000 and 1999, respectively. Consolidating and management reporting offsets - which comprises offsets to certain amounts recorded in the segments, including the allocation of earnings on equity out of Corporate into the segments, adjustments to bring segments to a tax-equivalent basis, and other management accounting adjustments - were ($118) million and ($38) million for the three months ended September 30, 2000 and 1999, respectively, and ($304) million and ($170) million for the nine months ended September 30, 2000 and 1999, respectively.
     - Nonrecurring items not allocated to segments - including gains on the sale of businesses, revenues and expenses associated with businesses that have been sold or are in the process of being discontinued, including revenues and expenses related to Euroclear activities, special charges, and other one-time corporate items. Nonrecurring revenues were $6 million for the three months ended September 30, 2000 and 1999, and $13 million for the nine months ended September 30, 2000 and 1999. Corporate includes revenues, expenses and pretax income related to Euroclear activities for the three months ended September 30, 2000 and 1999, respectively, as follows: revenues - $87 million and $58 million; expenses - $8 million; and pretax income - $79 million and $50 million. For the nine months ended September 30, 2000 and 1999, revenues, expenses and pretax income related to Euroclear-related activities were as follows: revenues - $244 million and $188 million; expenses - $21 million and $20 million,; and pretax income - $223 million and $168 million, respectively.
(e) Pretax EVA for Corporate includes the cost of equity adjustment related to the following items, among others: assets and investments not allocated to the segments [note (f)1], the diversification effect, and excess/shortfall capital.
(f) The following table provides a reconciliation of average common equity to required capital for the three and nine months ended September 30, 2000 and 1999, respectively.


-----------------------------------------------------------------------------------------------------------------------------------
                                                       Three Months Ended                           Nine Months Ended
-----------------------------------------------------------------------------------------------------------------------------------
In millions                                   September 30, 2000    September 30, 1999    September 30, 2000    September 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------
Average common equity                                    $11,030               $11,074               $10,853               $10,946
Trust preferred securities                                 1,150                 1,150                 1,150                 1,150
Fixed and adjustable preferred stock                         444                   444                   444                   444
Other adjustments                                          (101)                  (86)                  (71)                 (121)
-----------------------------------------------------------------------------------------------------------------------------------
Total available capital                                   12,523                12,582                12,376                12,419
-----------------------------------------------------------------------------------------------------------------------------------
Total required capital of business segments                9,913                10,325                 9,768                11,427
Corporate (1)                                              1,272                 1,491                 1,282                 1,484
Diversification                                          (2,470)               (2,613)               (2,521)               (2,800)
-----------------------------------------------------------------------------------------------------------------------------------
Total required capital                                     8,715                 9,203                 8,529                10,111
-----------------------------------------------------------------------------------------------------------------------------------
Excess available capital                                   3,808                 3,379                 3,847                 2,308
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes capital related to goodwill, Euroclear, retirement plans and other corporate assets.








4.  BUSINESS CHANGES AND DEVELOPMENTS
Merger Announcement
In September 2000, J.P. Morgan and The Chase Manhattan Corporation ("Chase") announced that they had entered into an agreement to merge (the "Merger") by forming a new corporation named J.P. Morgan Chase & Co. As part of the Merger, each share of J.P. Morgan common stock issued and outstanding immediately prior to the effective date will be converted into 3.7 fully paid and nonassessable shares of Chase common stock. In addition, each share of J.P. Morgan preferred stock will be converted into one share of a corresponding series of substantially identical J.P. Morgan Chase & Co. preferred stock. The Merger is expected to be accounted for by Chase as a pooling of interests and to be tax-free to J.P. Morgan and Chase stockholders. The Merger is expected to close by the end of the first quarter of 2001 but we are preparing to close by year-end 2000 if we have received the stockholder and regulatory approvals required to do so.

Euroclear
Effective January 1, 2000, J.P. Morgan and the Boards of Euroclear Clearance System PLC and Euroclear Clearance System Societe Cooperative executed a definitive agreement to create a new, market-owned European bank to operate all aspects of the Euroclear system. A new bank has been formed, based in Brussels and known as Euroclear Bank, to succeed J.P. Morgan as operator and banker for the Euroclear System. This new bank is expected to be ready to take over the operations from J.P. Morgan by December 31, 2000. The management and staff of Euroclear, comprising approximately 1,200 J.P. Morgan employees, will transfer to the new entity.

Under the existing Operating Agreement, income from clearance and settlement operations is earned by Euroclear Clearance System Societe Cooperative, while J.P. Morgan retains earnings from providing banking services to the System's participants. Under the definitive agreement, J.P. Morgan will continue to receive pretax banking income for three years from January 1, 2000, with a minimum of $195 million and maximum of $295 million per year, whether the income is earned by J.P. Morgan prior to the changeover to the new bank or thereafter by the new bank. After the new bank becomes operational, it will also pay J.P. Morgan for certain assets and know-how transferred to it.

Until the new bank becomes operational, J.P. Morgan will continue to record pretax banking income over the period during which it is earned. Upon the changeover to the new bank, J.P. Morgan will recognize as income on that date all expected minimum amounts due over the remaining part of the three-year contract period, plus any gain on assets transferred to the new bank. This amount will be subsequently adjusted based on the determination of the final pretax banking income of Euroclear as specified in the definitive agreement.

Prior to the changeover to the successor bank, all banking income due to J.P. Morgan under the agreement will be received as earned. Following the changeover, 50% of all banking income due to J.P. Morgan will be paid as earned and the remaining 50% will be paid in monthly installments over the period starting the next succeeding year and ending December 31, 2005. The successor bank will have the option of prepaying its obligation for the remaining portion of the three-year contract period at the higher of $245 million per year or the average of the actual annual income (subject to the floor and cap noted above) for the portion of the three-year period preceding the prepayment.

Pre-tax income from Euroclear-related activities reported by J.P. Morgan was $223 million for the first nine months of 2000, $216 million for the full year 1999, and $261 million for 1998.

5.  INTEREST REVENUE AND EXPENSE
The table below presents an analysis of interest revenue and expense obtained from on- and off-balance-sheet financial instruments. Interest revenue and expense associated with derivative financial instruments are included with related balance sheet instruments. These derivative financial instruments are used as hedges or to modify the interest rate characteristics of assets and liabilities and include swaps, forwards, futures, options, and debt securities forwards.


                                                              Third quarter                 Nine months
                                              ---------------------------------------------------------------
In millions                                               2000           1999           2000           1999
-------------------------------------------------------------------------------------------------------------
INTEREST REVENUE
Deposits with banks                                     $   84         $   61         $  237         $  221
Debt investment securities (a)                              99            402            447          1,266
Trading account assets                                   1,325            970          3,700          2,763
Securities purchased under agreements to
   resell and federal funds sold                           641            407          1,792          1,188
Securities borrowed                                        584            456          1,605          1,374
Loans                                                      498            415          1,447          1,249
Other sources                                              123             72            401            192
-------------------------------------------------------------------------------------------------------------
Total interest revenue                                   3,354          2,783          9,629          8,253
-------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                   514            548          1,614          1,723
Trading account liabilities                                534            298          1,399            866
Securities sold under agreements to
  repurchase and federal funds purchased                 1,083            792          2,893          2,260
Other borrowed money                                       508            376          1,419          1,070
Long-term debt                                             365            380          1,122          1,131
-------------------------------------------------------------------------------------------------------------
Total interest expense                                   3,004          2,394          8,447          7,050
-------------------------------------------------------------------------------------------------------------
Net interest revenue                                       350            389          1,182          1,203
-------------------------------------------------------------------------------------------------------------

(a) Interest revenue from debt investment securities included taxable revenue of $91 million and $398 million and revenue exempt from U.S. income taxes of $8 million and $49 million for the three and nine months ended September 30, 2000, respectively. Interest revenue from debt investment securities included taxable revenue of $378 million and $1,187 million and revenue exempt from U.S. income taxes of $24 million and $79 million for the three and nine months ended September 30, 1999, respectively.

Net interest (expense) revenue associated with derivatives used for purposes other-than-trading was approximately ($7) million and ($59) million for the three and nine months ended September 30, 2000, compared with approximately ($11) million and $16 million for the three and nine months ended September 30, 1999. As of September 30, 2000, approximately $5 million of net deferred losses on closed derivative contracts used for purposes other-than-trading were recorded on the "Consolidated balance sheet." These amounts primarily relate to closed hedge contracts included in the amortized cost of the debt investment portfolio as of September 30, 2000. The amount of net deferred gains or losses on closed derivative contracts changes from period to period, primarily due to the amortization of such amounts to Net interest revenue. These changes are also influenced by the execution of our investing strategies, which may result in the sale of the underlying hedged instruments and/or termination of hedge contracts. Net deferred losses / (gains) on closed derivative contracts as of September 30, 2000, are expected to amortize into Net interest revenue as follows: ($3) million - remainder of 2000; ($9) million in 2001; ($5) million in 2002; ($5) million in 2003; ($1) million in 2004; and approximately $18 million thereafter.

6.  TRADING REVENUE
The following table presents trading revenue by principal product grouping for the three and nine months ended September 30, 2000 and 1999.

                                                            Third quarter   Nine months
                                                           -------------------------------
In millions                                                  2000   1999    2000    1999
-----------------------------------------------------------------------------------------
Fixed income                                                 $510   $194  $1,538  $1,224
Equities                                                      348    177   1,118     661
Foreign exchange                                              (6)     53      52     476
-----------------------------------------------------------------------------------------
Total trading revenue                                         852    424   2,708   2,361
Trading-related net interest revenue                           82    171     376     608
-----------------------------------------------------------------------------------------
Combined total                                                934    595   3,084   2,969
-----------------------------------------------------------------------------------------

Fixed-income trading revenue includes the results of making markets in both developed and emerging countries in government securities, U.S. government agency securities, corporate debt securities, money market instruments, interest rate and currency swaps, and options and other derivatives. Equities trading revenue includes the results of making markets in global equity securities; equity derivatives such as swaps, options, futures, and forward contracts; and convertible debt securities. Foreign exchange trading revenue includes the results of making markets in spot, forward, and option contracts, and in short-term interest rate products in order to help clients manage their foreign currency exposure. Foreign exchange also includes the results from commodity transactions in spot, forward, and option contracts, and in swaps.

7.  ADVISORY AND UNDERWRITING FEES

                                                            Third quarter   Nine months
                                                           ------------------------------
In millions                                                  2000   1999    2000   1999
-----------------------------------------------------------------------------------------
Advisory fees                                                $195   $204    $680   $560
Underwriting revenue and syndication fees                     205    194     731    685
-----------------------------------------------------------------------------------------
Total                                                         400    398   1,411  1,245
-----------------------------------------------------------------------------------------

Advisory fees include revenues earned from advising clients on such corporate strategies as mergers and acquisitions, privatizations, and changes in capital structures. Underwriting revenue includes fees from both debt and equity underwriting. Syndication fees include revenue earned from the arrangement and syndication of credit facilities.

8.  INVESTMENT SECURITIES REVENUE

                                                            Third quarter   Nine months
                                                           ------------------------------
In millions                                                  2000   1999    2000   1999
-----------------------------------------------------------------------------------------
DEBT INVESTMENT SECURITIES
Gross realized gains from sales of securities                 $19    $55    $131   $162
Gross realized losses from sales of securities                (25)  (106)   (187)  (281)
Net gains on maturities, calls, and mandatory redemptions       -      -       -      1
-----------------------------------------------------------------------------------------
Net debt investment securities (loss)                          (6)   (51)    (56)  (118)
------------------------------------------------------------------------------------------


EQUITY INVESTMENT SECURITIES
Gross realized gains from marketable available-for-sale
  securities                                                  105      -     301      -
Gross realized gains from nonmarketable securities             10    141      14    150
Net (depreciation) / appreciation in SBIC securities         (100)   249      21    255
Write-downs for other-than-temporary impairments in value     (24)  (112)    (58)  (150)
Dividend and other income                                      14     44      62     64
-----------------------------------------------------------------------------------------
Net equity investment securities revenue                        5    322     340    319
-----------------------------------------------------------------------------------------
Total investment securities (loss) / revenue                   (1)   271     284    201
-----------------------------------------------------------------------------------------


9.  OTHER REVENUE AND OTHER EXPENSES
Other revenue

                                                                   Third quarter  Nine months
                                                                 ------------------------------
In millions                                                        2000    1999   2000   1999
-----------------------------------------------------------------------------------------------
Foreign currency hedging gains (a)                                 $129   ($45)  $222   $ 86
Equity earnings in certain affiliates, including related
  goodwill amortization                                              12     (7)    57     31
Reversal of provision / (provision) for credit losses                29     15     (9)   (20)
Other                                                                27     19    159     23
-----------------------------------------------------------------------------------------------
Total other revenue                                                 197   (18)    429    120
-----------------------------------------------------------------------------------------------

(a) Includes gains and losses on hedges of anticipated foreign currency revenues and expenses. These gains and losses are partially offset by the impact of exchange rate movements on reported revenues and expenses over the year.

Other expenses

                                                                  Third quarter  Nine months
                                                                 ------------------------------
In millions                                                        2000    1999   2000   1999
-----------------------------------------------------------------------------------------------
Professional services                                               $39     $32   $132    $83
Marketing and business development                                   54      51    195    136
Other outside services                                               53      50    166    130
Other                                                                 7       8    111     70
-----------------------------------------------------------------------------------------------
Total other expenses                                                153     141    604    419
-----------------------------------------------------------------------------------------------


10.  INVESTMENT IN AMERICAN CENTURY COMPANIES, INC.
In January 1998, we completed the purchase of a 45% economic interest in American Century Companies, Inc. (American Century) for $965 million. American Century is a no-load U.S. mutual fund company selling directly to individuals. The investment is accounted for under the equity method of accounting and recorded in Other assets. The excess of our investment over our share of equity (i.e., goodwill) in American Century was approximately $795 million at the time of purchase. This amount is being amortized on a straight-line basis over a period of 25 years resulting in annual amortization expense of approximately $32 million. As of September 30, 2000 and 1999, goodwill totaled $703 million and $735 million, respectively. Our share of equity income in American Century and the amortization of goodwill related to this investment is recorded in Other revenue. The results of this investment are included in the Asset Management Services segment.

11.  INVESTMENT SECURITIES
DEBT INVESTMENT SECURITIES
The following table presents the gross unrealized gains and losses and a comparison of the cost, along with the fair and carrying value of our available-for-sale debt investment securities as of September 30, 2000. The gross unrealized gains or losses on each debt investment security include the effects of any related hedge. See note 13 for additional detail of gross unrealized gains and losses associated with open derivative contracts used to hedge debt investment securities.

                                                                       Gross          Gross        Fair and
                                                                  unrealized     unrealized        carrying
In millions: September 30, 2000                          Cost          gains         losses           value
-------------------------------------------------------------------------------------------------------------
U.S. Treasury                                         $  339            $ 3           $  1          $  341
U.S. government agency, principally
  mortgage-backed                                      3,015             15            129           2,901
U.S. state and political subdivision                     769             90             16             843
U.S. corporate and bank debt                              10              1              -              11
Foreign government                                       833              -              -             833
Foreign corporate and bank debt                            5              -              1               4
Other                                                    108              9              -             117
-------------------------------------------------------------------------------------------------------------
Total debt investment securities                       5,079            118            147           5,050
-------------------------------------------------------------------------------------------------------------

EQUITY INVESTMENT SECURITIES
Equity investment securities are generally owned by J.P. Morgan Capital Corporation, a wholly owned nonbank subsidiary of J.P. Morgan. Many of these equity investment securities are subject to legal, regulatory, and contractual restrictions that limit our ability to dispose of them freely.

The following table shows gross unrealized gains and losses, a comparison of the cost, fair value and carrying value of marketable, nonmarketable, and SBIC securities portfolios of J.P. Morgan consolidated. A substantial portion of these are included in our Equity Investments segment.

In millions: September 30, 2000                     Marketable           Nonmarketable                    SBIC securities
--------------------------------------------------------------------------------------------------------------------------
Accounting (a)                       Fair value through equity                    Cost        Fair value through earnings
--------------------------------------------------------------------------------------------------------------------------

Cost                                                      $198                    $774                               $303
--------------------------------------------------------------------------------------------------------------------------
Gross unrealized gains                                      36                      88                                185
Gross unrealized losses                                   (12)                    (13)                                  -
--------------------------------------------------------------------------------------------------------------------------
Net unrealized gains                                        24 (b)                  75 (c)                            185 (d)
--------------------------------------------------------------------------------------------------------------------------
Fair value                                                 222                     849                                488
--------------------------------------------------------------------------------------------------------------------------
Carrying value on balance sheet                            222                     774                                488
--------------------------------------------------------------------------------------------------------------------------

(a)  See note 1 of our 1999 Annual Report.
(b) Primarily relates to investments in the telecommunications and financial services industries.
(c) Primarily relates to investments in the financial services and basic industries.
(d)  Primarily relates to investments in the telecommunications industry.

12.   TRADING ACCOUNT ASSETS AND LIABILITIES
The following table presents the fair and carrying value of trading account assets and trading account liabilities as of September 30, 2000. It also includes the average balances for the three and nine months ended September 30, 2000.


                                                Carrying value              Average  Balance
                                             -------------------  --------------------------------------
                                                  September 30        Third quarter       Nine months
In millions:                                              2000                 2000              2000
--------------------------------------------------------------------------------------------------------

TRADING ACCOUNT ASSETS
U.S. Treasury                                          $8,283               $6,200            $6,728
U.S. government agency                                 23,116               22,533            19,393
Foreign government                                     33,212               25,661            25,627
Corporate debt and equity                              27,341               26,954            24,419
Other securities                                       12,927               11,224             9,278
Interest rate and currency swaps                       16,273               13,605            15,657
Credit derivatives                                      1,185                  996               780
Foreign exchange contracts                              3,312                3,262             2,967
Interest rate futures and forwards                        182                   35                46
Equity and commodity contracts                          2,999                1,539             3,841
Purchased option contracts                             11,598               19,465            19,146
--------------------------------------------------------------------------------------------------------
                                                      140,428              131,474           127,882
--------------------------------------------------------------------------------------------------------

TRADING ACCOUNT LIABILITIES
U.S. Treasury                                           8,803                9,195             8,443
Foreign government                                     21,872               18,975            16,419
Corporate debt and equity                              10,902               13,829            12,057
Other securities                                        4,074                6,622             5,349
Interest rate and currency swaps                       15,054               11,422            14,211
Credit derivatives                                      1,164                  997               816
Foreign exchange contracts                              1,949                2,640             2,503
Interest rate futures and forwards                        302                   39                29
Equity and commodity contracts                          4,189                1,629             2,920
Written option contracts                               15,228               22,422            21,875
--------------------------------------------------------------------------------------------------------
                                                       83,537              87,770            84,622
--------------------------------------------------------------------------------------------------------

Trade date receivables/payables
Amounts receivable and payable for securities that have not reached their contractual settlement dates in our trading and investing activities are recorded net in the "Consolidated balance sheet." Amounts receivable for securities sold of $42.6 billion were netted against amounts payable for securities purchased of $42.7 billion. This produced a net trade date payable of $100 million, recorded in Accounts payable and accrued expenses as of September 30, 2000.

13.  DERIVATIVES
In general, derivatives are contracts or agreements whose values are derived from changes in interest rates, foreign exchange rates, credit spreads, prices of securities, or financial or commodity indices. The timing of cash receipts and payments for derivatives is generally determined by contractual agreement. Derivatives are either standardized contracts executed on an exchange or privately negotiated contracts. Futures and option contracts are examples of standard exchange-traded derivatives. Forward and swap contracts are examples of privately negotiated derivatives. Privately negotiated derivatives are generally not traded like securities. In the normal course of business, however, they may be terminated or assigned to another counterparty if the original holder agrees. We use derivatives for trading and non-trading purposes. Non-trading purposes are primarily related to our investing activities.

Interest rate swaps are contractual agreements to exchange periodic interest payments at specified intervals. The notional amounts of interest rate swaps are not exchanged; they are used solely to calculate the periodic interest payments. Currency swaps generally involve exchanging principal (the notional amount) and periodic interest payments in one currency for principal and periodic interest payments in another currency.

Credit derivatives include credit default swaps and related swap and option contracts. Credit default swaps are contractual agreements that provide insurance against a credit event associated with one or more referenced credits. The nature of the credit event is established by the protection buyer and seller at the inception of the transaction. Events include bankruptcy, insolvency, and failure to meet payment obligations when due. The protection buyer pays a periodic fee in return for a contingent payment by the protection seller following a credit event. The contingent payment is typically the loss - the difference between the notional and the recovery amount incurred by the creditor of the reference credit as a result of the event.

Foreign exchange contracts involve an agreement to exchange one country's currency for another at an agreed-upon price and settlement date. Most of the contracts reported in the table below are forward contracts.

Interest rate futures are standardized exchange-traded agreements to receive or deliver a specific financial instrument at a specific future date and price. Forward rate agreements provide for the payment or receipt of the difference between a specified interest rate and a reference rate at a future settlement date. Debt security forwards include to-be-announced and when-issued securities contracts.

Equity and commodity contracts include swaps and futures in the equity and commodity markets and commodity forward agreements. Equity swaps are contractual agreements to receive the appreciation or depreciation in value based on a specific strike price on an equity instrument in return for paying another rate, which is usually based on equity index movements or interest rates. Commodity swaps are contractual commitments to exchange the fixed price of a commodity for a floating price. Equity and commodity futures are exchange-traded agreements to receive or deliver a financial instrument or commodity at a specific future date and price. Equity and commodity forwards are privately negotiated agreements to purchase or sell a specific amount of a financial instrument or commodity at an agreed-upon price and settlement date.

An option provides the option purchaser, for a fee, the right - but not the obligation - to buy or sell a security at a fixed price on or before a specified date. The option writer is obligated to buy or sell the security if the purchaser chooses to exercise the option. These options include contracts in the interest rate, foreign exchange, equity, and commodity markets. Interest rate options include caps and floors.

The following table presents notional amounts for trading and non-trading derivatives, based on management's intent and ongoing usage. A summary of the on-balance-sheet credit exposure, which is represented by the net positive fair value associated with trading derivatives and recorded in Trading account assets, is also included in the following table. Our on-balance-sheet credit exposure of $35.5 billion reflects an $79.9 billion benefit due to the use of legally enforceable master netting agreements in effect as of September 30, 2000.

                                                                                                               On-balance-sheet
In billions: September 30, 2000                                                      Notional amounts           credit exposure
---------------------------------------------------------------------------------------------------------------------------------
Interest rate and currency swaps:
Trading                                                                                  $4,821.2
  Non-trading  (a)(b)                                                                        31.6
---------------------------------------------------------------------------------------------------------------------------------
  Total interest rate and currency swaps                                                  4,852.8                  $16.2
---------------------------------------------------------------------------------------------------------------------------------
Credit derivatives:
   Trading                                                                                  230.0
   Non-trading  (a)                                                                          30.4
---------------------------------------------------------------------------------------------------------------------------------
   Total credit derivatives                                                                 260.4                    1.2
---------------------------------------------------------------------------------------------------------------------------------
Foreign exchange spot, forward, and futures contracts:
  Trading                                                                                   617.8
  Non-trading  (a)(b)                                                                        22.6
---------------------------------------------------------------------------------------------------------------------------------
  Total foreign exchange spot, forward, and futures contracts                               640.4                    3.3
---------------------------------------------------------------------------------------------------------------------------------
Interest rate futures, forward rate agreements, and debt securities forwards:
  Trading                                                                                   820.1
  Non-trading                                                                                 4.2
---------------------------------------------------------------------------------------------------------------------------------
  Total interest rate futures, forward rate agreements, and debt securities forwards        824.3                    0.2

---------------------------------------------------------------------------------------------------------------------------------
Equity and commodity swaps, forward and futures contracts, all trading                      101.5                    3.0
---------------------------------------------------------------------------------------------------------------------------------
Purchased options:  (c)
  Trading                                                                                 1,035.1
  Non-trading  (a)                                                                            2.7
---------------------------------------------------------------------------------------------------------------------------------
  Total purchased options                                                                 1,037.8                   11.6
---------------------------------------------------------------------------------------------------------------------------------
Written options, all trading  (d)                                                         1,184.2
---------------------------------------------------------------------------------------------------------------------------------
Total on-balance-sheet credit exposure                                                                              35.5
---------------------------------------------------------------------------------------------------------------------------------

(a) Derivatives used as hedges of non-trading positions may be transacted with third parties through independently managed J.P. Morgan derivative dealers that function as intermediaries for credit and administrative purposes. In such cases, the terms of the third-party transaction - notional, duration, currency, etc. - are matched with the terms of the internal trade to ensure the hedged risk has been offset with a third party. If such terms are not matched or a third-party trade is not transacted, the intercompany trade is eliminated in consolidation.

(b) The notional amounts of derivative contracts used for non-trading purposes, conducted in the foreign exchange markets, primarily forward contracts, amounted to $27.7 billion at September 30, 2000, and were primarily denominated in the following currencies: Japanese yen $8.1 billion, Euro $8.0 billion, Swiss franc $3.0 billion, French franc $3.0 billion, and Canadian dollar $1.8 billion.

(c) At September 30, 2000, purchased options used for trading purposes included $744.1 billion of interest rate options, $97.9 billion of foreign exchange options, and $193.1 billion of commodity and equity options. Options used for non-trading purposes are primarily interest rate options. Purchased options executed on an exchange amounted to $179.4 billion and those negotiated over-the-counter amounted to $858.4 billion at September 30, 2000.

(d) At September 30, 2000, written options included $894.8 billion of interest rate options, $98.4 billion of foreign exchange options, and $191.0 billion of commodity and equity options. Written option contracts executed on an exchange amounted to $217.5 billion and those negotiated over-the-counter amounted to $966.7 billion at September 30, 2000.

Derivatives are used to hedge or modify the interest rate characteristics of debt investment securities, loans, deposits, other liabilities for borrowed money, long-term debt, and other financial assets and liabilities. Net unrealized losses associated with such derivatives contracts amounted to approximately $100 million as of September 30, 2000. Gross unrealized gains and gross unrealized losses associated with open derivatives contracts used for these purposes as of September 30, 2000, are presented in the following table. Such amounts primarily relate to interest rate and currency swaps used to hedge or modify the interest rate characteristics of long-term debt; debt investment securities, principally mortgage-backed securities; deposits; and other financial instruments.

                                           Gross            Gross               Net
                                      unrealized       unrealized        unrealized
In billions: September 30, 2000            gains         (losses)    gains (losses)
------------------------------------------------------------------------------------
Long-term debt                             $0.2          ($0.4)           ($0.2)
Debt investment securities                   --           (0.1)            (0.1)
Deposits                                    0.1            (--)             0.1
Other financial instruments                 0.1            (--)             0.1
------------------------------------------------------------------------------------
Total                                       0.4           (0.5)            (0.1)
------------------------------------------------------------------------------------


14.  LOANS
Included in Loans are loans held for sale of approximately $3.0 billion at September 30, 2000. These loans are recorded on the balance sheet at lower of cost or fair value and are primarily to borrowers in the U.S. in various industries.

15.  OTHER CREDIT-RELATED PRODUCTS
Lending commitments include commitments to extend credit, standby letters of credit and guarantees. The contractual amounts of these instruments represent the amount at risk should the contract be fully drawn upon, the client default, and the value of the collateral become worthless.

The total contractual amount of credit-related financial instruments does not represent the future liquidity requirements, since we expect a significant amount of commitments to expire or mature without being drawn. The credit risk associated with these instruments varies according to each client's creditworthiness and the value of any collateral held. Commitments to extend credit generally require clients to meet certain credit-related terms and conditions before drawdown. Market risk for commitments to extend credit, standby letters of credit, and guarantees, while not significant, may arise as availability of and access to credit markets change.

The following table summarizes the contractual amount of credit-related instruments as of September 30.

In billions: September 30, 2000
----------------------------------------------------------
Commitments to extend credit                        $69.6
Standby letters of credit and
  guarantees                                         15.5
----------------------------------------------------------
Total lending commitments                            85.1
----------------------------------------------------------

We also have securities lending indemnifications associated with our Euroclear-related activities of $10.2 billion as of September 30, 2000. As of September 30, 2000, J.P. Morgan held cash and other collateral in full support of these securities lending indemnifications.

PURCHASE OF CREDIT PROTECTION
Since December 1997, we have entered into three Synthetic Collateralized Loan Obligations that have allowed us to reduce the credit risk on a portfolio of counterparties totaling approximately $20 billion in notional amount. This reduction was accomplished using credit default swaps, which transferred the credit risk into the capital markets. The structures provide protection on all exposures to a referenced counterparty. We have retained the first risk of loss equity tranche in these transactions totaling $195 million. As a result of these structures, we were able to reduce economic capital by approximately $477 million as of September 30, 2000. These structures have also allowed us to reduce our risk-adjusted assets by approximately $2.5 billion as of September 30, 2000, thereby increasing our Tier I and Total risk-based capital ratios by 15 basis points (0.15%) and 20 basis points (0.20%), respectively. As of September 30, 2000, these transactions have allowed us to shift the credit risk associated with $11.6 billion of diversified exposure on our balance sheet - as described in the following table - to what we believe is equivalent to AAA+ quality. The decrease from the original $20 billion notional amount reflects the settlement of certain underlying counterparty exposures.

Counterparty rating         Notional exposure
----------------------------------------------
AAA                                   $   569
AA                                      1,860
A                                       5,975
BBB                                     2,694
BB                                        485
B                                          25
CCC and below                              10
----------------------------------------------
Total                                  11,618
----------------------------------------------


The notional exposures in the above table are diversified by counterparty in the following industries: banks - $1,139 million; nonbank financial institutions - $1,873 million; governments - $410 million; commercial and industrial - $3,217 million; cyclical $2,724 million; and non-cyclical - $2,255 million. North American counterparties are approximately 65% of the portfolio, European counterparties comprise 20% of the portfolio and the remaining 15% of the portfolio are Asia/Pacific counterparties.

The first table below summarizes the regional exposure, by industry category, after the benefit of master netting agreements and collateral (derivatives only), but before the benefit of purchased credit protection (i.e., credit derivatives, including synthetic CLOs). The second table summarizes regional exposure after the benefit of master netting agreements, collateral (derivatives only) and purchased credit protection. The amounts below exclude exposures related to the following: Private Banking and Euroclear-related activities, exchange-traded derivatives, and commercial mortgage-backed securities included in our Credit Markets segment.

BEFORE BENEFIT OF PURCHASED CREDIT PROTECTION:

                                                North America       Europe       Asia Pacific       Latin America         Total
                                             ------------------- ------------  -----------------  ------------------  -------------
Banks                                                    $3,390      $10,744             $1,651                 $ 51       $15,836
Non-Bank Financial Institutions                          25,228        6,670              1,086                    2        32,986
Governments                                               9,569        2,000                419                  408        12,396
Cyclicals                                                20,884        4,559              1,358                   77        26,878
Non-Cyclicals                                             7,800        5,736                163                  140        13,839
Other (Basic Materials, Healthcare, Utility)             18,030        4,487                563                  508        23,588
-----------------------------------------------------------------------------------------------------------------------------------
                                                         84,901       34,196              5,240                1,186       125,523
-----------------------------------------------------------------------------------------------------------------------------------

AFTER BENEFIT OF PURCHASED CREDIT PROTECTION:

                                                North America        Europe       Asia Pacific       Latin America        Total
                                              ------------------  ------------  -----------------  ------------------ -------------
Banks                                                   $3,079       $10,290             $1,277                 $ 51       $14,697
Non-Bank Financial Institutions  (a)                    35,276         6,442              1,011                    2        42,731
Governments                                              9,313         1,847                419                  408        11,987
Cyclicals                                               18,815         4,020              1,241                   77        24,153
Non-Cyclicals                                            5,790         5,494                159                  140        11,583
Other (Basic Materials, Healthcare, Utility)            15,472         3,964                470                  466        20,372
-----------------------------------------------------------------------------------------------------------------------------------
                                                        87,745        32,057              4,577                1,144       125,523
-----------------------------------------------------------------------------------------------------------------------------------

(a) The effect of the synthetic CLOs was a shift in exposure from different regions and industries to a single, North American, non-bank financial institutions counterparty.

16.  IMPAIRED LOANS
Total impaired loans, organized by the location of the counterparty - net of charge-offs - at September 30, 2000 are presented in the following table.

-------------------------------------------------------------------

In millions: September 30
-------------------------------------------------------------------
COUNTERPARTIES IN THE U.S.
Commercial and industrial                                     $ 20
Other                                                            6
-------------------------------------------------------------------
                                                                26
-------------------------------------------------------------------
COUNTERPARTIES OUTSIDE THE U.S.
Commercial and industrial                                       93
Other                                                            9
-------------------------------------------------------------------
                                                               102
-------------------------------------------------------------------
TOTAL IMPAIRED LOANS                                           128
-------------------------------------------------------------------
Allowance for impaired loans                                    71
-------------------------------------------------------------------

Impaired loans for which no SFAS No. 114 reserve was deemed necessary were $18 million as of September 30, 2000. As of September 30, 2000, approximately 50% of impaired loans were measured using the present value of future cash flows, 30% of impaired loans were measured for impairment using observable market prices, and the remainder using the fair value of collateral.

The following table presents an analysis of the changes in impaired loans.

------------------------------------------------------------------------------------
                                                     Third quarter      Nine months
In millions                                                   2000             2000
------------------------------------------------------------------------------------
IMPAIRED LOANS, BEGINNING PERIOD                              $140              $77
------------------------------------------------------------------------------------
Additions to impaired loans                                      8               86
Less:
  Repayments of principal, net of additional advances           (3)              (5)
  Impaired loans returning to accrual status                     -                -
  Charge-offs:
     Commercial and industrial                                 (11)             (11)
     Other, primarily other financial institutions               -               (6)
  Interest and other credits                                    (6)             (13)
------------------------------------------------------------------------------------
IMPAIRED LOANS, SEPTEMBER 30                                   128              128
------------------------------------------------------------------------------------


An analysis of the effect of impaired loans - net of charge-offs - on interest revenue for the three and nine months ended September 30, 2000 is presented in the following table.

-------------------------------------------------------------------------------------
                                                      Third quarter      Nine months
In millions                                                    2000             2000
-------------------------------------------------------------------------------------
Interest revenue that would have been recorded if
  accruing                                                       $1               $9
Net interest revenue recorded related to the
  current period                                                  -                -
-------------------------------------------------------------------------------------
Negative impact of impaired loans on interest
  revenue                                                         1                9
-------------------------------------------------------------------------------------


For the three and nine months ended September 30, 2000, the average recorded investments in impaired loans was $129 million and $117 million, respectively. As of September 30, 2000, loans of $64 million were over 90 days past due (principal or interest) and still accruing interest, but not considered impaired. Lending commitments to counterparties considered impaired totaled $58 million at September 30, 2000.

17.  ALLOWANCES FOR CREDIT LOSSES
The following table summarizes the activity of our allowance for loan losses.

------------------------------------------------------------------------------------------------------------------
                                                                            Third quarter             Nine months
In millions                                                                          2000                    2000
------------------------------------------------------------------------------------------------------------------
BEGINNING BALANCE                                                                    $283                    $281
------------------------------------------------------------------------------------------------------------------
(Reversal of provision) for loan losses in the U.S.                                    (3)                    (46)
(Reversal of provision) / provision for loan losses outside the U.S.                   (4)                     35
------------------------------------------------------------------------------------------------------------------
                                                                                       (7)                    (11)
------------------------------------------------------------------------------------------------------------------
Recoveries:
    Counterparties in the U.S.                                                          -                       -
    Counterparties outside the U.S.                                                     -                      12
------------------------------------------------------------------------------------------------------------------
                                                                                        -                      12
------------------------------------------------------------------------------------------------------------------
Charge-offs (a):
     Counterparties in the U.S., primarily healthcare institutions                    (18)                    (24)
     Counterparties outside the U.S.:
          Commercial and industrial                                                     -                       -
          Banks                                                                         -                       -
          Other                                                                         -                       -
------------------------------------------------------------------------------------------------------------------
Net (charge-offs)                                                                     (18)                    (12)
------------------------------------------------------------------------------------------------------------------
ENDING BALANCE, SEPTEMBER 30                                                          258                     258
------------------------------------------------------------------------------------------------------------------

(a) Charge-offs include losses on loan sales of $6 million for the three and nine months ended September 30, 2000.

The following table displays our allowance for loan losses by component as of September 30, 2000.

In millions
--------------------------------------------------------------------
Specific counterparty components in the U.S.                  $   6
Specific counterparty components outside the U.S.                65
--------------------------------------------------------------------
Total specific counterparty                                      71
Expected loss                                                   187
--------------------------------------------------------------------
Total                                                           258
--------------------------------------------------------------------

The following table summarizes the activity of our allowance for credit losses on lending commitments.

--------------------------------------------------------------------------------------------------------------
                                                                          Third quarter           Nine months
In millions                                                                        2000                  2000
--------------------------------------------------------------------------------------------------------------
BEGINNING BALANCE                                                                  $163                  $125
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
(Reversal of provision)/provision for credit losses in the U.S.                     (29)                   17
(Reversal of provision) for credit losses outside the U.S.                            -                    (8)
--------------------------------------------------------------------------------------------------------------
                                                                                    (29)                    9
--------------------------------------------------------------------------------------------------------------
ENDING BALANCE, SEPTEMBER 30                                                        134                   134
--------------------------------------------------------------------------------------------------------------

The following table displays our allowance for credit losses on lending commitments by component as of September 30, 2000.

In millions
--------------------------------------------------------------------------------
Specific counterparty components in the U.S.                               $  2
Specific counterparty components outside the U.S.                             4
--------------------------------------------------------------------------------
Total specific counterparty                                                   6
Expected loss                                                               128
--------------------------------------------------------------------------------
Total                                                                       134
--------------------------------------------------------------------------------

18.  INCOME TAXES
The effective tax rate for the three and nine months ended September 30, 2000 was 28% and 33%, respectively. The effective tax rate for the three and nine months ended September 30, 1999 was 31% and 34%, respectively. The income tax expense / (benefit) related to net realized gains / (losses) and write-downs for other-than-temporary impairments in value on debt and equity investment securities, excluding securities in SBICs, was approximately $32 million and $72 million for the three and nine months ended September 30, 2000, compared to ($9) million and ($48) million for the three and nine months ended September 30, 1999. The applicable tax rate used to compute the income tax expense / (benefit) related to net gains / (losses) on debt and equity investment securities for the three and nine months ended September 30, 2000 was approximately 38% and 36%, respectively.

19.  CAPITAL REQUIREMENTS
J.P. Morgan, its subsidiaries, and certain foreign branches of its bank subsidiary Morgan Guaranty Trust Company of New York are subject to regulatory capital requirements of U.S. and foreign regulators. Our primary federal banking regulator, the Board of Governors of the Federal Reserve System (Federal Reserve Board), establishes minimum capital requirements for J.P. Morgan, the consolidated bank holding company, and some of our subsidiaries, including Morgan Guaranty. These requirements ensure that banks and bank holding companies meet specific guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under generally accepted accounting principles. Failure to meet these requirements can result in actions by regulators that could have a direct material impact on our financial statements. The capital of J.P. Morgan and our principal subsidiaries, Morgan Guaranty and J.P. Morgan Securities Inc. (JPMSI), exceeded the minimum requirements set by each regulator as of September 30, 2000.

J.P. Morgan's risk-based capital ratios are calculated in accordance with the Federal Reserve Board's market risk capital guidelines. These guidelines require our risk-based capital ratios to take into account general market risk and specific issuer risk of our debt and equity trading portfolios, as well as general market risk associated with all trading and nontrading foreign exchange and commodity positions. The guidelines, however, continue to exclude the effect of SFAS No. 115. The calculation of risk-based capital ratios for J.P. Morgan, the bank holding company, includes the capital and assets of JPMSI, our U.S. broker-dealer.

Capital ratios and amounts
The following tables show the risk-based capital and leverage ratios and amounts for J.P. Morgan and Morgan Guaranty as of September 30, 2000.

Dollars in millions                                            Amounts              Ratios(b)
----------------------------------------------------------------------------------------------
Tier 1 capital(a)
   J.P. Morgan                                                 $12,101                    8.6%
   Morgan Guaranty                                              10,769                    9.0
----------------------------------------------------------------------------------------------
Total risk-based capital(a)
   J.P. Morgan                                                 $16,960                   12.0%
   Morgan Guaranty                                              13,860                   11.6
----------------------------------------------------------------------------------------------
Leverage
   J.P. Morgan                                                                            4.5%
   Morgan Guaranty                                                                        6.2
----------------------------------------------------------------------------------------------

(a) For capital adequacy purposes, J.P. Morgan and Morgan Guaranty required minimum tier 1 capital of $5.6 billion and $4.8 billion, respectively. For capital adequacy purposes, J.P. Morgan and Morgan Guaranty required minimum total risk-based capital of $11.3 billion and $9.6 billion, respectively.

(b) Pursuant to Federal Reserve Board guidelines, the minimum tier 1 capital, total risk-based capital, and leverage ratios are 4%, 8%, and 3%, respectively, for bank holding companies and banks.

Capital categories
Bank regulators use five capital category definitions for regulatory supervision purposes. The categories range from "well capitalized" to "critically undercapitalized." A bank is considered well capitalized if it has minimum tier 1 capital, total capital, and leverage ratios of 6%, 10%, and 5%, respectively, under standards provided by the regulatory framework for prompt corrective action and the Federal Reserve Board.

Bank holding companies also have guidelines that determine the capital levels at which they shall be considered well capitalized. According to these guidelines, a bank holding company is considered well capitalized if it has minimum tier 1 capital, total capital, and leverage ratios of 6%, 10%, and 3%, respectively.

At September 30, 2000, the ratios of J.P. Morgan and Morgan Guaranty exceeded the minimum standards required for a well capitalized bank holding company and bank, respectively. Management is aware of no conditions or events that have occurred since September 30, 2000, that would change J.P. Morgan's and Morgan Guaranty's well capitalized status.

20.  EARNINGS PER SHARE
Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding, which includes contingently issuable shares for which all necessary conditions for issuance have been satisfied. Diluted EPS includes the determinants of basic EPS and, in addition, takes into account dilutive potential common shares that were outstanding during the period.

The following table presents the computation of basic and diluted EPS for the three and nine months ended September 30, 2000 and 1999.

                                                         Third quarter                   Nine months
                                               -----------------------------    -------------------------
Dollars in millions, except share data               2000            1999             2000        1999
---------------------------------------------------------------------------------------------------------
Net income                                           $514            $442           $1,684      $1,546
Preferred stock dividends and other                   (11)             (9)             (29)        (27)
---------------------------------------------------------------------------------------------------------
Numerator for basic and diluted earnings
     per share - income available to
     common stockholders                             $503            $433           $1,655      $1,519
---------------------------------------------------------------------------------------------------------
Denominator for basic earnings per share -
     Weighted-average shares                  169,246,855     181,511,850      171,685,117 182,405,166
Effect of dilutive securities:
     Options (a)                                5,100,992       5,191,290(b)     4,359,690   5,207,112(b)
     Other stock awards (c)                     7,131,038       7,968,493        6,888,326   8,252,293
---------------------------------------------------------------------------------------------------------
                                               12,232,030      13,159,783       11,248,016  13,459,405
---------------------------------------------------------------------------------------------------------
Denominator for diluted earnings per share -
     Weighted-average number of common
     shares and dilutive potential common
     shares                                   181,478,885     194,671,633      182,933,133  195,864,571
---------------------------------------------------------------------------------------------------------
Basic earnings per share                            $2.97           $2.39            $9.64       $8.33
Diluted earnings per share                           2.77            2.22             9.05        7.76
---------------------------------------------------------------------------------------------------------

Earnings per share amounts are based on actual numbers before rounding.

(a) The dilutive effect of stock options was computed using the treasury stock method. This method computes the number of incremental shares by assuming the exercise of outstanding stock options, reduced by the number of shares assumed to be repurchased from the proceeds generated by the option exercise, using the average market price of our common stock for the period. The related tax benefits are also considered.

(b) The following options to purchase shares of our common stock were outstanding at September 30, 1999, but were not included in the computation of diluted EPS:

For the three months ended September 30, 1999: 4,830,000 shares at $130.94 per share expiring July 15, 2008 and 6,074,000 shares at $135.72 per share expiring July 15, 2009. For the nine months ended September 30, 1999: 6,074,000 shares at $135.72 per share expiring July 15, 2009.

The inclusion of such options using the treasury stock method would have an antidilutive effect on the diluted EPS calculation because the options' exercise price was greater than the average market price of our common shares for the respective period.

(c) Weighted-average incremental shares for other stock awards include restricted stock and stock bonus awards. The related tax benefits are also considered.

21.  COMMITMENTS AND CONTINGENT LIABILITIES
Excluding mortgaged properties, assets on our "Consolidated balance sheet" of approximately $124.4 billion at September 30, 2000, were pledged as collateral for borrowings, to qualify for fiduciary powers, to secure public monies as required by law, and for other purposes.

At September 30, 2000 we had commitments to enter into future resale and repurchase agreements totaling $3.7 billion and $1.9 billion, respectively.

22.  INTERNATIONAL OPERATIONS
For financial reporting purposes, we divide our operations into domestic and international components. As these operations are highly integrated, estimates and subjective assumptions have been made to apportion revenue and expense between domestic and international components. In 1999, we changed our estimates and assumptions to be consistent with the allocations used for our business segments as reported in note 3. Prior period amounts have been restated to reflect this allocation methodology.

Revenues and expenses

- Client-focused revenues are allocated between the regions responsible for managing the client relationship and the regions responsible for product execution and risk management
- Revenues from proprietary investing and trading activities and equity investments are allocated based on the location of the risk taker
- Expenses are allocated based on the estimated cost associated with servicing each region's client base. Corporate revenues and expenses are allocated primarily to the region in which they are recorded. Certain centrally managed expenses are allocated based on the underlying activity.

The results for the three and nine months ended September 30, 2000 and 1999 were distributed among domestic and international operations, as presented in the following table.

------------------------------------------------------------------------------------------------------------------------------
                                                                                             Income
                                                                                Pretax          tax              Net
                                                    Total            Total      income/    expense/          income/
In millions                                    revenues(a)        expenses      (loss)    (benefit)           (loss)
------------------------------------------------------------------------------------------------------------------------------
THIRD QUARTER 2000
Europe  (b)                                     $    1,055        $    618      $  437       $  177           $  260
Asia-Pacific                                           291             228          63           26               37
Latin America  (c)                                      97              86          11            4                7
------------------------------------------------------------------------------------------------------------------------------
Total international operations                       1,443             932         511          207              304
Domestic operations  (d)                               879             677         202           (8)             210
------------------------------------------------------------------------------------------------------------------------------
Total                                                2,322(e)        1,609         713          199              514
------------------------------------------------------------------------------------------------------------------------------
THIRD QUARTER 1999
Europe  (b)                                            613             438         175           71              104
Asia-Pacific                                            25             140        (115)         (47)             (68)
Latin America  (c)                                      37             164        (127)         (51)             (76)
------------------------------------------------------------------------------------------------------------------------------
Total international operations                         675             742         (67)         (27)             (40)
Domestic operations  (d)                             1,310             599         711          229              482
------------------------------------------------------------------------------------------------------------------------------
Total                                                1,985(f)        1,341         644          202              442
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
NINE MONTHS 2000
Europe  (b)                                          2,861           1,518       1,343          544              799
Asia-Pacific                                           796             525         271          110              161
Latin America  (c)                                     288             255          33           13               20
------------------------------------------------------------------------------------------------------------------------------
Total international operations                       3,945           2,298       1,647          667              980
Domestic operations  (d)                             3,692           2,826         866          162              704
------------------------------------------------------------------------------------------------------------------------------
Total                                                7,637(g)        5,124       2,513          829            1,684
------------------------------------------------------------------------------------------------------------------------------
NINE MONTHS 1999
Europe  (b)                                          2,527           1,377       1,150          466              684
Asia-Pacific                                           322             416         (94)         (38)             (56)
Latin America  (c)                                     869             380         489          198              291
------------------------------------------------------------------------------------------------------------------------------
Total international operations                       3,718           2,173       1,545          626              919
Domestic operations  (d)                             2,949           2,152         797          170              627
------------------------------------------------------------------------------------------------------------------------------
Total                                                6,667(h)        4,325       2,342          796            1,546
------------------------------------------------------------------------------------------------------------------------------

(a)  Includes net interest revenue and noninterest revenues.
(b)  Includes the Middle East and Africa.
(c)  Includes Mexico, Central America, and South America.
(d) Includes the United States, Canada, and the Caribbean. Total revenues and expenses relate substantially to United States operations.
(e) For the three months ended September 30, 2000, revenues include a net reversal of provision for credit losses of ($36) million, which was recorded as follows: ($4) million in Europe, and ($32) million in Domestic operations.
(f) For the three months ended September 30, 1999, revenues include a net reversal of provision for credit losses of ($60) million, which was recorded as follows: ($32) million in Europe, ($32) million in Asia Pacific, ($13) million in Latin America, and $17 million in Domestic operations.
(g) For the nine months ended September 30, 2000, revenues include a net reversal of provision for credit losses of ($2) million which was recorded as follows: $27 million in Europe, and ($29) million in Domestic operations.
(h) For the nine months ended September 30, 1999, revenues include a net reversal of provision for credit losses of ($130) million which was recorded as follows: ($22) million in Europe, ($70) million in Asia Pacific, ($41) million in Latin America, and $3 million in Domestic operations.

(b) Pro Forma Financial Information

         Chase and J.P. Morgan unaudited pro forma combined statement of income summary, unaudited pro forma combined balance sheet at September 30, 2000, unaudited pro forma combined statements of income for each of the years in the three-year period ended December 31, 1999 and for the nine months ended September 30, 2000 and 1999, and the notes to unaudited pro forma combined financial statements.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
OF CHASE AND J.P. MORGAN
(IN MILLIONS, EXCEPT PER SHARE DATA)

     The following unaudited pro forma combined statement of income summary combines the historical consolidated statements of income of Chase and J.P. Morgan giving effect to the merger, which is expected to be accounted for as a pooling of interests, as if the merger had occurred as of the beginning of the earliest period presented and after giving effect to the pro forma adjustments described in the notes to the pro forma combined financial statements. The information presented below should be read together with the historical consolidated financial statements of Chase and J.P. Morgan, including the related notes, and together with the condensed consolidated historical and other pro forma financial information, including the related notes. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the merger been completed on the dates indicated or that may be obtained in the future.

                                                       FOR THE
                                                     NINE MONTHS
                                                 ENDED SEPTEMBER 30,     FOR THE YEAR ENDED DECEMBER 31,
                                                 --------------------    --------------------------------
                                                   2000        1999        1999        1998        1997
                                                 --------    --------    --------    --------    --------
INTEREST INCOME
Loans..........................................  $12,555     $10,911     $14,783     $15,498     $14,950
Securities.....................................    3,326       3,610       4,804       5,072       4,585
Trading Assets.................................    5,125       3,991       5,432       6,775       7,045
Federal Funds Sold and Securities Purchased
  Under Resale Agreements......................    3,083       2,279       3,016       4,201       4,636
Securities Borrowed............................    1,663       1,405       1,877       2,129       1,814
Deposits With Banks............................      568         761       1,006         936         724
Other Sources..................................      401         192         289         319         450
                                                 -------     -------     -------     -------     -------
         Total Interest Income.................   26,721      23,149      31,207      34,930      34,204
                                                 -------     -------     -------     -------     -------
INTEREST EXPENSE
Deposits.......................................    7,916       6,529       8,845       9,663       9,314
Short-Term and Other Liabilities...............    9,389       6,831       9,323      12,612      12,534
Long-Term Debt.................................    2,365       2,067       2,754       2,808       2,231
                                                 -------     -------     -------     -------     -------
         Total Interest Expense................   19,670      15,427      20,922      25,083      24,079
                                                 -------     -------     -------     -------     -------
NET INTEREST INCOME............................    7,051       7,722      10,285       9,847      10,125
Provision for Loan Losses......................      968       1,017       1,446       1,453         804
                                                 -------     -------     -------     -------     -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  LOSSES.......................................    6,083       6,705       8,839       8,394       9,321
NONINTEREST REVENUE
Trading Revenue................................    5,156       3,967       5,252       3,600       3,460
Investment Banking Fees........................    3,311       2,633       3,517       2,903       2,259
Trust, Custody and Investment Management Fees..    2,620       2,132       2,868       2,473       2,164
Credit Card Revenue............................    1,311       1,258       1,698       1,474       1,088
Other Fees and Commissions.....................    2,911       2,364       3,310       2,792       2,565
Private Equity Gains...........................    1,113       1,533       3,147       1,312       1,238
Securities Gains (Losses)......................      111          43        (192)        469         314
Other Revenue..................................      807         840       1,045         883         815
                                                 -------     -------     -------     -------     -------
         Total Noninterest Revenue.............   17,340      14,770      20,645      15,906      13,903
                                                 -------     -------     -------     -------     -------

                                                       FOR THE
                                                     NINE MONTHS
                                                 ENDED SEPTEMBER 30,     FOR THE YEAR ENDED DECEMBER 31,
                                                 --------------------    --------------------------------
                                                   2000        1999        1999        1998        1997
                                                 --------    --------    --------    --------    --------
NONINTEREST EXPENSE
Salaries.......................................    8,193       6,792       9,049       7,402       7,028
Employee Benefits..............................    1,245       1,111       1,485       1,469       1,436
Occupancy......................................      943         886       1,190       1,123       1,100
Technology and Communications..................    1,786       1,600       2,179       2,172       1,984
Professional Services..........................      838         721       1,012       1,045         850
Amortization of Intangibles....................      342         243         329         293         172
Restructuring Costs............................      129          --          23         887         192
Other Expense..................................    2,304       1,990       2,728       2,562       2,398
                                                 -------     -------     -------     -------     -------
         Total Noninterest Expense.............   15,780      13,343      17,995      16,953      15,160
                                                 -------     -------     -------     -------     -------
INCOME BEFORE INCOME TAX EXPENSE...............    7,643       8,132      11,489       7,347       8,064
Income Tax Expense.............................    2,624       2,833       3,988       2,602       2,891
                                                 -------     -------     -------     -------     -------
NET INCOME.....................................  $ 5,019     $ 5,299     $ 7,501     $ 4,745     $ 5,173
                                                 -------     -------     -------     -------     -------
NET INCOME APPLICABLE TO COMMON STOCK..........  $ 4,944     $ 5,218     $ 7,395     $ 4,612     $ 4,955
                                                 -------     -------     -------     -------     -------
NET INCOME PER SHARE:
  Basic........................................  $  2.64     $  2.71     $  3.87     $  2.37     $  2.53
  Diluted......................................  $  2.53     $  2.59     $  3.69     $  2.27     $  2.41

See the additional unaudited pro forma combined financial statements and related notes.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
OF CHASE AND J.P. MORGAN
AT SEPTEMBER 30, 2000
(IN MILLIONS)

     The following unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Chase and J.P. Morgan giving effect to the merger, which is expected to be accounted for as a pooling of interests, as if the merger had been effective on September 30, 2000. The information presented below should be read together with the historical consolidated financial statements of Chase and J.P. Morgan, including the related notes, and together with the condensed consolidated historical and other pro forma financial information, including the related notes. The pro forma financial data are not necessarily indicative of the financial position that actually would have occurred had the merger been completed on September 30, 2000 or that may be obtained in the future.

                                                                                            PRO
                                                                                           FORMA          PRO
                                                               CHASE      J.P. MORGAN   ADJUSTMENTS      FORMA
                                                             HISTORICAL   HISTORICAL    (a,c,k,m,n)    COMBINED
                                                             ----------   -----------   -----------    ---------
ASSETS
Cash and Due from Banks....................................   $ 19,403     $    881       $    --      $ 20,284
Deposits With Banks........................................      3,513        5,156                       8,669
Federal Funds Sold and Securities Purchased Under Resale
  Agreements...............................................     27,175       43,788        (1,550)(e)    69,413
Securities Borrowed........................................         --       34,874         1,550(e)     36,424
Trading Assets:
  Debt and Equity Instruments..............................     36,113      104,879                     140,992
  Derivative Receivables...................................     31,479       35,549                      67,028
Securities:
  Available-For-Sale.......................................     65,600        5,050                      70,650
  Held-To-Maturity.........................................        632           --                         632
Loans (Net of Allowance for Loan Losses)...................    187,767       26,729                     214,496
Private Equity Investments.................................     10,018        1,484                      11,502
Accrued Interest and Accounts Receivable...................      2,806        6,050         6,635(j)     15,491
Premises and Equipment.....................................      4,777        2,086                       6,863
Goodwill and Other Intangibles.............................     14,977          701                      15,678
Other Assets...............................................     21,556       14,454        (6,635)(j)    29,375
                                                              --------     --------       -------      --------
         TOTAL ASSETS......................................   $425,816     $281,681       $    --      $707,497
                                                              ========     ========       =======      ========

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
OF CHASE AND J.P. MORGAN -- (CONTINUED)
AT SEPTEMBER 30, 2000
(IN MILLIONS)

                                                                                            PRO
                                                                                           FORMA          PRO
                                                               CHASE      J.P. MORGAN   ADJUSTMENTS      FORMA
                                                             HISTORICAL   HISTORICAL    (a,c,k,m,n)    COMBINED
                                                             ----------   -----------   -----------    ---------
LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing....................................   $ 47,067     $    992                    $ 48,059
    Interest-Bearing.......................................     81,003        2,671                      83,674
  Foreign:
    Noninterest-Bearing....................................      6,054          790                       6,844
    Interest-Bearing.......................................     95,477       35,731                     131,208
                                                              --------     --------       -------      --------
         Total Deposits....................................    229,601       40,184            --       269,785
Federal Funds Purchased and Securities Sold Under
  Repurchase Agreements....................................     61,943       83,267                     145,210
Commercial Paper...........................................      7,338       12,124                      19,462
Other Borrowed Funds.......................................      7,252       12,813                      20,065
Trading Liabilities:
  Debt and Equity Instruments..............................     13,321       45,651                      58,972
  Derivative Payables......................................     27,367       37,886                      65,253
Accounts Payable, Accrued Expenses and Other Liabilities,
  Including the Allowance for Credit Losses................     22,058       15,167         1,800(c)     39,025
Long-Term Debt.............................................     24,157       21,477                      45,634
Guaranteed Preferred Beneficial Interests in Corporation's
  Junior Subordinated Deferrable Interest Debentures.......      2,789        1,150                       3,939
                                                              --------     --------       -------      --------
         TOTAL LIABILITIES.................................    395,826      269,719         1,800       667,345
                                                              --------     --------       -------      --------
PREFERRED STOCK OF SUBSIDIARY..............................        550           --                         550
                                                              --------     --------       -------      --------
STOCKHOLDERS' EQUITY
Preferred Stock............................................        828          694            (2)(b)     1,520
Common Stock...............................................      1,323          502            90(b)      1,915
Capital Surplus............................................      9,300        3,368          (505)(b)    12,163
Retained Earnings..........................................     19,626       12,052        (4,247)(b)    25,631
                                                                                           (1,800)(c)
Accumulated Other Comprehensive (Loss) Income..............     (1,005)          10                        (995)
Treasury Stock, At Cost....................................       (632)      (4,664)        4,664(b)       (632)
                                                              --------     --------       -------      --------
         TOTAL STOCKHOLDERS' EQUITY........................     29,440       11,962        (1,800)       39,602
                                                              --------     --------       -------      --------
         TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
           AND STOCKHOLDERS' EQUITY........................   $425,816     $281,681       $    --      $707,497
                                                              ========     ========       =======      ========

        See notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF CHASE AND J.P. MORGAN

     The following unaudited pro forma combined statements of income combine the historical consolidated statements of income of Chase and J.P. Morgan giving effect to the merger, which is expected to be accounted for as a pooling of interests, as if the merger had been effective as of the beginning of the earliest period presented and after giving effect to the pro forma adjustments described in the notes to the pro forma combined financial statements. The information presented below should be read together with the historical consolidated financial statements of Chase and J.P. Morgan, including the related notes, together with the condensed consolidated historical and other pro forma financial information, including the related notes. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the merger been completed on the dates indicated or that may be obtained in the future.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF CHASE AND J.P. MORGAN

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
(IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                             PRO
                                                                                            FORMA         PRO
                                                                CHASE      J.P. MORGAN   ADJUSTMENTS     FORMA
                                                              HISTORICAL   HISTORICAL    (a,c,k,m,n)   COMBINED
                                                              ----------   -----------   -----------   ---------
INTEREST INCOME
Loans.......................................................   $11,108       $1,447         $  --       $12,555
Securities..................................................     2,879          447            --         3,326
Trading Assets..............................................     1,425        3,700            --         5,125
Federal Funds Sold and Securities Purchased Under Resale
  Agreements................................................     1,349        1,792           (58)(e)     3,083
Securities Borrowed.........................................        --        1,605            58(e)      1,663
Deposits With Banks.........................................       331          237            --           568
Other Sources...............................................        --          401            --           401
                                                               -------       ------         -----       -------
        Total Interest Income...............................    17,092        9,629            --        26,721
                                                               -------       ------         -----       -------
INTEREST EXPENSE
Deposits....................................................     6,302        1,614            --         7,916
Short-Term and Other Liabilities............................     3,678        5,711            --         9,389
Long-Term Debt..............................................     1,243        1,122            --         2,365
                                                               -------       ------         -----       -------
        Total Interest Expense..............................    11,223        8,447            --        19,670
                                                               -------       ------         -----       -------
NET INTEREST INCOME.........................................     5,869        1,182            --         7,051
Provision (Reversal of Provision) for Loan Losses...........       979          (11)           --           968
                                                               -------       ------         -----       -------
NET INTEREST INCOME AFTER PROVISION (REVERSAL OF PROVISION)
  FOR LOAN LOSSES...........................................     4,890        1,193            --         6,083
                                                               -------       ------         -----       -------
NONINTEREST REVENUE
Trading Revenue.............................................     2,448        2,708            --         5,156
Investment Banking Fees.....................................     1,900        1,411            --         3,311
Trust, Custody and Investment Management Fees...............     1,718          863            39(g)      2,620
Credit Card Revenue.........................................     1,311           --            --         1,311
Other Fees and Commissions..................................     2,201          749           (39)(g)     2,911
Private Equity Gains........................................       773           --           340(d)      1,113
Securities Gains............................................       167          284          (340)(d)       111
Other Revenue...............................................       354          429            24(f)        807
                                                               -------       ------         -----       -------
        Total Noninterest Revenue...........................    10,872        6,444            24        17,340
                                                               -------       ------         -----       -------
NONINTEREST EXPENSE
Salaries....................................................     5,128        3,065            --         8,193
Employee Benefits...........................................       795          450            --         1,245
Occupancy...................................................       689          254            --           943
Technology and Communications...............................       856          751           316(i)      1,786
                                                                                             (137)(l)
Professional Services.......................................       569          132           137(l)        838
Amortization of Intangibles.................................       318           --            24(f)        342
Restructuring Costs.........................................       129           --            --           129
Other Expense...............................................     2,148          472          (316)(i)     2,304
                                                               -------       ------         -----       -------
        Total Noninterest Expense...........................    10,632        5,124            24        15,780
                                                               -------       ------         -----       -------
INCOME BEFORE INCOME TAX EXPENSE............................     5,130        2,513            --         7,643
Income Tax Expense..........................................     1,795          829            --         2,624
                                                               -------       ------         -----       -------
NET INCOME..................................................   $ 3,335       $1,684         $  --       $ 5,019
                                                               -------       ------         -----       -------
NET INCOME APPLICABLE TO COMMON STOCK.......................   $ 3,289       $1,655         $  --       $ 4,944
                                                               -------       ------         -----       -------
NET INCOME PER COMMON SHARE:
  Basic.....................................................   $  2.66       $ 9.64                     $  2.64
  Diluted...................................................   $  2.57       $ 9.05                     $  2.53
Average Common Shares Outstanding:
  Basic.....................................................   1,235.4        171.7                     1,870.7(b)
  Diluted...................................................   1,279.1        182.9                     1,955.8(b)

        See notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF CHASE AND J.P. MORGAN

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
(IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                             PRO
                                                                                            FORMA         PRO
                                                                CHASE      J.P. MORGAN   ADJUSTMENTS     FORMA
                                                              HISTORICAL   HISTORICAL    (a,c,k,m,n)   COMBINED
                                                              ----------   -----------   -----------   ---------
INTEREST INCOME
Loans.......................................................   $  9,662      $1,249         $  --      $ 10,911
Securities..................................................      2,344       1,266            --         3,610
Trading Assets..............................................      1,228       2,763            --         3,991
Federal Funds Sold and Securities Purchased Under Resale
  Agreements................................................      1,122       1,188           (31)(e)     2,279
Securities Borrowed.........................................         --       1,374            31(e)      1,405
Deposits With Banks.........................................        540         221            --           761
Other Sources...............................................         --         192            --           192
                                                               --------      ------         -----      --------
        Total Interest Income...............................     14,896       8,253            --        23,149
                                                               --------      ------         -----      --------
INTEREST EXPENSE
Deposits....................................................      4,806       1,723            --         6,529
Short-Term and Other Liabilities............................      2,635       4,196            --         6,831
Long-Term Debt..............................................        936       1,131            --         2,067
                                                               --------      ------         -----      --------
        Total Interest Expense..............................      8,377       7,050            --        15,427
                                                               --------      ------         -----      --------
NET INTEREST INCOME.........................................      6,519       1,203            --         7,722
Provision (Reversal of Provision) for Loan Losses...........      1,167        (150)           --         1,017
                                                               --------      ------         -----      --------
NET INTEREST INCOME AFTER PROVISION (REVERSAL OF PROVISION)
  FOR LOAN LOSSES...........................................      5,352       1,353            --         6,705
                                                               --------      ------         -----      --------
NONINTEREST REVENUE
Trading Revenue.............................................      1,606       2,361            --         3,967
Investment Banking Fees.....................................      1,388       1,245            --         2,633
Trust, Custody and Investment Management Fees...............      1,332         776            24(g)      2,132
Credit Card Revenue.........................................      1,258          --            --         1,258
Other Fees and Commissions..................................      1,777         611           (24)(g)     2,364
Private Equity Gains........................................      1,215          --           318(d)      1,533
Securities Gains (Losses)...................................        160         201          (318)(d)        43
Other Revenue...............................................        696         120            24(f)        840
                                                               --------      ------         -----      --------
        Total Noninterest Revenue...........................      9,432       5,314            24        14,770
                                                               --------      ------         -----      --------
NONINTEREST EXPENSE
Salaries....................................................      4,217       2,575            --         6,792
Employee Benefits...........................................        731         380            --         1,111
Occupancy...................................................        642         244            --           886
Technology and Communications...............................        737         707           284(i)      1,600
                                                                                             (128)(l)
Professional Services.......................................        510          83           128(l)        721
Amortization of Intangibles.................................        219          --            24(f)        243
Restructuring Costs.........................................         --          --            --            --
Other Expense...............................................      1,938         336          (284)(i)     1,990
                                                               --------      ------         -----      --------
        Total Noninterest Expense...........................      8,994       4,325            24        13,343
                                                               --------      ------         -----      --------
INCOME BEFORE INCOME TAX EXPENSE............................      5,790       2,342            --         8,132
Income Tax Expense..........................................      2,037         796            --         2,833
                                                               --------      ------         -----      --------
NET INCOME..................................................   $  3,753      $1,546         $  --      $  5,299
                                                               --------      ------         -----      --------
NET INCOME APPLICABLE TO COMMON STOCK.......................   $  3,698      $1,520         $  --      $  5,218
                                                               --------      ------         -----      --------
NET INCOME PER COMMON SHARE:
  Basic.....................................................   $   2.96      $ 8.33                    $   2.71
  Diluted...................................................   $   2.86      $ 7.76                    $   2.59
Average Common Shares Outstanding:
  Basic.....................................................    1,248.9       182.4                     1,923.8(b)
  Diluted...................................................    1,291.4       195.9                     2,016.2(b)

        See notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF CHASE AND J.P. MORGAN

FOR YEAR ENDED DECEMBER 31, 1999
(IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                             PRO
                                                                                            FORMA         PRO
                                                                CHASE      J.P. MORGAN   ADJUSTMENTS     FORMA
                                                              HISTORICAL   HISTORICAL    (a,c,k,m,n)   COMBINED
                                                              ----------   -----------   -----------   ---------
INTEREST INCOME
Loans.......................................................   $13,113       $ 1,670       $   --       $14,783
Securities..................................................     3,216         1,588           --         4,804
Trading Assets..............................................     1,705         3,727           --         5,432
Federal Funds Sold and Securities Purchased Under Resale
  Agreements................................................     1,451         1,609          (44)(e)     3,016
Securities Borrowed.........................................        --         1,833           44(e)      1,877
Deposits With Banks.........................................       752           254           --         1,006
Other Sources...............................................        --           289           --           289
                                                               -------       -------       ------       -------
        Total Interest Income...............................    20,237        10,970           --        31,207
                                                               -------       -------       ------       -------
INTEREST EXPENSE
Deposits....................................................     6,592         2,253           --         8,845
Short-Term and Other Liabilities............................     3,653         5,670           --         9,323
Long-Term Debt..............................................     1,248         1,506           --         2,754
                                                               -------       -------       ------       -------
        Total Interest Expense..............................    11,493         9,429           --        20,922
                                                               -------       -------       ------       -------
NET INTEREST INCOME.........................................     8,744         1,541           --        10,285
Provision (Reversal of Provision) for Loan Losses...........     1,621          (175)          --         1,446
                                                               -------       -------       ------       -------
NET INTEREST INCOME AFTER PROVISION (REVERSAL OF PROVISION)
  FOR LOAN LOSSES...........................................     7,123         1,716           --         8,839
                                                               -------       -------       ------       -------
NONINTEREST REVENUE
Trading Revenue.............................................     2,137         3,115           --         5,252
Investment Banking Fees.....................................     1,887         1,630           --         3,517
Trust, Custody and Investment Management Fees...............     1,801         1,035           32(g)      2,868
Credit Card Revenue.........................................     1,698            --           --         1,698
Other Fees and Commissions..................................     2,496           846          (32)(g)     3,310
Private Equity Gains........................................     2,522            --          625(d)      3,147
Securities Gains (Losses)...................................       101           332         (625)(d)      (192)
Other Revenue...............................................       831           182           32(f)      1,045
                                                               -------       -------       ------       -------
        Total Noninterest Revenue...........................    13,473         7,140           32        20,645
                                                               -------       -------       ------       -------
NONINTEREST EXPENSE
Salaries....................................................     5,678         3,371           --         9,049
Employee Benefits...........................................       964           521           --         1,485
Occupancy...................................................       866           299           25(h)      1,190
Technology and Communications...............................     1,015           947          383(i)      2,179
                                                                                             (166)(l)
Professional Services.......................................       719           127          166(l)      1,012
Amortization of Intangibles.................................       297            --           32(f)        329
Restructuring Costs.........................................        48            --          (25)(h)        23
Other Expense...............................................     2,634           477         (383)(i)     2,728
                                                               -------       -------       ------       -------
        Total Noninterest Expense...........................    12,221         5,742           32        17,995
                                                               -------       -------       ------       -------
INCOME BEFORE INCOME TAX EXPENSE............................     8,375         3,114           --        11,489
Income Tax Expense..........................................     2,929         1,059           --         3,988
                                                               -------       -------       ------       -------
NET INCOME..................................................   $ 5,446       $ 2,055       $   --       $ 7,501
                                                               -------       -------       ------       -------
NET INCOME APPLICABLE TO COMMON STOCK.......................   $ 5,375       $ 2,020       $   --       $ 7,395
                                                               -------       -------       ------       -------
NET INCOME PER COMMON SHARE:
  Basic.....................................................   $  4.32       $ 11.16                    $  3.87
  Diluted...................................................   $  4.18       $ 10.39                    $  3.69
Average Common Shares Outstanding:
  Basic.....................................................   1,243.2         181.0                    1,912.9(b)
  Diluted...................................................   1,285.5         194.4                    2,004.8(b)

        See notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF CHASE AND J.P. MORGAN

FOR YEAR ENDED DECEMBER 31, 1998
(IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                            PRO
                                                                                           FORMA         PRO
                                                               CHASE      J.P. MORGAN   ADJUSTMENTS     FORMA
                                                             HISTORICAL   HISTORICAL    (a,c,k,m,n)   COMBINED
                                                             ----------   -----------   -----------   ---------
INTEREST INCOME
Loans......................................................   $13,389       $ 2,109        $  --      $ 15,498
Securities.................................................     3,616         1,456           --         5,072
Trading Assets.............................................     2,431         4,344           --         6,775
Federal Funds Sold and Securities Purchased Under Resale
  Agreements...............................................     2,211         2,031          (41)(e)     4,201
Securities Borrowed........................................        --         2,088           41(e)      2,129
Deposits With Banks........................................       642           294           --           936
Other Sources..............................................        --           319           --           319
                                                              -------       -------        -----      --------
        Total Interest Income..............................    22,289        12,641           --        34,930
                                                              -------       -------        -----      --------
INTEREST EXPENSE
Deposits...................................................     6,840         2,823           --         9,663
Short-Term and Other Liabilities...........................     5,612         7,000           --        12,612
Long-Term Debt.............................................     1,271         1,537           --         2,808
                                                              -------       -------        -----      --------
        Total Interest Expense.............................    13,723        11,360           --        25,083
                                                              -------       -------        -----      --------
NET INTEREST INCOME........................................     8,566         1,281           --         9,847
Provision for Loan Losses..................................     1,343           110           --         1,453
                                                              -------       -------        -----      --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES........     7,223         1,171           --         8,394
                                                              -------       -------        -----      --------
NONINTEREST REVENUE
Trading Revenue............................................     1,238         2,362           --         3,600
Investment Banking Fees....................................     1,502         1,401           --         2,903
Trust, Custody and Investment Management Fees..............     1,543           881           49(g)      2,473
Credit Card Revenue........................................     1,474            --           --         1,474
Other Fees and Commissions.................................     2,093           748          (49)(g)     2,792
Private Equity Gains.......................................       967            --          345(d)      1,312
Securities Gains...........................................       609           205         (345)(d)       469
Other Revenue..............................................       664           187           32(f)        883
                                                              -------       -------        -----      --------
        Total Noninterest Revenue..........................    10,090         5,784           32        15,906
                                                              -------       -------        -----      --------
NONINTEREST EXPENSE
Salaries...................................................     5,025         2,377           --         7,402
Employee Benefits..........................................       854           856         (241)(h)     1,469
Occupancy..................................................       798           437         (112)(h)     1,123
Technology and Communications..............................       890         1,192          349(i)      2,172
                                                                                              (5)(h)
                                                                                            (254)(l)
Professional Services......................................       668           123          254(l)      1,045
Amortization of Intangibles................................       261            --           32(f)        293
Restructuring Costs........................................       529            --          358(h)        887
Other Expense..............................................     2,358           553         (349)(i)     2,562
                                                              -------       -------        -----      --------
        Total Noninterest Expense..........................    11,383         5,538           32        16,953
                                                              -------       -------        -----      --------
INCOME BEFORE INCOME TAX EXPENSE...........................     5,930         1,417           --         7,347
Income Tax Expense.........................................     2,148           454           --         2,602
                                                              -------       -------        -----      --------
NET INCOME.................................................   $ 3,782       $   963        $  --      $  4,745
                                                              -------       -------        -----      --------
NET INCOME APPLICABLE TO COMMON STOCK......................   $ 3,684       $   928        $  --      $  4,612
                                                              -------       -------        -----      --------
NET INCOME PER COMMON SHARE:
    Basic..................................................   $  2.90       $  5.08                   $   2.37
    Diluted................................................   $  2.83       $  4.71                   $   2.27
Average Common Shares Outstanding:
    Basic..................................................   1,269.2         182.4                    1,944.1(b)
    Diluted................................................   1,303.9         197.2                    2,033.5(b)

        See notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME OF CHASE AND J.P. MORGAN

FOR YEAR ENDED DECEMBER 31, 1997
(IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                             PRO
                                                                                            FORMA         PRO
                                                                CHASE      J.P. MORGAN   ADJUSTMENTS     FORMA
                                                              HISTORICAL   HISTORICAL    (a,c,k,m,n)   COMBINED
                                                              ----------   -----------   -----------   ---------
INTEREST INCOME
Loans.......................................................   $12,921       $ 2,029        $  --      $ 14,950
Securities..................................................     3,028         1,557           --         4,585
Trading Assets..............................................     2,770         4,275           --         7,045
Federal Funds Sold and Securities Purchased Under Resale
  Agreements................................................     2,607         2,059          (30)(e)     4,636
Securities Borrowed.........................................        --         1,784           30(e)      1,814
Deposits With Banks.........................................       525           199           --           724
Other Sources...............................................        --           450           --           450
                                                               -------       -------        -----      --------
        Total Interest Income...............................    21,851        12,353           --        34,204
                                                               -------       -------        -----      --------
INTEREST EXPENSE
Deposits....................................................     6,561         2,753           --         9,314
Short-Term and Other Liabilities............................     5,903         6,631           --        12,534
Long-Term Debt..............................................     1,134         1,097           --         2,231
                                                               -------       -------        -----      --------
        Total Interest Expense..............................    13,598        10,481           --        24,079
                                                               -------       -------        -----      --------
NET INTEREST INCOME.........................................     8,253         1,872           --        10,125
Provision for Loan Losses...................................       804            --           --           804
                                                               -------       -------        -----      --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........     7,449         1,872           --         9,321
                                                               -------       -------        -----      --------
NONINTEREST REVENUE
Trading Revenue.............................................     1,323         2,137           --         3,460
Investment Banking Fees.....................................     1,136         1,123           --         2,259
Trust, Custody and Investment Management Fees...............     1,307           792           65(g)      2,164
Credit Card Revenue.........................................     1,088            --           --         1,088
Other Fees and Commissions..................................     1,983           647          (65)(g)     2,565
Private Equity Gains........................................       831            --          407(d)      1,238
Securities Gains............................................       312           409         (407)(d)       314
Other Revenue...............................................       575           240           --           815
                                                               -------       -------        -----      --------
        Total Noninterest Revenue...........................     8,555         5,348           --        13,903
                                                               -------       -------        -----      --------
NONINTEREST EXPENSE
Salaries....................................................     4,598         2,430           --         7,028
Employee Benefits...........................................       839           597           --         1,436
Occupancy...................................................       767           333           --         1,100
Technology and Communications...............................       792         1,025          307(i)      1,984
                                                                                             (140)(l)
Professional Services.......................................       575           135          140(l)        850
Amortization of Intangibles.................................       172            --           --           172
Restructuring Costs.........................................       192            --           --           192
Other Expense...............................................     2,159           546         (307)(i)     2,398
                                                               -------       -------        -----      --------
        Total Noninterest Expense...........................    10,094         5,066           --        15,160
                                                               -------       -------        -----      --------
INCOME BEFORE INCOME TAX EXPENSE............................     5,910         2,154           --         8,064
Income Tax Expense..........................................     2,202           689           --         2,891
                                                               -------       -------        -----      --------
NET INCOME..................................................   $ 3,708       $ 1,465        $  --      $  5,173
                                                               -------       -------        -----      --------
NET INCOME APPLICABLE TO COMMON STOCK.......................   $ 3,526       $ 1,429        $  --      $  4,955
                                                               -------       -------        -----      --------
NET INCOME PER COMMON SHARE:
  Basic.....................................................   $  2.77       $  7.71                   $   2.53
  Diluted...................................................   $  2.68       $  7.17                   $   2.41
Average Common Shares Outstanding:
  Basic.....................................................   1,273.8         185.2                    1,959.0(b)
  Diluted...................................................   1,317.6         199.3                    2,055.0(b)

        See notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF CHASE AND J.P. MORGAN

(a) Chase and J.P. Morgan are in the process of reviewing their accounting policies and, as a result of this review, it may be necessary to reclassify either Chase's or J.P. Morgan's financial statements to conform to those accounting policies that are determined by J.P. Morgan Chase & Co. to be most appropriate. While some reclassifications of prior periods have been included in the pro forma combined financial statements, further reclassifications may be necessary upon the completion of this review process.

(b) It is intended that the merger will be accounted for on a pooling of interests accounting basis and, accordingly, the related pro forma adjustments to the various stockholders' equity accounts at September 30, 2000 reflect (i) an exchange of 592 million shares of Chase common stock (using the exchange ratio of 3.7) for the 160 million outstanding shares of J.P. Morgan common stock at September 30, 2000; (ii) the exchange of each outstanding share of J.P. Morgan preferred stock into one share of Chase preferred stock; and (iii) the assumed cancellation and retirement of all remaining shares of J.P. Morgan common stock and preferred stock held in J.P. Morgan's treasury. Prior to consummation of the merger, J.P. Morgan may issue up to 5 million shares of its common stock (which would be converted in the merger into 18.5 million shares of J.P. Morgan Chase & Co. common stock at the exchange ratio of 3.7) in a registered public offering. The issuance of common stock would not have a material impact on the pro forma combined balance sheet, the pro forma combined earnings per share data, or on the pro forma capital ratios or performance ratios and would have no impact on the pro forma statement of income and, as such, has not been reflected in these pro forma combined financial statements.

     For the income per share calculations, the pro forma combined average common shares outstanding (basic and diluted) reflects the exchange of Chase common stock (using the exchange ratio of 3.7) for the outstanding shares of J.P. Morgan common stock.

(c) Our managements have estimated that the merger will result in synergies of approximately $1.9 billion (pre-tax), consisting of estimated cost savings of approximately $1.5 billion (pre-tax) and estimated incremental revenues, net of incremental expenses, of approximately $400 million (pre-tax). The synergies were estimated to be achieved by the end of the second year following the merger, with one-third estimated to be realized in the first year. Based on merger integration efforts to date, our managements currently believe those initial estimates were conservative but have not arrived at or announced revised estimates. These synergies have not been included in the pro forma combined amounts.

     It is anticipated that the merger will result in costs of approximately $2.8 billion, pre-tax ($1.8 billion after-tax). Under current accounting rules, a significant portion of these costs will not be accruable at the time of the merger. The detailed plans for the restructuring initiatives have not been finalized and, as such, the amount of restructuring costs accruable at the merger date has not been determined. For purposes of these pro forma combined financial statements, the after-tax effect of the anticipated restructuring costs have been reflected in the pro forma combined balance sheet; however, since the anticipated restructuring costs are nonrecurring, they have not been reflected in the pro forma combined statement of income. Both the pre-tax and tax effect are included in the captions accounts payable, accrued expenses and other liabilities and retained earnings on the pro forma balance sheet.

     The anticipated restructuring costs are expected to reflect severance expenses incurred in connection with anticipated staff reductions, costs incurred in connection with planned office eliminations and other merger-related expenses, including costs to eliminate redundant back office and other operations of Chase and J.P. Morgan.

(d) J.P. Morgan's historical financial data reflect the gains/losses from private equity investments in investment securities revenue. To conform with Chase's classification, J.P. Morgan's historical financial

NOTES TO UNAUDITED PRO FORMA COMBINED CHASE AND J.P. MORGAN FINANCIAL STATEMENTS -- (CONTINUED)

     data have been reclassified on a pro forma basis to reflect these gains/losses as a component of private equity gains on the income statement.

(e) Chase's historical financial data reflect securities borrowed as a component of federal funds sold and securities purchased under resale agreements. To conform with J.P. Morgan's classification, Chase's historical financial data have been reclassified on a pro forma basis to reflect securities borrowed and the related interest income as separate line items on both the balance sheet and income statement.

(f) J.P. Morgan's historical financial data include goodwill amortization expense that is recorded in other revenue. To conform with Chase's classification, J.P. Morgan's historical financial data have been reclassified on a pro forma basis to reflect the goodwill amortization expense as a component of amortization of intangibles on the income statement.

(g) J.P. Morgan's historical financial data include custody and securities handling fees as a component of other fees and commissions. To conform with Chase's classification, J.P. Morgan's historical financial data have been reclassified on a pro forma basis to reflect custody and securities handling fees as a component of trust, custody and investment management fees on the income statement.

(h) J.P. Morgan's historical financial data reflect restructuring-related charges (and reversal of charges) within employee benefits, occupancy, and technology and communications expenses. To conform with Chase's classification, J.P. Morgan's historical financial data have been reclassified on a pro forma basis to reflect the charges (or their reversal) as a component of restructuring costs on the income statement.

(i) Chase's historical financial data reflect telecommunications expense as a component of other expense. To conform with J.P. Morgan's classification, Chase's historical financial data have been reclassified on a pro forma basis to reflect telecommunications expense as a component of technology and communications expense on the income statement.

(j) Chase's historical financial data reflect accounts receivable as a component of other assets on the balance sheet. To conform with J.P. Morgan's classification, Chase's historical financial data have been reclassified on a pro forma basis to reflect accounts receivable as a component of accrued interest and accounts receivable on the balance sheet.

(k) Transactions between Chase and J.P. Morgan are not material in relation to the pro forma combined financial statements and therefore intercompany balances have not been eliminated from the pro forma combined amounts.

(l) J.P. Morgan's historical financial data include technology consultant expense as a component of technology and communications expense. To conform with Chase's classification, J.P. Morgan's historical financial data have been reclassified on a pro forma basis to reflect technology consultant expense as a component of professional services expense on the income statement.

(m) On July 6, 2000, Chase acquired The Beacon Group, LLC and on August 1, 2000, Chase acquired Robert Fleming Holdings Limited. Both transactions were accounted for under the purchase method. Although when compared with Chase's historical financial statements, these acquisitions are not considered individually or collectively to be a "significant subsidiary," these acquisitions involved the issuance from treasury of 68.9 million shares of Chase common stock. The net assets acquired from these acquisitions approximated $24 billion, while the liabilities approximated $21 billion. The fair value of the assets and liabilities of Beacon and Flemings are subject to adjustment for a period up to twelve months subsequent to their respective acquisition dates. The goodwill related to these acquisitions of approximately $5 billion is expected to be amortized over 15 years.

NOTES TO UNAUDITED PRO FORMA COMBINED CHASE AND J.P. MORGAN FINANCIAL STATEMENTS -- (CONTINUED)

(n) Chase's proposed disposition of its Hong Kong consumer banking operations in the fourth quarter of 2000 is not considered significant to the pro forma combined financial statements and, therefore, its impact is not included in these statements.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          THE CHASE MANHATTAN CORPORATION
                                                    (Registrant)


                                               /s/ Dina Dublon
                                          --------------------------------------
Dated: November 28, 2000                           Dina Dublon
                                                  Chief Financial Officer

                         EXHIBIT INDEX
                         -------------

     Exhibit Number                      Description
     --------------                      -----------
       99.1                              Consent of Chase Securities Inc.

       99.2                              Consent of J.P. Morgan Securities Inc.